                                                                    EXHIBIT 10.2



================================================================================

                            PARTICIPATION AGREEMENT

                           dated as of March 21, 1997

                                     among

   VANTAGE HEALTHCARE CORPORATION, PETERSEN HEALTH CARE, INC., BEVERLY SAVANA
                 CAY MANOR, INC., BEVERLY ENTERPRISES-GEORGIA,
                 INC., and BEVERLY ENTERPRISES-CALIFORNIA, INC.
                      as Lessees and Structural Guarantors

                           BEVERLY ENTERPRISES, INC.
                     as Representative, Construction Agent
                             and Parent Guarantor,

                           BMO LEASING (U.S.), INC.,
                          as Agent Lessor and Lessor,

                   THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                               LOS ANGELES AGENCY

                                      and

                               BANK OF MONTREAL,
                                  as Lenders,


                   THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                               LOS ANGELES AGENCY
              as Arranger and Administrative Agent for the Lenders

                                      and

                               BANK OF MONTREAL,
                      as Co-Arranger and Syndication Agent

                           -----------------------

           Lease Financing of Assisted Living and Nursing Facilities
                                      for
                           Beverly Enterprises, Inc.


================================================================================

                               TABLE OF CONTENTS

       ARTICLE I     DEFINITIONS; INTERPRETATION  . . . . . . . . . . . . .    2

       ARTICLE II DOCUMENTATION DATE  . . . . . . . . . . . . . . . . . . .    2
              Section 2.1   Documentation Date  . . . . . . . . . . . . . .    2

       ARTICLE III FUNDING OF ADVANCES  . . . . . . . . . . . . . . . . . .    5
              Section 3.1   Advances  . . . . . . . . . . . . . . . . . . .    5
              Section 3.2   Lessors' Commitments  . . . . . . . . . . . . .    6
              Section 3.3   Lenders' Commitments  . . . . . . . . . . . . .    7
              Section 3.4   Procedures for Advances   . . . . . . . . . . .    7
              Section 3.5   Interest Rate; Yield Rate   . . . . . . . . . .    8
              Section 3.6   Interest Period Selection/
                            Continuation/Conversion Elections   . . . . . .    8

       ARTICLE IV  YIELD; INTEREST; FEES  . . . . . . . . . . . . . . . . .    9
              Section 4.1   Yield   . . . . . . . . . . . . . . . . . . . .    9
              Section 4.2   Interest on Loans   . . . . . . . . . . . . . .   10
              Section 4.3   Reductions in Commitments
                            and Prepayments   . . . . . . . . . . . . . . .   11
              Section 4.4   Fees  . . . . . . . . . . . . . . . . . . . . .   12
              Section 4.5   Place and Manner of Payments  . . . . . . . . .   13
              Section 4.6   Pro Rata Treatment  . . . . . . . . . . . . . .   14
              Section 4.7   Sharing of Payments   . . . . . . . . . . . . .   14

       ARTICLE V     CERTAIN INTENTIONS OF THE PARTIES  . . . . . . . . . .   15
              Section 5.1   Nature of Transaction   . . . . . . . . . . . .   15
              Section 5.2   Amounts Due Under the Lease   . . . . . . . . .   16

       ARTICLE VI CONDITIONS PRECEDENT:  ACQUISITION DATES;
       FUNDING DATES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
              Section 6.1   Acquisition Dates   . . . . . . . . . . . . . .   17
              Section 6.2   Funding Dates   . . . . . . . . . . . . . . . .   22
              Section 6.3   Conditions to Completion Date   . . . . . . . .   24

       ARTICLE VII DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . .   25
              Section 7.1   Basic Rent  . . . . . . . . . . . . . . . . . .   25
              Section 7.2   Purchase Payments by the
                            Representative and the Lessees  . . . . . . . .   25
              Section 7.3   Payment of Loan Balance   . . . . . . . . . . .   26
              Section 7.4   Sales Proceeds of Remarketing of
                            Properties  . . . . . . . . . . . . . . . . . .   26
              Section 7.5   Supplemental Rent   . . . . . . . . . . . . . .   27
              Section 7.6   Distribution of Payments after Lease
                            Event of Default  . . . . . . . . . . . . . . .   27
              Section 7.7   Other Payments  . . . . . . . . . . . . . . . .   30
              Section 7.8   Casualty and Condemnation Amounts   . . . . . .   31
              Section 7.9   Order of Application  . . . . . . . . . . . . .   31
              Section 7.10  Payments to Account   . . . . . . . . . . . . .   31





                                      (i)

       ARTICLE VIII REPRESENTATIONS   . . . . . . . . . . . . . . . . . . .   31
              Section 8.1   Representations of the Participants   . . . . .   31
              Section 8.2   Representations of the Beverly
                            Entities.   . . . . . . . . . . . . . . . . . .   32
              Section 8.3   Representations with Respect to each
                            Funding Date and Acquisition Date   . . . . . .   40

       ARTICLE IX PAYMENT OF CERTAIN EXPENSES   . . . . . . . . . . . . . .   41
              Section 9.1   Transaction Expenses  . . . . . . . . . . . . .   41
              Section 9.2   Brokers' Fees and Stamp Taxes   . . . . . . . .   42

       ARTICLE X OTHER COVENANTS AND AGREEMENTS   . . . . . . . . . . . . .   42
              Section 10.1  Affirmative Covenants of the
                            Representative.     . . . . . . . . . . . . . .   42
              Section 10.2  Negative Covenants of the
                            Representative  . . . . . . . . . . . . . . . .   48

       ARTICLE XI RENEWALS  . . . . . . . . . . . . . . . . . . . . . . . .   60
              Section 11.1  Extensions of Maturity Date
                            and Expiration Date; Replacement
                            of Participants   . . . . . . . . . . . . . . .   60
              Section 11.2  Replacement of Defaulting
                            Participant   . . . . . . . . . . . . . . . . .   62

       ARTICLE XII TRANSFERS OF PARTICIPANTS' INTERESTS   . . . . . . . . .   62
              Section 12.1  Assignments   . . . . . . . . . . . . . . . . .   62
              Section 12.2  Participations  . . . . . . . . . . . . . . . .   63
              Section 12.3  Withholding Taxes; Disclosure
                            of Information; Pledge Under
                            Regulation A  . . . . . . . . . . . . . . . . .   64

       ARTICLE XIII INDEMNIFICATION   . . . . . . . . . . . . . . . . . . .   65
              Section 13.1  General Indemnification   . . . . . . . . . . .   65
              Section 13.2  End of Term Indemnity   . . . . . . . . . . . .   68
              Section 13.3  Environmental Indemnity   . . . . . . . . . . .   69
              Section 13.4  Proceedings in Respect
                            of Claims   . . . . . . . . . . . . . . . . . .   71
              Section 13.5  General Tax Indemnity   . . . . . . . . . . . .   72
              Section 13.6  Indemnity Payments in Addition
                            to Lease Obligations  . . . . . . . . . . . . .   77
              Section 13.7  Eurodollar Rate Lending Unlawful  . . . . . . .   77
              Section 13.8  Deposits Unavailable  . . . . . . . . . . . . .   78
              Section 13.9  Increased Costs, etc.   . . . . . . . . . . . .   78
              Section 13.10 Funding Losses  . . . . . . . . . . . . . . . .   80
              Section 13.11 Capital Adequacy  . . . . . . . . . . . . . . .   81

       ARTICLE XIV THE AGENT LESSOR   . . . . . . . . . . . . . . . . . . .   82
              Section 14.1  Appointment and Authorization   . . . . . . . .   82
              Section 14.2  Delegation of Duties  . . . . . . . . . . . . .   83
              Section 14.3  Agent Lessor and Affiliates   . . . . . . . . .   83
              Section 14.4  Action by Agent Lessor  . . . . . . . . . . . .   83
              Section 14.5  Consultation with Experts   . . . . . . . . . .   84





                                      (ii)

              Section 14.6  Exculpatory Provisions  . . . . . . . . . . . .   84
              Section 14.7  Reliance on Communications  . . . . . . . . . .   84
              Section 14.8  Notice of Default   . . . . . . . . . . . . . .   85
              Section 14.9  Non-Reliance on Agent Lessor
                            and Other Participants  . . . . . . . . . . . .   85
              Section 14.10 Indemnification   . . . . . . . . . . . . . . .   86
              Section 14.11 Failure to Act  . . . . . . . . . . . . . . . .   87
              Section 14.12 Resignation and Removal   . . . . . . . . . . .   87
              Section 14.13 Distributions   . . . . . . . . . . . . . . . .   88
              Section 14.14 Rights of Each Beverly Entity   . . . . . . . .   88

       ARTICLE XV MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . .   88
              Section 15.1  Survival of Agreements  . . . . . . . . . . . .   88
              Section 15.2  No Broker, etc.   . . . . . . . . . . . . . . .   89
              Section 15.3  Notices   . . . . . . . . . . . . . . . . . . .   89
              Section 15.4  Counterparts  . . . . . . . . . . . . . . . . .   89
              Section 15.5  Amendments, etc   . . . . . . . . . . . . . . .   89
              Section 15.6  Headings, etc.  . . . . . . . . . . . . . . . .   91
              Section 15.7  Parties in Interest   . . . . . . . . . . . . .   91
              Section 15.8  GOVERNING LAW   . . . . . . . . . . . . . . . .   91
              Section 15.9  Severability  . . . . . . . . . . . . . . . . .   91
              Section 15.10 Liability Limited   . . . . . . . . . . . . . .   92
              Section 15.11 Further Assurances  . . . . . . . . . . . . . .   92
              Section 15.12 SUBMISSION TO JURISDICTION  . . . . . . . . . .   93
              Section 15.13 Setoff  . . . . . . . . . . . . . . . . . . . .   93
              Section 15.14 WAIVER OF JURY TRIAL  . . . . . . . . . . . . .   93
              Section 15.15 No Participant Responsible for
                            Other Participants  . . . . . . . . . . . . . .   94
              Section 15.16 Each Lessor to Have an Undivided
                            Interest  . . . . . . . . . . . . . . . . . . .   94


APPENDIX A    -      DEFINITIONS
SCHEDULE I    -      COMMITMENTS
SCHEDULE II   -      NOTICE INFORMATION, WIRE INSTRUCTIONS AND FUNDING OFFICES
SCHEDULE III  -      SUBSIDIARIES, LIENS, LITIGATION, INDEBTEDNESS AND
                     RESTRICTIONS ON SUBSIDIARY DIVIDENDS
SCHEDULE IV   -      PRICING CATEGORY

EXHIBIT A     -      FORM OF LEGAL OPINION OF LESSEE AND GUARANTORS
EXHIBIT B     -      FORM OF FUNDING REQUEST
EXHIBIT C     -      FORM OF INTEREST PERIOD SELECTION/CONTINUATION/CONVERSION
                     NOTICE
EXHIBIT D-1   -      FORM OF OFFICER'S CERTIFICATE
EXHIBIT D-2   -      FORM OF SECRETARY'S CERTIFICATE
EXHIBIT D-3   -      FORM OF RESPONSIBLE OFFICER'S CERTIFICATE
EXHIBIT E     -      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F     -      FORM OF ASSIGNMENT AGREEMENT
EXHIBIT G     -      FORM OF LEGAL OPINION OF LOCAL COUNSEL TO LESSEE
EXHIBIT H     -      FORM OF COMPLETION CERTIFICATE





                                     (iii)

                            PARTICIPATION AGREEMENT


              THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), dated as of March 21, 1997, is entered into by and among BEVERLY ENTERPRISES, INC., a Delaware corporation, as the Representative, Construction Agent and Parent Guarantor (in its capacity as Representative, the "Representative"; in its capacity as Construction Agent, the "Construction Agent"; and, in its capacity as Parent Guarantor, the "Parent Guarantor") and together with the Guarantors listed on the signature page to the Guaranty (each a "Guarantor") and the Structural Guarantors, the "Guarantors"); BMO LEASING (U.S.), INC., a Delaware corporation, as a Lessor (together with any permitted successors and assigns thereto, each a "Lessor" and collectively the "Lessors"); BMO LEASING (U.S.), INC., as Agent Lessor for the Lessors (in such capacity, the "Agent Lessor"); THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY ("LTCB"), BANK OF MONTREAL, a Canadian banking organization ("BMO"), and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; LTCB as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders and as Arranger (in such capacity, the "Arranger"); and BMO, as Co-Arranger and Syndication Agent.


                              W I T N E S S E T H:

              WHEREAS, on each Acquisition Date, the Agent Lessor will either
(a) purchase from one or more third parties designated by the Construction Agent, or (b) lease pursuant to a ground lease, parcels of Land, together with any Improvements thereon;

              WHEREAS, the Representative, as Construction Agent, will construct additional Improvements on such Property which as constructed will be the property of the Agent Lessor and will become part of such Property;

              WHEREAS, the Agent Lessor desire to lease to the respective Lessees, and the respective Lessees desire to lease from the Agent Lessor, such Property; and

              WHEREAS, the Lessors are willing to provide a portion of the funding of the costs of the acquisition of Land, all Improvements thereon and the construction of such other Improvements;

              WHEREAS, the Lenders are willing to provide financing for the remaining portion of the costs of acquisition of Land, all Improvements thereon and the construction of such other Improvements and;

              WHEREAS, to secure such financing (a) the Lessors will have the benefit of (i) the Parent Guaranty from the Parent Guarantor and the Guaranty from the other Guarantors (other than the Structural Guarantors) and (ii) a first priority Lien on the Properties and (b) the Lenders will have the benefit of (i) the Structural Guaranties from the Structural Guarantors, the Parent Guaranty from the Parent Guarantor and the Guaranty from the other Guarantors,
(ii) a Lien on the Agent Lessor's right, title and interest in the Properties, and (iii) an assignment of certain of the Agent Lessor's rights against the Lessees under the Lease and against the Construction Agent under the Construction Agency Agreement;

              NOW THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

              Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A to this Participation Agreement"); and the rules of interpretation set forth in Appendix A to this Participation Agreement shall apply to this Participation Agreement.

                                   ARTICLE II

                               DOCUMENTATION DATE

              Section 2.1 Documentation Date. The Documentation Date (the "Documentation Date") shall be deemed to have occurred and all rights and obligations of the parties to the Operative Documents (each subject to any conditions specified therein) shall be in effect, upon satisfaction or waiver of each of the following conditions precedent:

                     (a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

                     (b) Master Lease. The Master Lease shall have been duly authorized, executed and delivered by the parties thereto.

                     (c) Construction Agency Agreement. The Construction Agency Agreement shall have been duly authorized, executed and delivered by the parties thereto.

                     (d) Construction Agency Agreement Assignment; Construction Documents Assignment. The Construction Agency Agreement Assignment and the Construction Documents Assignment shall have been duly authorized, executed and delivered by the Agent Lessor and consented to and acknowledged by the Construction Agent.

                     (e) Loan Agreement and Notes. The Loan Agreement and each Lender's Note shall have been duly authorized, executed and delivered by the parties thereto.

                     (f) Assignment of Lease and Rent. The Assignment of Lease and Rent shall have been duly authorized, executed and delivered by the Agent Lessor, as assignor, to the Administrative Agent, as assignee, and the Assignment of Lease and Rent shall have been consented to and acknowledged by the Lessees.

                     (g) Guaranties. The Structural Guaranties shall have been duly authorized, executed and delivered by each Structural Guarantor, the Parent Guaranty shall have been duly authorized, executed and delivered by the Parent Guarantor and the Guaranty shall have been duly authorized, executed and delivered by each of the other Guarantors.

                     (h) Fees. The Administrative Agent and each Participant, as applicable, shall have received all fees then due and payable pursuant to
Section 4.4.

                     (i) Certain Transaction Expenses. Skadden, Arps, Slate, Meagher & Flom, LLP ("SASM&F") as counsel for each of the Arranger and the Administrative Agent, and Mayer, Brown & Platt ("MBP"), as counsel for the Agent Lessor, shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to Section 9.1.

                     (j) Corporate Documents; Certificates; Acceptance Letter. Each of the Lessees and the Representative shall have delivered, or shall have caused to be delivered, to the Administrative Agent, the Agent Lessor, each Lender and each Lessor the following:

                            (i) Articles of Incorporation. Copies of its articles of incorporation or charter documents, certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                            (ii) Resolutions. Copies of resolutions of its Board of Directors approving and adopting the Operative Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                            (iii) Bylaws. A copy of its bylaws certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                            (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent, certified as of a recent date by the appropriate governmental authorities of the state of its incorporation and, for each Lessee, of the state where the Property leased to it is located.

                            (v) Opinions of Counsel. An opinion of (i) Weil, Gotshal & Manges LLP, New York counsel, (ii) the vice president and deputy general counsel for the Beverly Entities, and (iii) Mayer, Brown & Platt, counsel to the Agent Lessor, and Thomas R. Sizer, Esq., internal counsel for the Agent Lessor, each dated the Documentation Date and, with respect to (i) and (ii), addressed to the Administrative Agent, the Agent Lessor, each of the Lenders and each of the Lessors, covering the matters set forth in Exhibit A.

                            (vi) Officer's and Secretary's Certificates from each Beverly Entity. An Officer's Certificate substantially in the form of Exhibit D-1, dated the Documentation Date, and a Secretary's Certificate substantially in the form of Exhibit D-2, dated the Documentation Date.

                     (k) Representations and Warranties. On the Documentation Date, the representations and warranties of each Structural Guarantor contained in Section 3 of the Structural Guaranty, of the Parent Guarantor contained in
Section 3 of the Parent Guaranty and of each other Guarantor contained in
Section 3 of the Guaranty and the representations of each applicable Beverly Entity contained in Section 8.2 shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                     (l) No Default. No Default or Event of Default shall have occurred and be continuing on the Documentation Date unless such Default or Event of Default shall have been waived in accordance with the Operative Documents.

                     (m) Governmental Approvals. All Governmental Actions required by any Requirement of Law for the purpose of authorizing each Beverly Entity, the Agent Lessor, the Administrative Agent and each Participant to enter into the Operative Documents shall have been obtained or made and be in full force and effect.

                     (n) Lessor Letter Agreement. Agent Lessor shall have delivered to the Representative the Lessor Letter Agreement.

All documents and instruments required to be delivered pursuant to this Section
2.1 shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022-3897 or at such other location as may be determined by the Agent Lessor, the Administrative Agent and the Representative, and in such numbers as shall be reasonably requested by the Administrative Agent.

                                  ARTICLE III

                              FUNDING OF ADVANCES

              Section 3.1 Advances. Subject to the conditions and terms hereof, the Agent Lessor shall take the following actions at the written request of the Representative from time to time during the Commitment Period with respect to each Property:

                     (a) the Agent Lessor shall make Advances (out of funds provided by the Lessors and the Lenders) to the Construction Agent, for the purpose of financing the acquisition of Land or leasehold interests therein (and Improvements existing thereon, if any) and the Construction of Improvements thereon, and the proceeds of such Advances shall be made directly to the Construction Agent or to such parties designated in writing by the Construction Agent to the Agent Lessor;

                     (b) the Agent Lessor shall acquire the Land or leasehold interests therein, and Improvements, if any (using funds provided by the Lessors and the Lenders); and

                     (c) the Agent Lessor shall lease (or in the case of leaseholds, sublease) the Land and Improvements to the relevant Lessee under the Master Lease and the respective Lease Supplement.

Notwithstanding any other provision hereof, the Agent Lessor shall not be obligated to make any Advance with respect to any Property if, after giving effect thereto, (i) the aggregate outstanding amounts of the Loans and the Lessor Amounts would exceed the Aggregate Commitment Amount, or (ii) the Property Balance for such Property would exceed the lesser of (x) 110% of the Estimated Improvements Costs plus Land Acquisition Cost, as set forth in the Funding Request relating to the Acquisition Date for such Property, and (y) the Fair Market Sales Value of such Property as set forth in (A) the As-Built Appraisal thereof delivered pursuant to clause (i) or (ii) of Section 6.2(b). Furthermore, until the Unavailable Commitment Termination Date, no Lessor or Lender shall be obligated to make available any Lessor Amount or Loan if, after giving effect to the proposed Lessor Amount or Loan, the outstanding aggregate amount of the Lessor Amounts and Loans would exceed the difference between (x) the Aggregate Commitment Amount and (y) the Unavailable Commitment.

              Section 3.2 Lessors' Commitments. Subject to the conditions and terms hereof, each of the Lessors shall make available to the Agent Lessor at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date or Acquisition Date, as appropriate, an amount (relative to such Lessor, a "Lessor Amount") in immediately available funds equal to such Lessor's Commitment Percentage of the amount of the Advance being
funded on such Funding Date or Acquisition Date.   Notwithstanding any other
provision hereof, no Lessor shall be obligated to make available any Lessor Amount if, after giving effect to the proposed Lessor Amount, the outstanding aggregate amount of the Lessor Amounts of such Lessor would exceed such Lessor's Commitment.

              Section 3.3 Lenders' Commitments. Subject to the conditions and terms hereof, each of the Lenders shall make Loans to the Agent Lessor at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date or Acquisition Date, as appropriate, an amount (relative to such Lender, a "Loan") in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on such Funding Date or Acquisition Date. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding aggregate amount of such Lender's Loans would exceed such Lender's Commitment.

                     Section 3.4  Procedures for Advances.

                     (a) With respect to each Advance, the Construction Agent shall give the Agent Lessor and the Administrative Agent prior written notice pursuant to a Funding Request substantially in the form of Exhibit B (a "Funding Request"), which Funding Request shall be delivered not later than 10:00 a.m. (New York City time), three (3) Business Days prior to the proposed Acquisition Date or the proposed Funding Date, specifying: (i) the proposed Acquisition Date or Funding Date, (ii) the amount of Advance requested,(iii) whether such proposed Funding Date will also be an Acquisition Date, and (iv) the Properties to which such Advance is being allocated and the amount allocated to each Property. With respect to any Funding Request related to the acquisition of a Property (or leasehold interest therein), in addition to the foregoing, the Representative shall also specify: (i) the Property to be acquired or leased, (ii) the seller or lessor of the Property and the related Land Acquisition Cost, and (iii) the Estimated Improvement Costs for such Property. Such Loans and Lessor Amounts made with respect to each Advance (i) if made on a day other than a Scheduled Payment Date or the Initial Acquisition Date, shall be Base Rate Loans/Lessor Amounts and (ii) if made on a Scheduled Payment Date or the Initial Acquisition Date shall be Eurodollar Loans/Lessor Amounts, and the duration of the initial Interest Period with respect to such Advance shall begin on the proposed Acquisition Date or Funding Date and end on the next succeeding Scheduled Payment Date (the "Initial Interest Period"). Subject to timely delivery of a Funding Request and the other terms and conditions of the Operative Documents, each Participant shall make its Commitment Percentage of the requested Advance available to the Agent Lessor by 2:00 p.m., Eastern time, on the requested Acquisition Date or Funding Date, as applicable, and the Agent Lessor will forward any such amounts so received to the Construction Agent not later than 3:00 p.m., Eastern time, on the same day. The Agent Lessor and the Administrative Agent shall calculate the amounts of the Lessor Amounts and the Loans required to fund the requested Advance as it relates to each Property. No more than one (1) Funding Request shall be made during each Interest Period other than Funding Requests made pursuant to
Section 6.1.

                     (b) Except as the Participants may otherwise agree in writing, Advances shall be made solely to provide the Construction Agent with funds with which to pay any Land Acquisition Costs or pay or reimburse itself for Property Improvement Costs, as the case may be.

              Section 3.5 Interest Rate; Yield Rate. Each Loan and Lessor Amount shall accrue interest or Yield, as the case may be, by reference to the Base Rate or the Adjusted Eurodollar Rate in accordance with Section 3.6.

              Section 3.6 Interest Period Selection/ Continuation/Conversion Elections. (a) By delivering an Interest Period Selection/Continuation/Conversion Notice to the Agent Lessor and Administrative Agent with respect to Loans and Lessor Amounts, the Representative may from time to time during the Basic Lease Term irrevocably select, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion of the outstanding Loans and Lessor Amounts be, in the case of Base Rate Loans/Lessor Amounts, converted into Eurodollar Loans/Lessor Amounts or, in the case of Eurodollar Loans/Lessor Amounts, converted into Base Rate Loans/Lessor Amounts or continued as Eurodollar Rate Loans/Lessor Amounts and, with respect to Eurodollar Loans/Lessor Amounts, select the duration for the next succeeding Interest Period; provided, however, that (a) in the absence of a delivery of an Interest Period Selection/Continuation/Conversion Notice with respect to any Eurodollar Loan/Lessor Amount at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, the Representative (on behalf of all Lessees) shall be deemed to have selected that such Eurodollar Loan/Lessor Amount be converted into a Base Rate Loan/Lessor Amount on such last day, (b) each such conversion or continuation shall be pro rated among the applicable outstanding Loans and

Lessor Amounts of all Participants, (c) no portion of any Loan or Lessor Amount may be continued as, or converted into, a Eurodollar Loan/Lessor Amount when any Lease Default has occurred and is continuing, and (d) the outstanding Loans and Lessor Amounts may not be apportioned into more than three (3) separate Loans and Lessor Amounts pursuant to this Section 3.6(a) at any one time.

                     (b) the Representative, with respect to any Loans and Lessor Amounts outstanding during the Interim Lease Term, shall be deemed to have (i) converted Base Rate Loans/Lessor Amounts into Eurodollar Loans/Lessor Amounts at the end of the Initial Interest Period, (ii) as of each Scheduled Payment Date (other than the Interim Termination Date), continued all outstanding Eurodollar Loans/Lessor Amounts as Eurodollar Loans/Lessor Amounts and (iii) as of each Scheduled Payment Date (other than the Interim Termination
Date) selected an Interest Period ending on the earlier of the next succeeding Scheduled Payment Date and the Interim Termination Date.

Each Interest Period Selection/Continuation/Conversion Notice so delivered or deemed delivered by the Representative shall be deemed an effective election by the Lessors of the method for computing interest on the Loans under the Loan Agreement.


                                   ARTICLE IV

                             YIELD; INTEREST; FEES

              Section 4.1  Yield.

                     (a) The amount of the Lessor Amounts outstanding from time to time shall accrue yield ("Yield") at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the Adjusted Eurodollar Rate, a 360-day year basis and, if calculated at the Base Rate, a 360-day year basis if the Base Rate is calculated at the Federal Funds Rate, and a 365-, or, if applicable, 366-, day year basis if the Base Rate is calculated at the Prime Rate. If all or any portion of the Lessor Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. Upon the occurrence, and during the continuance of an Event of Default, the principal of and, to the extent permitted by law, interest on (or Yield on) the Lessor Amounts and any other amounts owing hereunder or under the other Operative Documents shall bear interest, payable on demand, at a per annum rate of 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate). The Administrative Agent shall, as soon as practicable, but in no event later than 1:00 p.m., Eastern time, two Business Days before the effectiveness of each Adjusted Eurodollar Rate, cause to be determined such Adjusted Eurodollar Rate, the resulting Yield and Lessor Basic Rent, and notify each Lessor thereof.

                     (b) The Administrative Agent shall distribute, in accordance with Article VII, the Lessor Basic Rent and all other amounts due with respect to the Lessor Amounts paid to the Administrative Agent by the Lessees under the Lease from time to time.

                     (c) Yield on outstanding Lessor Amounts made with respect to each Property shall be paid from Advances by the Lessors deemed to have been requested by the Representative pursuant to Section 3.4 on each Scheduled Payment Date occurring prior to the earlier of the Completion Date and the Outside Completion Date for such Property, and the Property Improvement Costs of such Property shall be increased on the date of each such Advance by an amount equal to such Advance; provided that if a Completion Certificate is delivered less than three (3) Business Days prior to a Scheduled Payment Date, solely for purposes of this clause (c) such Completion Certificate shall not be effective until the day after such Scheduled Payment Date.

                     (d) After the earlier of the Completion Date and the Outside Completion Date for any Property, Yield on outstanding Lessor Amounts made with respect to such Property shall be due and payable in cash on each Scheduled Payment Date and not funded pursuant to deemed Advances as referred to in clause (c) above.

                     (e) If not repaid sooner, the outstanding aggregate Lessor Amounts shall be repaid in full on the Maturity Date.

              Section 4.2  Interest on Loans.

                     (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement. Each Loan shall become due and payable at the dates and times provided under the Loan Agreement.

                     (b) The Administrative Agent shall distribute, in accordance with Article VII, the Lender Basic Rent and all other amounts due with respect to the Loans paid to the Administrative Agent by any Lessees under the Lease from time to time.

              Section 4.3  Reductions in Commitments and Prepayments.

                     (a) Voluntary Reduction of Commitments. The Representative may from time to time permanently reduce the Aggregate Commitment Amount in whole or in part (in each such case in a minimum aggregate amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof) upon three (3) Business Days' prior written notice to the Administrative Agent; provided, however, that no such reduction shall be effective if the aggregate amount of outstanding Loans and Lessor Amounts exceeds the remaining Loan Commitment or Lessor Commitment, as the case may be.

                     (b) Voluntary Prepayments. The Representative shall have the right to prepay an amount equal to the aggregate outstanding Property Balance in whole, but not in part, in respect of any one or more of the Properties pursuant to the exercise of purchase options permitted under the Lease without premium or penalty, provided that such prepayment is in connection with the sale of such Property to a Person other than a Beverly Entity or any Affiliate thereof and that no Beverly Entity shall operate or manage such Property after its sale (other than on a temporary basis in connection with such sale).

                     (c)   Mandatory Prepayments.

                            (i) If at any time the sum of the aggregate amount of outstanding Loans and Lessor Amounts shall exceed the Available Commitments or the Aggregate Commitment Amount, each of Lessees shall immediately make payment on the Loans or Lessor Amounts in an amount sufficient to eliminate their pro rata share of such excess. Payments required to be made hereunder shall be applied to Base Rate Loans or Lessor Amounts and then to Eurodollar Loans or Lessor Amounts in direct order of their Interest Period maturities.

                            (ii) All amounts payable by the Representative or any Lessee pursuant to Article XV, XVI, XVIII or XX of the Master Lease shall be applied to the Loans and the Lessor Amounts in the manner set forth in
       Article VII.

                     (d) Notice. The Representative will provide notice to the Administrative Agent of any prepayment by 11:00 A.M. (New York City time) at least three (3) Business Days prior to the date of prepayment.

              Section 4.4 Fees. The Representative agrees to pay the fees set forth in this Section 4.4.

                     (a) Commitment Fees. The Representative agrees to pay to the Administrative Agent for the account of each Participant, for the period (including any portion thereof when its Commitment is suspended by reason of any Lessee's inability to satisfy any condition of Article VI) commencing on the Documentation Date and continuing through the Interim Termination Date, a Commitment fee (collectively, the "Commitment Fees") as follows:

                            (i) from the Documentation Date to and excluding the Unavailable Commitment Termination Date, the Commitment Fee, with respect to each Participant, shall be calculated (x) at a rate per annum of 0.25% on such Participant's Commitment Percentage of the average daily Available Commitments and (y) at a rate per annum of 0.125% on such Participant's Commitment Percentage of the Unavailable Commitments; and

                            (ii)   from and including the Unavailable
       Commitment Termination Date to and including the Interim Termination Date, the Commitment Fee, with respect to each Participant, shall be at a rate per annum of 0.25% on such Participant's Commitment Percentage of the average daily Available Commitments from and including the Unavailable Commitment Termination Date to and including the Interim Termination Date.

The Commitment Fees shall be payable by the Representative in arrears on each Quarterly Payment Date, commencing with the first such day following the Documentation Date, and on the Interim Termination Date; provided, however, in the event the Unavailable Commitment Termination Date occurs prior to August 1, 1997, the Commitment Fees shall be immediately payable by the Representative in arrears on the Unavailable Commitment Termination Date, together with an amount equal to the difference between (x) the Commitment Fees as calculated from the Documentation Date to but excluding the Unavailable Commitment Termination Date pursuant to the method under clause (ii) above less (y) the Commitment Fees paid to the Administrative Agent from the Documentation Date through the Unavailable Commitment Termination Date (such difference, the "Commitment Fee Shortfall Amounts").
The Commitment Fees and Commitment Fee Shortfall Amounts, as applicable, shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Commitment Fees and Commitment Fee Shortfall Amounts, as applicable, are payable over a year of 360 days.

                     (b) Up-Front Fees. The Representative agrees to pay to the Arranger and the Co-Arranger the Up-Front Fees in accordance with the Arranger's Fee Letter.

                     (c) Administrative Agent's Fees. The Representative agrees to pay to the Administrative Agent for its own account the non-refundable fees set forth in the Arranger's Fee Letter annually in arrears on each anniversary of the Documentation Date during the Lease Term and on the Expiration Date.

              Section 4.5 Place and Manner of Payments. Except as otherwise specifically provided herein, all payments by any Beverly Entity hereunder, under the Master Lease or under any other Operative Document shall be made to the Administrative Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, to the Account in New York, New York not later than 1:00 p.m. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Each Beverly Entity shall, at the time it makes any payment under any Operative Document, specify to the Administrative Agent the Loans and Lessor Amounts, fees or other amounts payable by the Lessees or the Representative, as the case may be, hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders and the Lessors in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by such Beverly Entity, subject to the terms of Section 4.6). The Administrative Agent will distribute such payments to such Lenders and Lessors in accordance with Article VII, if any such payment is received prior to 3:00 p.m. (New York City time) on a Business Day in like funds as received prior to such time, and otherwise the Administrative Agent will distribute such payment to such Lenders and Lessors on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans or Lessor Amounts, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

              Section 4.6 Pro Rata Treatment. Except to the extent otherwise provided herein, each Advance, each payment or repayment of principal on any outstanding Loan or Lessor Amount, each payment of interest or Yield, and each reduction of the Aggregate Commitment Amount, shall be allocated pro rata among the relevant Lenders and Lessors, as the case may be, in accordance with the respective applicable Commitments (or, if the Commitments of such Lenders or Lessors have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or Lessor Amounts, as the case may
be).

              Section 4.7 Sharing of Payments. The Participants agree among themselves that, in the event that any Participant shall obtain payment in respect of any Loan or Lessor Amount or any other obligation owing to such Participant under the Operative Documents through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Participant shall promptly purchase from the other Participants a participation in such Loans or Lessor Amounts and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Participants share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Participants further agree among themselves that if payment to a Participant obtained by such Participant through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Participant which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Participant whose payment shall have been rescinded or otherwise restored. Each Beverly Entity agrees that any Participant so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Participant were a holder of such Loan or Lessor Amount or other obligation in the amount of such participation. Except as otherwise expressly provided herein, if any Participant, the Agent Lessor or the Administrative Agent shall fail to remit to the Administrative Agent, the Agent Lessor or any other Participant an amount payable by such party to the Administrative Agent, the Agent Lessor or such other Participant pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent, the Agent Lessor or such other Participant at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Participant receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Participant shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Participants under this Section 4.7 to share in the benefits of any recovery on such secured claim.


                                   ARTICLE V

                       CERTAIN INTENTIONS OF THE PARTIES

              Section 5.1  Nature of Transaction.

                     (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessees, the Agent Lessor will be treated as the owner and the lessor of the Properties and the Lessees will be treated as the lessees of their respective Properties and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes,

                            (i) the Lease will be treated as a financing arrangement,

                            (ii) the Lessors and the Lenders will be deemed lenders making loans to the Lessees in an amount equal to the sum of the Lessor Amounts and the outstanding principal amount of the Loans, which amounts are secured by the Properties, and

                            (iii) the Lessees will be treated as the owners of the Properties described in their respective Lease Supplements and will be entitled to all tax benefits ordinarily available to an owner of properties like the Properties for such tax purposes. Nevertheless, the Lessees acknowledge and agree that (other than the representations and covenants of the Agent Lessor and its parent to the Representative in the Lessor Letter Agreement) neither the Agent Lessor, the Administrative Agent nor any of the Lessors or Lenders has made any representations or warranties to the Lessees concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessees have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as they deem appropriate.

                     (b) Specifically, without limiting the generality of clause (a) of this Section 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting any Beverly Entity, the Lessors, or the Lenders or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessors and the Lenders as unrelated third party lenders of the Lessees.

              Section 5.2 Amounts Due Under the Lease. Anything herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, the Lessors and the Lenders that: (i) with respect to each Lessee, the amount and timing of installments of Basic Rent due and payable from time to time from such Lessee under the Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Yield on the Lessor Amounts on each Scheduled Payment Date; (ii) if the Representative elects the Purchase Option or any Lessee becomes obligated to purchase any of the Properties under the Lease, the Loans, the Lessor Amounts, and all interest, Yield and Commitment Fees thereon and all other obligations of the Representative and the Lessor or Lessees with respect to such Property, as the case may be, owing to the Administrative Agent, the Agent Lessor, the Lessors and the Lenders shall be immediately due and payable in full by such parties; (iii) if the Representative properly elects the Remarketing Option, the Representative shall only be required to pay to the Administrative Agent the proceeds of the sale of each of the Properties, the Loan Balance, Lessor Amounts that are allocable to Qualified Land and any amounts due pursuant to Article XIII hereof and Section
20.2 of the Master Lease (which aggregate amounts may be less than the Lease Balance); and (iv) upon an Event of Default resulting in an acceleration of the Representative's obligation to purchase the Properties under the Lease, the amounts then due and payable by the Representative under the Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then due from the Representative and the Lessees to the Participants under the Operative Documents.


                                   ARTICLE VI

             CONDITIONS PRECEDENT:  ACQUISITION DATES; FUNDING DATES

              Section 6.1 Acquisition Dates. Each closing date with respect to an acquisition of Land or leasehold interests therein (and the Improvements existing thereon, if any) (each an "Acquisition Date") shall occur on the date on which all the conditions precedent thereto set forth in this Section 6.1 with respect to such acquisition of Land or leasehold interests therein shall have been satisfied or waived by the applicable parties as set forth herein; provided that no Acquisition Date shall occur within six months of the Interim Termination Date. The obligation of the Lessors to acquire any Land or leasehold interests therein on an Acquisition Date, the obligation of each Lessor to make available any related Lessor Amount on such Acquisition Date and the obligation of each Lender to make any related Loan on such Acquisition Date, are subject to satisfaction or waiver of the following conditions precedent:

                     (a) Funding Request. Each of the Administrative Agent and the Agent Lessor shall have received a fully executed counterpart of the applicable Funding Request in accordance with Section 3.4. Each of the delivery of a Funding Request and the acceptance of the proceeds of such Advance shall constitute a representation and warranty by the Beverly Entities that on the applicable Acquisition Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in Section 8.2 are true and correct.

                     (b) Fees. All fees due and payable pursuant to this Participation Agreement shall have been paid, and the Participants shall have received all Commitment Fees due and payable pursuant to Section 4.4(a).

                     (c) Representations and Warranties. On the applicable Acquisition Date, the representations and warranties of each Beverly Entity in this Agreement and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                     (d) Appraisal. At least three (3) Business Days prior to such Acquisition Date, the Agent Lessor and the Administrative Agent shall have received an Appraisal of the applicable Property, in form and substance satisfactory to the Administrative Agent and the Agent Lessor, which Appraisal shall show that the Fair Market Sales Value of such Land is not less than the Land Acquisition Cost for such Property.

                     (e) Governmental Approvals. All necessary Governmental Actions required by any Requirement of Law for the purpose of authorizing the Lessors to acquire the applicable Property shall have been obtained or made and be in full force and effect.

                     (f) Responsible Officer's Certificate. The Agent Lessor and the Administrative Agent shall have received a Responsible Officer's Certificate of the Representative, in substantially the form of Exhibit D-3 attached hereto, addressed to the Administrative Agent, the Agent Lessor, each Lender and each Lessor and dated as of the applicable Acquisition Date, stating that (i) to such Responsible Officer's knowledge the representations and warranties of each Beverly Entity contained in the Participation Agreement and each other Operative Document to which it is a party is true and correct in all material respects on and as of the respective Acquisition Date; (ii) to such Responsible Officer's knowledge no Default or Event of Default has occurred and is continuing under any Operative Document to which it is a party with respect to each Beverly Entity; (iii) to such Responsible Officer's knowledge each Operative Document to which each Beverly Entity is a party is in full force and effect with respect to it; and (iv) each Beverly Entity has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to the respective Acquisition Date.

                     (g) Evidence of Property Insurance. The Agent Lessor and the Administrative Agent shall have received evidence that the insurance maintained by the applicable Lessee with respect to such Property satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                     (h) Environmental Audit. At least ten (10) Business Days prior to such Acquisition Date, the Agent Lessor and the Administrative Agent shall have received an Environmental Audit with respect to the Property in form and substance reasonably satisfactory to the Agent Lessor and the Administrative Agent.

                     (i) Deed or Ground Lease. The Agent Lessor shall have received either (A) in the case of Land being acquired from a third-party Seller, at least one (1) Business Day prior to such Acquisition Date a Deed with respect to such Property (and/or all Improvements located thereon) being purchased on such Acquisition Date, conveying fee simple title to such Property (and/or all Improvements located thereon) to the Agent Lessor and containing all customary seller's warranties and subject only to Permitted Property Liens or (B) in the case of Land owned in fee simple by the applicable Lessee or an Affiliate of any Guarantor, at least ten (10) days prior to such Acquisition Date, a ground lease, in form and substance satisfactory to the Agent Lessor, duly executed by such Lessee or such Affiliate as the case may be, as ground Lessor thereunder, conveying to the Agent Lessor a leasehold interest in such Land, which Land shall be a separate tax lot and a legal subdivision under all applicable zoning laws.

                     (j) Bill of Sale. On or prior to such Acquisition Date, the Agent Lessor shall have received a special warranty bill of sale (a "Bill of Sale"), conveying title to the Agent Lessor in any Improvements and other personal property (other than inventory) comprising part of the applicable Property.

                     (k) Construction Agency Agreement Supplement. On or prior to such Acquisition Date, the Construction Agent and the Agent Lessor shall have delivered to the Lessors and the Lenders a Construction Agency Agreement Supplement with respect to the applicable Property fully executed by the Construction Agent and the Agent Lessor.

                     (l) Supplement to Assignment of Lease and Rent. On or prior to such Acquisition Date, the Agent Lessor shall have delivered to the Administrative Agent a supplement to the Assignment of Lease and Rent with respect to the applicable Property substantially in the form of Exhibit A thereto, together with a consent to and acknowledgement of such supplement duly executed by the applicable Lessee.

                     (m) Lease Supplement. On or prior to such Acquisition Date, the applicable Lessee and the Agent Lessor shall have delivered the original counterpart of the Lease Supplement executed by such Lessee and the Agent Lessor with respect to the applicable Property to the Lenders.

                     (n) Lessor Financing Statements. On or prior to such Acquisition Date, the applicable Lessee shall have delivered to the Agent Lessor all Lessor Financing Statements relating to such Property as the Agent Lessor or any other Lessor may reasonably request in order to protect the interests of the Agent Lessor and each of the Lessors under the Master Lease and the Lease Supplement relating to the applicable Property to the extent the Master Lease and such Lease Supplement constitute security agreements.

                     (o) Recordation of Lessor Mortgage and Lessor Financing Statements; Search Results. Each of the Participants shall have received (x) evidence reasonably satisfactory to it that each of (i) the Lease Supplement and any other instrument constituting a Lessor Mortgage and (ii) the Lessor Financing Statements, in each case relating to such Property, has been, or are being, recorded in a manner sufficient to properly perfect each of their interests therein and (y) copies of file search reports from the Uniform Commercial Code filing officer in the jurisdiction (i) in which is located such Property or (ii) in which is located a place of business or the chief executive office of the applicable Lessee that owns or holds any right, title or interest in any Property, setting forth the results of such Uniform Commercial Code file searches.

                     (p) Property Survey. At least five (5) Business Days prior to such Acquisition Date, the Representative shall have delivered to each of the Agent Lessor and the Administrative Agent an American Land Title Association ("ALTA")/1992 (Urban) Survey of such

Property certified to the Participants and the title company and otherwise in form reasonably acceptable to the Participants.

                     (q) Title Insurance. On or prior to such Acquisition Date, the Representative shall have delivered to the Administrative Agent and the Agent Lessor a commitment to deliver an ALTA extended owners and lenders title insurance policy covering such Property in favor of the Agent Lessor, the Administrative Agent and the Participants, respectively, such policy in an amount not less than the sum of the related Land Acquisition Cost and Estimated Improvement Costs and to be reasonably satisfactory to the Required Lenders and the Lessors with such customary endorsements and affirmative assurances issued by the title company as a routine matter, if requested by the Agent Lessor or the Administrative Agent.

                     (r) No Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the acquisition of the Land requested by such Funding Request.

                     (s) Opinion of Counsel and of Local Counsel to the Lessee. The Agent Lessor and the Administrative Agent shall have received (i) an opinion of counsel qualified with respect to the laws of the jurisdiction in which the applicable Property is situated, addressed to the Administrative Agent, the Agent Lessor, each Lender and each Lessor, substantially in the form of Exhibit G and (ii) if requested by the Agent Lessor and the Administrative Agent, opinions from such other counsel and covering such issues as they may reasonably request.

                     (t) Approval of Proposed Acquisition. The applicable Property shall have been disclosed to and approved by the Agent Lessor and Administrative Agent prior to the twelve-month anniversary of the Documentation Date.

All documents and instruments required to be delivered pursuant to this Section
6.1 shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022-3897, or at such other location as may be determined by the Agent Lessor, the Administrative Agent and the Lessee.

              Section 6.2 Funding Dates. The obligations of the Agent Lessor to make an Advance on each Funding Date occurring after an Acquisition Date, the obligation of the Lessors to make any related Lessor Amount on such Funding Date, and the obligation of the Lenders to make available any related Loan on such Funding Date, are subject to satisfaction or waiver of the following conditions precedent:

                     (a) Funding Request. Each of the Administrative Agent and the Agent Lessor shall have received a fully executed counterpart of the applicable Funding Request in accordance with Section 3.4. Each of the delivery of a Funding Request and the acceptance of the proceeds of such Advance shall constitute a representation and warranty by the Beverly Entities that on the applicable Funding Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in Section 8.3 are true and correct.

                     (b) As-Built Appraisal. At least three (3) Business Days prior to (i) the Initial Construction Date for each Property, the Agent Lessor and the Administrative Agent shall have received an As-Built Appraisal of the applicable Property, in form and substance satisfactory to the Administrative Agent and the Agent Lessor, which As-Built Appraisal shall show that as of each of the Completion Date, the last day of the Base Term and the last day of any Renewal Term for such Property, the Fair Market Sales Value of such Land and the Improvements to be constructed thereon in accordance with the Plans and Specifications for such Property shall not be less than 100% of the sum of the Land Acquisition Cost and Estimated Improvement Costs for such Property and
(ii) the Funding Date in the event the Property Balance for any Property, after giving effect to such Advance, would be greater than the Fair Market Sales Value for any date indicated in the As-Built Appraisal delivered under clause
(i) and subject to Section 3.1 of the Construction Agency Agreement, a subsequent As-Built Appraisal which shall show that as of each of the Completion Date, the last day of the Base Term and the last day of any Renewal Term for such Property, the Fair Market Sales Value of such Property shall not be less than the Property Balance after giving effect to such Advance. In the event such subsequent As-Built Appraisal shall show that the Fair Market Sales Value of such property as of any of the Completion Date, the last day of the Base Term or the last day of any Renewal Term shall be less than the Property Balance after giving effect to such Advance, the Lessee of such Property shall promptly remit to the Administrative Agent the difference between the Property Balance as of the Funding Date and the smallest of the Fair Market Sales Value of such Property as of the Completion Date, the last day of the Base Term and the last day of any Renewal Term as determined in such subsequent As-Built Appraisal. The Administrative Agent shall apply such remitted amounts pursuant to Section 7.7(a) hereof.

                     (c) Lease Supplement Covering Improvements. If (x) such Funding Date is an Initial Construction Date for any Property and (y) the Fair Market Sales Value for such Property as of the Completion Date therefor, as set forth in the As-Built Appraisal delivered with respect to such Property pursuant to clause (b), is greater than or equal to four times the Land Acquisition Cost for the related Land, then, on or prior to such Initial Construction Date, the applicable Lessee and the Agent Lessor shall have delivered to the Lenders the original counterpart of a Lease Supplement executed by such Lessee and the Agent Lessor covering the Improvements then located on the applicable Property and all additional Improvements thereafter located on such Property.

                     (d) Fees. All fees due and payable pursuant to this Participation Agreement shall have been paid, and the Participants shall have received all Commitment Fees due and payable pursuant to Section 4.4(a).

                     (e) Representations and Warranties. On the applicable Funding Date, the representations and warranties of each Beverly Entity in this Agreement and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                     (f) Litigation. On the applicable Funding Date, there shall not be any actions, suits or proceedings pending or, to the knowledge of any Beverly Entity, threatened with respect to any Beverly Entity (i) that are reasonably likely to have a Material Adverse Effect, or (ii) that could reasonably be expected to have a Material Adverse Effect on the title to, or the use, operation or value of, the Property which is the subject of the current Advance.

                     (g) No Default. There shall not have occurred and be continuing any Default or Event of Default, and no Default or Event of Default will have occurred after giving effect to the making of the Advance requested by such Funding Request.

                     (h) Available Commitments. After giving effect to the applicable Advance, the conditions set forth in Article III shall not be violated.

                     (i) Construction Costs. After giving effect to the applicable Advance, the estimated as yet unpaid cost to the Construction Agent of completing the Construction pursuant to the Construction Documents shall not exceed the Available Commitments, net of any portion of the Available Commitments that shall be allocated for Advances deemed to have been requested pursuant to Section 4.1(c).

                     (j) Construction Budget. On or prior to the Initial Construction Date with respect to each Property, the Construction Agent shall have delivered a construction budget to the Administrative Agent and Agent Lessor in such detail with respect to the Construction of such Property as the Administrative Agent and Agent Lessor may reasonably request, and such construction budget shall be reasonably satisfactory to the Administrative Agent and the Agent Lessor.

                     (k) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made by the Representative to the reasonable satisfaction of the Agent Lessor, the Administrative Agent, the Lessors and the Lenders.

              Section 6.3 Conditions to Completion Date. The Completion Date with respect to any Property shall be deemed to have occurred for purposes of the Operative Documents on the earliest date on which each of the following events shall have occurred:

                     (a) the Construction relating to such Property shall have been substantially completed in accordance with the applicable Plans and Specifications and all Applicable Law;

                     (b) such Property shall be ready for occupancy and operation in accordance with the Plans and Specifications therefor, and all appropriate Governmental Action (including the issuance by the appropriate

Governmental Authority of a permanent certificate of occupancy) shall have been taken for the occupancy and operation of such Property;

                     (c) the Representative shall have provided to the Administrative Agent and the Agent Lessor an updated title report for such Property in form and substance reasonably satisfactory to each of the Administrative Agent and the Agent Lessor; and

                     (d) the Agent Lessor, the Administrative Agent, the Lessors and the Lenders shall have received a Completion Certificate from the Construction Agent substantially in the form of Exhibit H hereto (a "Completion Certificate").



                                  ARTICLE VII

                                 DISTRIBUTIONS

              Section 7.1 Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent to the Lessors and the Lenders pro rata in accordance with, and for application to, the Lender Basic Rent and Lessor Basic Rent then due, as well as any overdue interest or Yield due to the Lessors or the Lenders (to the extent permitted by Applicable Law).

              Section 7.2 Purchase Payments by the Representative and the Lessees. Any payment received by the Administrative Agent as a result of:

                     (a) the purchase of any or all of the Properties in connection with the exercise of the Purchase Option under Section 18.1 of the Master Lease, or compliance with the obligation to purchase (or cause its designee to purchase) all of the Properties in accordance with Section 18.2 or
18.3 of the Master Lease, or

                     (b) compliance with the obligation to purchase all unsold Properties in accordance with Section 16.2(f) of the Master Lease, or

                     (c) any amounts received pursuant to Section 20.3(b) of the Master Lease, or

                     (d) the payment of the Property Balance with respect to any Property in accordance with Section 15.1 of the Master Lease or Section 4.3(b) of the Participation Agreement, or

                     (e) the payment of the Property Balance with respect to any Property in accordance with Section 5.3 of the Construction Agency Agreement,

shall be distributed by the Administrative Agent to the Lessors and the Lenders pro rata without priority of one over the other, in the proportion that the Participant Balance of each of the Lenders and the Lessor bears to the aggregate of all of the Participant Balances.

              Section 7.3 Payment of Loan Balance. In accordance with Section 20.2(f) of the Master Lease upon the exercise of the Remarketing Option, the payment of the Loan Balance to the Administrative Agent shall be distributed to the Lenders for application to pay in full the Participant Balance of each Lender, and the payment of the aggregate amount of Lessor Amounts that are allocable to Qualified Land shall be distributed to the Lessors.

              Section 7.4 Sales Proceeds of Remarketing of Properties. Any payments received by the Administrative Agent as proceeds from the sale of the Properties sold pursuant to the exercise of the Remarketing Option pursuant to
Article XX of the Master Lease, together with any payment made as a result of an appraisal pursuant to Section 13.2, shall be distributed by the Administrative Agent in the funds so received in the following order of priority:

              first, to the Lessors in an amount equal to (x) the aggregate Lessor Balance minus (y) 3% of the sum of (i) the largest principal amount outstanding of Lessor Amounts at any one time prior to the distribution hereunder and (ii) the largest principal amount outstanding of Loans at any one time prior to the distribution hereunder (such amount under clause (y), the "Equity Amount"), shall be distributed to the Lessors for application to the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors;

              second, an amount equal to the Equity Amount shall be distributed to the Lessors for application to pay in full the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balance of all Lessors, third, the balance, if any, shall be promptly paid to the Lessors to be distributed as provided in the Lease.

              Section 7.5 Supplemental Rent. All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Article VII) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

              Section 7.6  Distribution of Payments after Lease Event of
Default.

                     (a) During the continuance of a Lease Event of Default and subject to clauses (b) and (c) below, all proceeds from the sale of all or any part of any one or more Properties shall be distributed by the Administrative Agent in the following order of priority:

              first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent and the Agent Lessor for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent or the Agent Lessor (to the extent incurred in connection with any duties as the Administrative Agent or Agent Lessor, as the case may be), shall be distributed to the Administrative Agent and the Agent Lessor without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;

              second, so much of such payments or amounts as shall be required to pay the Lenders and the Lessors the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender and Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

              third, to the Lessors in an amount equal to the aggregate Lessor Balance minus the Equity Amount shall be distributed to the Lessors for application to the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors;

              fourth, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders;

              fifth, an amount equal to the Equity Amount shall be distributed to the Lessors for application to pay in full the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balance of all Lessors, sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Representative.

                     (b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

                            (i) in the event that the Agent Lessor (at the direction of the Lessors) and the Administrative Agent elect to pay all or a portion of such amounts to the appropriate Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with
       Section 14.1(a) of the Master Lease, then such amounts shall be distributed to such Lessee, and

                            (ii) in the event that the Agent Lessor (at the direction of the Lessors) and the Administrative Agent elect to apply all or a portion of such amounts to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of the Master Lease, then such amounts shall be distributed in accordance with clause
       (a).

                     (c) During the continuance of a Lease Event of Default during which recourse is limited by Section 26.11 of the Master Lease and
Section 15.19 of the Participation Agreement, all payments received and amounts realized with respect to the relevant Properties by the Administrative Agent shall be distributed by the Administrative Agent as follows:

              first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent and the Agent Lessor for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent or the Agent Lessor (to the extent incurred in connection with any duties as the Administrative Agent or Agent Lessor, as the case may be), shall be distributed to the Administrative Agent and the Agent Lessor without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;

              second, so much of such payments or amounts as shall be required to pay the Lenders and the Lessors the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender and Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

              third, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders;

              fourth, to the Lessors in an amount equal to the aggregate Lessor Balance minus the Equity Amount shall be distributed to the Lessors for application to the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors;

              fifth, an amount equal to the Equity Amount shall be distributed to the Lessors for application to pay in full the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balance of all Lessors, sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Representative.

              Section 7.7  Other Payments.

                     (a)  Except as otherwise provided in Sections 7.1, 7.2,
7.6 and clause (b) below, any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article VII (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed pro rata among the Lenders and the Lessors without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

                     (b) Except as otherwise provided in Sections 7.1, 7.2 and 7.6, all payments received and amounts realized by the Administrative Agent or the Agent Lessor under the Master Lease or otherwise with respect to the Properties to the extent received or realized at any time after indefeasible payment in full of the Participant Balances of all of the Lenders and the Lessors and any other amounts due and owing to the Lenders or the Lessors, shall be distributed forthwith by the Administrative Agent or the Agent Lessor, as the case may be, in the order of priority set forth in Section 7.6(a).

                     (c) Except as otherwise provided in Sections 7.1 and 7.2, any payment received by the

Administrative Agent or the Agent Lessor for which provision as to the application thereof is made in an Operative Document but not elsewhere in this
Article VII shall be distributed forthwith by the Agent Lessor or the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

              Section 7.8  Casualty and Condemnation Amounts.  Subject to
Section 7.6(b), any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to Section 14.1 of the Master Lease and the Assignment of Lease and Rent shall be distributed as follows:

                     (a) all amounts payable to the appropriate Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with
Section 14.1(a) of the Master Lease shall be distributed to such Lessee, and

                     (b) all amounts that are to be applied to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of the Master Lease shall be distributed by the Administrative Agent to the Lenders and the Lessors pro rata without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

              Section 7.9 Order of Application. To the extent any payment made to any Lender or any Lessor pursuant to sections 7.2, 7.3, 7.4, 7.6 or 7.7 is insufficient to pay in full the Participant Balance of such Lender or Lessor, then each such payment shall first be applied to accrued interest or Yield and then to principal on the Loans or the Lessor Amounts, as applicable.

              Section 7.10 Payments to Account. All payments made to the Administrative Agent pursuant to the Operative Documents shall be made to the Account.


                                  ARTICLE VIII

                                REPRESENTATIONS

              Section 8.1 Representations of the Participants. Each Participant represents and warrants to each other Participant, the Agent Lessor, the

Administrative Agent, the Representative and each Lessee that:

                     (a) ERISA. Such Participant is not and will not be making its Loans or funding its Lessor Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

                     (b) Status. Such Participant meets at least one of the definitions (other than as a "Lessor" or a "Lender") of the term "Eligible Assignee".

                     (c) Securities. Each Participant is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control and the foregoing shall not affect the ability of any Participant to assign or sell participations in its rights in accordance with the Operative Documents.

              Section 8.2 Representations of the Beverly Entities. Each of the Lessees and the Representative hereby represents and warrants to each Participant, the Agent Lessor and the Administrative Agent that:

                     (a) Organization; Powers. Each Beverly Entity and their respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
(iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Operative Documents and each other agreement or instrument contemplated thereby to which it is or will be a party hereunder, and (v) has its chief executive office located at 5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919.

                     (b) Authorization. The execution, delivery and performance by each Beverly Entity of each of the Operative Documents to which it is a party (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or bylaws of such Beverly Entity or any of its Subsidiaries (y) any order, writ, ruling, injunction or decree of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which such Beverly Entity or any of its Subsidiaries is a party or by which any of them, or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Beverly Entity or any of its Subsidiaries.

                     (c)  Enforceability.

                            (i) This Participation Agreement has been duly executed and delivered by the Representative and each Lessee and constitutes, and each other Operative Document to which a Beverly Entity is a party when executed and delivered by such party will constitute, a legal, valid and binding obligation of such Beverly Entity enforceable against it in accordance with its terms.

                            (ii) Each of the Lessor Financing Statements, Lessor Mortgages and the Lease Supplements relating to each Property create valid security interests in and mortgage liens on the Property purported to be covered thereby, which security interests and mortgage liens are and will remain perfected security interests and mortgage liens, prior to all Liens other than Permitted Property Liens.

                     (d) Governmental and Other Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any third party is or will be required in connection with the activities of any Beverly Entity pursuant to the Transactions or the enforceability of any Operative Document against any Beverly Entity to which such Beverly Entity is a party, except such as have been made or obtained and are in full force and effect and except with respect to Properties for which Advances have not been made.

                     (e) Financial Statements. The Representative has heretofore furnished to the Administrative Agent, the Agent Lessor and each Participant the consolidated balance sheet of the Representative and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, together with the notes thereto, included in the Representative's 1995 Form 10-K and reported on by Ernst & Young LLP (the "Submitted Financial Statements"). Such financial statements present fairly the consolidated financial condition and consolidated results of operations of the Representative and its Consolidated Subsidiaries (including the Lessees) as of such date and for such period. Such financial statements were prepared in conformity with GAAP.

                     (f) No Material Adverse Change. There has been no material adverse change in the business, financial position, results of operations or prospects of the Representative and its Consolidated Subsidiaries, considered as a whole, since September 30, 1996.

                     (g)  Title to Properties; Possession Under Leases.

                            (i) The Representative and its Subsidiaries have good and marketable title to all of the properties and other assets (real or personal, tangible, intangible or mixed) they own or purport to own.

                            (ii) All leases to which the Representative or any of its Subsidiaries is a party as lessee or sublessee are in full force and effect, except for such defects in title and such invalidity or unenforceability of leases as, in the aggregate, could not materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Representative and its Subsidiaries taken as a whole.

                     (h) Subsidiaries. Item 8.2(h) of Schedule III sets forth as of the Documentation Date a list of the Representative's Subsidiaries and the percentage ownership interest of the Representative therein. The capital stock of each such Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Each Guarantor (other than the Parent Guarantor) and each Lessee is a Wholly-Owned Subsidiary of the Representative, and each Wholly-Owned Subsidiary of the Representative (other than Beverly Funding, Inc.,

Beverly Indemnity, Limited and Pharmacy and its Subsidiaries) is a Guarantor.

                     (i)  Litigation; Compliance with Laws.

                            Except as disclosed in the Representative's 1995
Form 10-K or the Representative's quarterly report for the fiscal quarter ended September 30, 1996 as filed with the Securities and Exchange Commission on Form 10-Q, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Beverly Entity threatened against or affecting the Representative or any of its Subsidiaries or any business, property or rights of any such Person (A) which involve any Operative Document or the Transactions or (B) as to which there is a reasonable possibility of in adverse determination and which, if adversely determined, could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Representative and its Consolidated Subsidiaries.

                     (j)  Federal Reserve Regulations.

                            (i) No Beverly Entity or any of its respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                            (ii) No part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or
       (B) for any purpose which entails a violation of, or which is inconsistent with the provisions of the Regulations of the F.R.S. Board, including Regulation G, U or X.

                     (k) Governmental Regulation. No Beverly Entity or any of its respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) subject to regulation under the Public Utility Holding Company Act of 1935.

                     (l) Use of Proceeds. The proceeds of each Advance will be used only for the purpose of financing the acquisition of Land or leasehold interests therein (and Improvements existing thereon, if any) and the payment of Property Improvement Costs incurred in connection therewith.

                     (m) Tax Returns. United States Federal income tax returns of the Representative and its Subsidiaries have been closed through the fiscal year ended December 31, 1992. The Representative and its respective Subsidiaries have filed or caused to be filed all United Stated Federal income tax returns and all other material tax returns which are required to have been filed by it and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Beverly Entity or such Subsidiary shall have set aside on its respective books adequate reserves in conformity with GAAP. The charges, accruals and reserves on the books of the Representative and its Subsidiaries in respect of Taxes or other governmental charges are, in the opinion of the Representative, adequate.

                     (n) No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of any Beverly Entity or any of its respective Subsidiaries to the Administrative Agent, the Agent Lessor or any Participant in connection with the negotiation of any Operative Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

                     (o)  Employee Benefit Plan.   Each member of the ERISA
Group has complied with its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standards under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could reasonable be expected to result, prior to the first anniversary of the Expiration Date, in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section

401(a)(29) or 412(n) of the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or (iv) within the preceding five plan years, with respect to any Other Plan, engaged in any transaction described in Section 4069 or Section 4212(c) of ERISA.

                     (p) Environmental and Safety Matters. (a) In the ordinary course of its business, the Representative conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Representative and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of this review, the Representative has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Representative and its Consolidated Subsidiaries, considered as a whole.

              (b) As of the Documentation Date, to the knowledge of the Representative and its Subsidiaries no material claim, investigation or written inquiry has been made, and the Representative is not aware of any circumstance which would warrant or give rise to such a claim, investigation or inquiry, with regard to the Representative or any of its Subsidiaries, in respect of any facility owned, or to the knowledge of the Representative and its Subsidiaries, leased or operated, either now or in the past, by the Representative or any of its Subsidiaries, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect, or pursuant to any other Environmental Law, or by the Environmental Protection Agency or by any state, local, municipal or foreign enforcement agency having jurisdiction over the protection of the environment, or by any other Person in respect of or under any Environmental Law.

                     (q) Patents, Licenses, Franchises and Formulas. Each Beverly Entity and its respective Subsidiaries own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of such Person or of the Beverly Entities and their respective Subsidiaries taken as a whole.

                     (r) Offer of Securities, etc. No Beverly Entity or any of its respective Subsidiaries or any Person authorized to act on their behalf has, directly or indirectly, offered any interest in any Property or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in each such Property), for sale to, or solicited any offer to acquire any of the same from, any Person other than each Participant and the Administrative Agent, the Agent Lessor and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

                     (s) Property. Each Property as improved in accordance with the applicable Plans and Specifications and the contemplated use thereof by the applicable Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Material Insurance Requirements, except for such Requirements of Law as it shall be contesting in good faith by appropriate proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of its knowledge, threatened with respect to it, its Affiliates, or any Property which materially adversely affects the title to, or the use, operation or value of, any Property.

                     (t) Plans and Specifications. Upon Completion of the applicable Construction for each Property, all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service the applicable Improvements for such Property's intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). No fire or other casualty with respect to any Property has occurred which fire or other casualty has had a Material Adverse Effect on any such Property. Upon Completion of the applicable Construction, each Property will have available all Material services of public facilities and other utilities necessary for use and operation of each Property and the other Improvements for their primary intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between such Improvements and public highways for pedestrians and motor vehicles. All utilities serving each Property, or proposed to serve each Property in accordance with the applicable Plans and Specifications, are located in, and vehicular access to the Improvements on each Property is provided by, either public rights-of-way abutting each Property or Appurtenant Rights. All Material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from each Property during the construction of the Improvements thereon, and (y) construction of the Improvements on each Property in accordance with the applicable Plans and Specifications and the Construction Agency Agreement have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable. Prior to any Advance with respect of any Land or Improvements, each Lessee has obtained (or will obtain prior to the Completion Date of the respective Property) all appropriate Governmental Action, and has and will keep in full force and effect, all operating permits necessary to allow for Property to be operated in accordance with its intended use.

                     (u) Deeds; Ground Leases. Each Deed is in form and substance sufficient to convey good and marketable title to the applicable Property in fee simple. Each ground lease conveys to the Agent Lessor a leasehold interest in the Land covered thereby, which Land is a separate tax lot and a legal subdivision under all applicable zoning laws, and the term of each ground lease is for a term not less than the reasonably estimated useful life of the Improvements to be constructed on the applicable Land.

                     (v) Insurance. Each Lessee has obtained insurance coverage covering its Properties which meets the requirements of the Master Lease, and such coverage is in full force and effect. Each Beverly Entity carries insurance with reputable insurers in respect of its material assets in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

                     (w) Flood Hazard Areas. Except as otherwise identified on the applicable survey delivered pursuant to Section 6.1(p), no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Article XIII of the Master Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

                     (x) Title to Assets. Each Beverly Entity and its respective Subsidiaries have good and marketable title to all of its Material assets reflected on the balance sheets in the Submitted Financial Statements, except for such assets as have been disposed of in the ordinary course of business (or as have been disclosed to the Participants on or prior to the Documentation Date), and all such assets are free and clear of any Lien, except as reflected in the Submitted Financial Statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Property Liens. Each Beverly Entity and its respective Subsidiaries have such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others.

                     (y) Solvency. The Representative and its Consolidated Subsidiaries, taken as a whole, are Solvent.

              Section 8.3 Representations with Respect to each Funding Date and Acquisition Date. Each of the Lessees and the Representative represents and warrants to the Administrative Agent, the Agent Lessor and each Participant as of each Funding Date and Acquisition Date as follows:

                     (a) Representations and Warranties. The representations and warranties set forth in Section 8.2 are true and correct on and as of such Funding Date or Acquisition Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each Beverly Entity is in compliance with its obligations under the Operative Documents and there exists no Default or Event of Default. No Default or

Event of Default will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

                     (b) Improvements. The Construction of the Improvements on the applicable Land to date has, to the best of each Beverly Entity's knowledge, been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications and in compliance with all Insurance Requirements and Requirements of Law.

                     (c) Liens. No Beverly Entity has permitted any Liens to be placed against any Property other than Permitted Property Liens.

                     (d) Advance. The amount of the Advance requested represents amounts advanced or to be advanced by the Construction Agent to third parties (except for the Construction Agency Fee) in connection with Land Acquisition Costs or Property Improvement Costs or amounts paid by the Construction Agent in respect of Property Improvements Costs. With respect to each Advance, the conditions precedent to such Advance and the related Lessor Amounts and Loans set forth in Article VI have been satisfied.


                                   ARTICLE IX

                          PAYMENT OF CERTAIN EXPENSES

              The Representative agrees, for the benefit of the Arranger, the Agent Lessor, the Administrative Agent, the Lessors and the Lenders, that:

              Section 9.1  Transaction Expenses.

                     (a) The Representative shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date, each Acquisition Date and each Funding Date; provided, however, that, if the Representative has not received written invoices therefor at least two (2) Business Days prior to such date, such Transaction Expenses shall be paid within thirty (30) days after the Representative has received written invoices therefor.

                     (b) The Representative shall pay or cause to be paid (i) all Transaction Expenses incurred by the Agent Lessor, the Administrative Agent or the Arranger in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, in each case which have been requested by or approved by the Representative, (ii) all Transaction Expenses incurred by the Arranger, the Agent Lessor, the Administrative Agent, the Lenders or the Lessors in connection with any purchase of the Property by the Lessee or other Person pursuant to Articles XVIII and XXI of the Master Lease and (iii) after the occurrence and during the continuance of a Lease Event of Default or a Construction Agency Event of Default all Transaction Expenses incurred by any of the Participants, the Agent Lessor, the Administrative Agent or the Arranger in respect of enforcement of any of their rights or remedies against any Beverly Entity of any of the foregoing in respect of the Operative Documents.

              Section 9.2 Brokers' Fees and Stamp Taxes. The Representative shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

              Section 9.3 Loan Agreement and Related Obligations. The Representative shall pay, without duplication of any other obligation of the Representative to pay any such amount under the Operative Documents, before the due date thereof, all costs, expenses and other amounts (other than principal and interest on the Loans which are payable to the extent otherwise required by the Operative Documents) required to be paid by the Agent Lessor, Administrative Agent or any of the Lenders or Lessors under the Loan Agreement, the Assignment of Lease and Rent and the Construction Agency Agreement Assignment.


                                   ARTICLE X

                         OTHER COVENANTS AND AGREEMENTS

              Section 10.1 Affirmative Covenants of the Representative. The Representative covenants and agrees with the Arranger, the Agent Lessor, the Administrative Agent, the Lessors and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, any Lessor Amount or Yield thereon, or any Commitment Fees, other fees or any other expenses or amounts payable under any Operative Document shall be unpaid, and until all Commitments shall have been permanently terminated, unless the Required Participants shall otherwise consent in writing, the Representative will, and will cause each of its Subsidiaries (including all other Beverly Entities) to:

                     (a) Existence; Businesses and Properties. The Representative will keep, and will cause each of its Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted.

                     (b) Insurance. The Representative will, and will cause each of its Subsidiaries to, maintain (either in the name of the Representative or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention and self insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business at a substantial number of different facilities. The Representative will furnish to the Participants, upon request from the Administrative Agent or Agent Lessor, information presented in reasonable detail as to the insurance so carried.

                     (c) Compliance with Laws. The Representative will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder)(except (i) where the failure to so comply would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Representative and its Subsidiaries and would not in any manner draw into question the validity of any Operative Document or (ii) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) and will maintain and cause each of its Subsidiaries to maintain all governmental licenses, approvals, authorizations and consents necessary for the conduct of the business of the Representative and its Subsidiaries (except where the failure to maintain such governmental licenses, approvals, authorizations and consents would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Representative and its Subsidiaries and would not in any manner draw into question the validity of any Operative Documents).

                     (d) Financial Statements, Reports, etc. In the case of the Representative, furnish to the Administrative Agent, each Lender, each Lessor and the Agent Lessor:

                            (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Representative, consolidated balance sheets of the Representative and its Consolidated Subsidiaries (including the other Beverly Entities), as at the end of such period, and the related consolidated statements of operations and cash flows for such fiscal quarter and for the portion of the Representative's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all certified by a Financial Officer of the Representative that they fairly present the financial condition of the Representative and its Consolidated Subsidiaries and that they consistently comply with Section C of Appendix A to this Participation Agreement, subject to changes resulting from normal year-end adjustment;

                            (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Representative, consolidated balance sheets of the Representative and its Consolidated Subsidiaries, as at the end of such year, and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and reported in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Representative and certified by a Financial Officer of the Representative that they fairly present the financial condition of the Representative and its Consolidated Subsidiaries and that they consistently comply with Section C of Appendix A to this Participation Agreement;

                            (iii) together with each delivery of financial statements of the Representative and its Subsidiaries pursuant to Sections 10.1(d)(i) and 10.1(d)(ii) above, (A) a certificate of a Financial Officer (x) stating that the signer thereof has reviewed the terms of this Participation Agreement and the Master Lease and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Representative and its Subsidiaries (including the other Beverly Entities) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Lease Event of Default or Lease Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Representative has taken, is taking and proposes to take with respect thereto and (y) setting forth in reasonable detail calculations of the Pricing Ratio as of the date of the Balance Sheet contained therein and for the period of four fiscal quarters ending on such date; and (B) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in
       Section 10.2(a), Section 10.2(b), Section 10.2(c), clause v of Section 10.2(e), Section 10.2(f), Section 10.2(g), Section 10.2(i) and Section 10.2(l);

                            (iv) promptly upon (i) the mailing thereof to the shareholders of the Representative generally, copies of all financial statements, reports and proxy statements so mailed and (ii) the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Representative shall have filed with the Securities and Exchange Commission;

                            (v) forthwith upon the occurrence of any Default or Event of Default, a certificate of a Financial Officer setting forth the details thereof and the action the Representative has taken, is taking and proposes to take with respect thereto; and

                            (vi)  with reasonable promptness, such other
       information with respect to the financial position or business of the Representative or any of its Subsidiaries (including the other Beverly Entities) as from time to time may be reasonably requested by any Participant.

                            (e)  ERISA.  If and when any member of the ERISA
Group (i) provides or is required to provide notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has provided or is required to provide notice of any such reportable event, a copy of the notice of such reportable event provided or required to be provided to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV or ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standards under Section 412 of the Code with respect to any Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and such other information as is filed with the PBGC in connection therewith; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) receives notice from the PBGC or any plan administrator of an intent to impose liability on any member of the ERISA Group with respect to any Other Plan on account of a transaction described in Section 4069 or 4212(c) of ERISA, a copy of such notice; (viii) receives notice from the PBGC or any plan administrator of an intent to impose liability on any member of the ERISA Group with respect to any Other Plan on the basis that such member of the ERISA Group is a member of the "controlled group" with respect to such Other Plan under Section 412(c)(11) of the Code or
Section 4001(a)(14) of ERISA, a copy of such notice; or (ix) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) or 412(n) of the Code, a certificate of an Authorized Financial Officer of the Representative setting forth all material and relevant details as to such occurrence or event and the action, if any, which the Representative, the Representative or the applicable member of the ERISA Group proposes or, after consultation with counsel, believes that it is required to take.

                     (f) Maintaining Records; Access to Properties and Inspections. The Representative will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit, and will cause each such Subsidiary to permit, representatives of any Participant to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and upon reasonable notice to the Representative and as often as may reasonably be desired; provided that (i) subject to the provisions of Article IX, the Representative shall not be obligated to pay the expenses of the Participants' respective representatives and (ii) the Representative will have an opportunity to participate in any discussions that take place between representatives of any Participant and the Representative's independent public accountants.

                     (g) Use of Proceeds. Use the proceeds of Advances only as contemplated by the Operative Documents.

                     (h) Corporate Franchises, Patents and Licenses. Do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 10.1(h) shall prevent the withdrawal by the Representative or any of its Subsidiaries (including the other Beverly Entities) of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Representative or such Subsidiary.

                     (i)  Additional Lessees and Guarantors.  The
Representative agrees to cause each Person, other than a Special Purpose Receivables Financing Subsidiary, that shall, at any time after the date hereof, become a Wholly-Owned Subsidiary of the Representative to enter into the Guaranty promptly (and in any event within 10 Business Days thereafter) after becoming a Wholly-Owned Subsidiary, and to provide written evidence thereof reasonably satisfactory to the Administrative Agent. Upon written request from the Representative, the Agent Lessor and the Administrative Agent may in their sole discretion permit a wholly-owned Subsidiary of the Representative to enter into the Operative Documents as a "Lessee" in place of a then current Lessee provided the Agent Lessor and Administrative Agent shall have received executed documentation reasonably satisfactory to it confirming such substitution.

                     (j) Construction with respect to each Property. The Representative, as Construction Agent, agrees to cause Construction for each Property within the period specified in Section 2.7(g) of the Construction Agency Agreement.

                     (k) Liquidity Facility. The Representative shall at all times maintain sufficient undrawn credit facilities to ensure adequate liquidity to meet working capital and other needs.

              Section 10.2 Negative Covenants of the Representative. The Representative covenants and agrees with the Arranger, the Agent Lessor, the Administrative Agent, the Lessors and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal of or interest on any Loan, any Lessor Amount or Yield thereon, or any Commitment Fees, other fees or any other expenses or amounts payable under any Operative Document shall be unpaid, and until all Commitments have been permanently terminated, unless Required Participants shall otherwise consent in writing, the Representative and each Lessee will not, and will not cause or permit any of their Subsidiaries (including all other Beverly Entities) to:

                     (a) Minimum Consolidated Net Worth. Permit Consolidated Net Worth of the Representative to be less than the sum of (i) $715,000,000 plus (ii) 50% of the aggregate positive Consolidated Net Income of the Representative and its Consolidated Subsidiaries(excluding any consolidated net loss) for each fiscal quarter ending after December 31, 1996.

                     (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at any date during the periods specified below to be less than the ratio set forth below opposite the period in which such date falls:

=====================================================================================
                            Period                                          Ratio
-------------------------------------------------------------------------------------
  Documentation Date through (and including) March 30, 1998              1.15 to 1.0
-------------------------------------------------------------------------------------
  March 31, 1998 through (and including) March 30, 1999                  1.25 to 1.0
-------------------------------------------------------------------------------------
  March 31, 1999 through (and including) March 30, 2000                  1.35 to 1.0
-------------------------------------------------------------------------------------
  March 31, 2000 through (and including) March 30, 2001                  1.45 to 1.0
-------------------------------------------------------------------------------------
  March 31, 2001 and thereafter                                          1.50 to 1.0
=====================================================================================

                     (c) Adjusted Consolidated Debt Ratio. Permit the Adjusted Consolidated Debt Ratio at any date during the periods specified below to be more than the ratio set forth below opposite the period in which such date falls:


=======================================================================================
                        Period                                                 Ratio
---------------------------------------------------------------------------------------
  Documentation Date through (and including) December 31, 1997             2.55 to 1.0
---------------------------------------------------------------------------------------
  January 1, 1998 through (and including) December 31, 1998                2.45 to 1.0
---------------------------------------------------------------------------------------
  January 1, 1999 through (and including) December 31, 1999                2.35 to 1.0
---------------------------------------------------------------------------------------
  January 1, 2000 through (and including) December 31, 2000                2.25 to 1.0
---------------------------------------------------------------------------------------
  January 1, 2001 and thereafter                                           2.15 to 1.0
=======================================================================================


                     (d) Ownership of Stock of Wholly-Owned Subsidiaries. Fail to at all times maintain, or cause a Wholly-Owned Subsidiary of the Representative to maintain, ownership of 100% of each class of voting securities of, and all other equity securities (except for directors' qualifying shares) in, each of their Subsidiaries that are Wholly-Owned Subsidiaries of the Representative on the date hereof and each Person that shall become a Wholly-Owned Subsidiary of the Representative after the date hereof, except in each case (i) any such Wholly-Owned Subsidiary that shall hereafter be disposed of in its entirety, consolidated or merged with or into the Representative or another such Wholly-Owned Subsidiary or liquidated, (ii) any Subsidiary of

Pharmacy that shall hereafter be consolidated or merged with or into Pharmacy or any Wholly-Owned Subsidiary of Pharmacy or liquidated, in each case in accordance with the provisions hereof, or (iii) sales or dispositions of Pharmacy and any Subsidiary of Pharmacy in whole or in part at any time.

                     (e) Investments. Make or acquire after the date hereof any Investment in any Person other than:

                            (i)  Investments in the Representative or in
       Persons that are Subsidiaries of the Representative (including any other Beverly Entity) on the date hereof;

                            (ii) Investments in Persons that are (i) primarily engaged in the health-care business and (ii) after the making of such Investment, are Subsidiaries of the Representative;

                            (iii)  Temporary Cash Investments;

                            (iv)  extensions of credit or Guarantees of
       obligations of one or more other Persons (other than Encore Nursing Center Partners, Ltd.-85 and Encore Retirement Partners, Ltd.-85) as an integral part of the financing of the acquisition, construction, equipping or improving of facilities from which the Representative or its Subsidiaries (including the other Beverly Entities) will provide medical or related services;

                            (v) other miscellaneous Investments related to the acquisition and financing (in the ordinary course of the Representative's business) of health-care facilities through industrial development revenue bonds issued for the benefit of the Representative and its Subsidiaries (including the other Beverly Entities);

                            (vi) capital contributions required to be made by the Representative to Beverly Indemnity, Ltd. in accordance with applicable law and insurance regulations;

                            (vii) stock, obligations or securities received from nursing home patients in the ordinary course of business of the Representative and its Subsidiaries;

                            (viii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business;

                            (ix)  promissory notes and other Investments
       received as consideration for facilities sold, provided that the aggregate net book value of all outstanding Investments permitted by this clause (ix) shall not, at any time, exceed $25,000,000;

                            (x)  Guarantees permitted by Section 10.2(i);

                            (xi) any Investment made by the Representative or any of its Subsidiaries (including the other Beverly Entities) in connection with and as part of a Workout Transaction;

                            (xii) Investments made by the Representative or any of its Subsidiaries (including the other Beverly Entities) in one or more Special Purpose Receivables Financing Subsidiaries by means of the sale of, or the granting of security interests in, Medicare, Medicaid or other patient accounts receivable owing to the Representative or such Subsidiary (including the other Beverly Entities), in either case to such Special Purpose Receivables Financing Subsidiaries pursuant to a Receivables Financing Program, provided that the net amount of all uncollected accounts receivable owing to the Representative or any of its Subsidiaries (including the other Beverly Entities) that have been so sold or in which a security interest has been so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding;

                            (xiii)  Investments made in Beverly Japan
       Corporation in an aggregate amount outstanding at any time not to exceed $10,000,000;

                            (xiv)  Investments made in Persons that are
       primarily engaged in the health-care business, the consideration for which consists exclusively of common stock of the Representative or Permitted Preferred Stock; and

                            (xv) any Investment not otherwise permitted by the foregoing clauses of this Section (other than promissory notes and other Investments received as consideration for facilities sold) in any Person engaged primarily in the health-care business if, immediately after such Investment is made or acquired, the aggregate net book value of all such Investments then held by the Representative or its Subsidiaries (including the other Beverly Entities) and permitted by this clause (xv) does not exceed $75,000,000.

                     (f) Restricted Payments on Stock. (x) Declare or make any dividend payment or other distribution on any capital stock of the Representative (other than dividends payable solely in shares of the Representative's capital stock) or (y) declare or make any payment on account of the purchase, redemption, retirement or acquisition of the Representative's capital stock; provided that, so long as at the time of and after giving effect to any such payment no Event of Default shall have occurred and be continuing,

                            (i) the Representative may make any such payment or distribution from the proceeds of the sale by the Representative (other than a sale to a Subsidiary of the Representative, including any other Beverly Entity) after the date hereof of its common stock,

                            (ii) the Representative may make dividend payments with respect to its preferred stock (A) from any source in an amount not to exceed an aggregate of $2,500,000 in any fiscal quarter and (B) from proceeds of the sale by the Representative (other than a sale to a Subsidiary of the Representative, including the other Beverly Entities) after the date hereof of Permitted Preferred Stock in any amount,

                            (iii) the Representative may make payments on account of the purchase, redemption, retirement or acquisition of its preferred stock from the proceeds of the sale by the Representative (other than a sale to a Subsidiary of the Representative) after the date hereof of any Permitted Preferred Stock,

                            (iv)  the Representative may make odd-lot
       repurchases of their common stock for an aggregate consideration not exceeding $10,000 in any calendar year, and

                            (v) the Representative may make any such payment or distribution, in addition to those permitted pursuant to clauses (i) throughout (iv), if, after giving effect thereto, the aggregate amount of all such payments or distributions made after February 9, 1996 (including, without limitation, any such payments or distributions permitted under subclause (ii)(A) or clause (iv) above) does not exceed the sum of $20,000,000 plus 50% of Consolidated Net Income for the period after December 31, 1995 through the date of such declaration, payment or distribution.

Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

                     (g) Negative Pledge. (i) Create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                                   (1)  Liens existing on the Documentation
              Date securing Indebtedness and other obligations outstanding on the Documentation Date;

                                   (2)  Liens created by the Operative
              Documents;

                                   (3)  any Lien on any asset of any
              corporation that becomes a Consolidated Subsidiary of the Representative after the Documentation Date that exists at the time such corporation becomes such a Consolidated Subsidiary and (other than in a Workout Transaction) not created in contemplation thereof;

                                   (4)  any Lien existing on any asset prior to
              the acquisition thereof, acquired after the Documentation Date by the Representative or a Subsidiary of the Representative (including any other Beverly Entity) and (other than in a Workout Transaction) not created in contemplation thereof;

                                   (5)  any Lien on any asset securing
              Indebtedness or lease obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or reconstructing substantially all of such asset, provided that such Lien attaches to such asset concurrently with or within one year after such acquisition, construction or reconstruction;

                                   (6)  any Lien on any asset securing
              Indebtedness or lease obligations incurred or assumed for the purpose of improving or making any addition to such asset, provided that (x) such Lien attaches to such asset concurrently with or within one year after the completion of the improvement thereof or addition thereto and (y) the aggregate outstanding principal amount of all such Indebtedness incurred after the date hereof secured by such Liens shall not, at any time, exceed $30,000,000;

                                   (7)  Liens securing Indebtedness incurred in
              connection with Lease Cancellation Payments, provided that the aggregate amount of all such Indebtedness incurred after the date hereof secured by such Liens shall not, at any time, exceed $20,000,000;

                                   (8)  Liens securing industrial development
              revenue bonds (or securing contingent obligations to issuers of letters of credit issued to support industrial development revenue bonds) arising in connection with the conversion of the interest rate on such bonds from floating to long-term fixed rates or from fixed rates to other long-term fixed rates;

                                   (9)  any Lien arising out of the
              refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets other than assets that relate directly to the facility subject to the original financing;

                                   (10)  Liens on Medicare, Medicaid or other
              patient accounts receivable of the Representative or any of its Subsidiaries (including the other Beverly Entities), or on Permitted Receivables Financing Securities, granted to secure Permitted Receivables Financing Securities, provided that the net amount of all uncollected accounts receivable owing to the Representative or any of its Subsidiaries (including the other Beverly Entities) over which such a Lien is granted, together, without duplication, with the net amount of all uncollected accounts receivable owing to the Representative or any of its Subsidiaries (including the other Beverly Entities) that are assigned to secure such Permitted Receivables Financing Securities, shall not exceed, at any time, 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding;

                                   (11)  Liens incidental to the conduct of its
              business or the ownership of its assets which (x) do not secure Indebtedness or Derivatives Obligations and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                                   (12)  Liens on cash and cash equivalents
              securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000;

                                   (13)  Liens on nursing homes and related
              real estate improvements and equipment ("Mortgage Assets") given in substitution for Liens on Mortgage Assets existing on the date hereof or for Liens on Mortgage Assets incurred pursuant to this clause (13) or clause (15) below, provided that the sum of (x) the excess of the Appraised Value of all Mortgage Assets subjected to Liens pursuant to this clause (13) over the Appraised Value of all such Mortgage Assets released from Liens on or after the date hereof and (y) all Indebtedness incurred after the date hereof and secured by Liens permitted under clause
              (15) below shall not at any time exceed $75,000,000;

                                   (14)  Liens on the capital stock of Pharmacy
              and its Subsidiaries securing the Morgan Credit Agreement and Liens consisting of the pledge of the capital stock of the Subsidiaries of the Representative in favor of the lenders under the Morgan Credit Agreement in the event that Pharmacy and its Subsidiaries are no longer Wholly-Owned Subsidiaries of the Representative and the capital stock of

              Pharmacy and its Subsidiaries is released from such Liens; and

                                   (15)  Liens not otherwise permitted under
              clauses (1) through (14) of this Section, provided that the sum of the amounts set forth in subclause (x) of clause (13) above and the aggregate principal amount of all Indebtedness incurred after the date hereof and secured by Liens permitted under this clause (15) shall not at any time exceed $75,000,000.

                            (ii)   So long as Pharmacy is a Wholly-Owned
       Subsidiary of the Representative, the Representative will not permit Pharmacy or any of its Subsidiaries to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except (i) Liens permitted by clauses (1), (2), (3), (4), (9) (to the extent that it relates to the extension, renewal or refunding of Indebtedness secured by any such Liens) and (11) of Section 10.2(a) above, (ii) Liens on telephone, computer or other office equipment securing indebtedness incurred to finance such equipment, provided that the aggregate principal amount of Indebtedness secured by Liens permitted under this clause (ii) shall not exceed $15,000,000, and, (iii) Liens not otherwise permitted under this subsection provided that the aggregate principal amount of all Indebtedness secured by Liens permitted under this clause
       (iii) shall not at any time exceed $5,000,000.

                     (h) Consolidations, Mergers and Sales of Assets. (i)(A) Consolidate or merge with or into any other Person, unless the Representative or, except in the case of a merger or consolidation to which the Representative is a party, a Wholly-Owned Subsidiary of the Representative is the surviving corporation, or (B) sell, lease or otherwise transfer all or any substantial part of the assets of the Representative and its Subsidiaries (including the other Beverly Entities), taken as a whole, to any other Person, provided that
(I) this Section shall not apply to mergers, dissolutions, reorganizations or liquidations of Subsidiaries of the Representative that have disposed of all or substantially all of their assets in accordance with the terms of this Agreement and (II) the Representative and its Subsidiaries (other than Pharmacy or any of its Subsidiaries) may assign or grant security interests in their Medicare, Medicaid or other patient accounts receivable to a Special Purpose Receivables Financing Subsidiary to secure Permitted Receivables Financing Securities (provided that the net amount at any time of all uncollected accounts receivable owing to the Representative or any of its Subsidiaries that are so assigned or in which a security interest is so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding).

              (ii) So long as Pharmacy is a Wholly-Owned Subsidiary of the Representative, permit Pharmacy or any of its Subsidiaries to (A) consolidate or merge with or into any other Person, unless Pharmacy or, except in the case of a merger or consolidation to which Pharmacy is a party, a Wholly-Owned Subsidiary of Pharmacy is the surviving corporation or (B) sell, lease or otherwise transfer all or any substantial part of its assets to any Person other than Pharmacy.

                     (i)  Incurrence of Indebtedness.

                            (i) Incur, assume or suffer to exist any
Indebtedness, except:

                                   (1)  Indebtedness outstanding on the date
              hereof and included in the Base Financials or listed under item 10.2(i) in Schedule III hereto;

                                   (2)  Indebtedness incurred after the date
              hereof in connection with Lease Cancellation Payments, provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $20,000,000;

                                   (3)  Indebtedness secured by a Lien
              permitted pursuant to clause (4) of Section 10.2(g);

                                   (4)  Indebtedness of any corporation that
              becomes a Consolidated Subsidiary of the Representative after the Documentation Date that exists at the time such corporation becomes such a Consolidated Subsidiary and (other than in a Workout Transaction) not created in contemplation thereof;

                                   (5)  Indebtedness ("Refinancing
              Indebtedness") incurred to refinance

              Indebtedness ("Refinanced Indebtedness") permitted under clauses
              (1) through (4) above, provided that (I) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Refinanced Indebtedness and (II) such Refinancing Indebtedness shall have a weighted average life of not less than the remaining weighted average life of such Refinanced Indebtedness or such Refinancing Indebtedness shall not have any required payments of principal prior to the fifth anniversary of the Documentation Date;

                                   (6)  Permitted Receivables Financing
              Securities, provided that the aggregate principal and redemption amount of all Permitted Receivables Financing Securities outstanding at any time shall not exceed $150,000,000;

                                   (7)  Indebtedness incurred under the
              Operative Documents;

                                   (8)  guarantees by any Subsidiary of the
              Representative of any obligation of the Representative or any of its Subsidiaries (including the other Beverly Entities) that such guaranteeing Subsidiary would have been permitted to incur hereunder as a primary obligation;

                                   (9)  Indebtedness consisting of advances
              from the Representative or any of its Subsidiaries in connection with the normal operation of the business of the Representative and its Subsidiaries (including the other Beverly Entities);

                                   (10)  Indebtedness incurred in connection
              with and as part of a Workout Transaction;

                                   (11)  Indebtedness incurred or assumed for
              the purpose of financing the cost of acquiring, constructing or improving an asset of the Representative or any of its Subsidiaries (including the other Beverly Entities);

                                   (12)  Permitted Preferred Stock;





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
                                   (13)  Indebtedness under the Morgan Credit
              Agreement; and

                                   (14)  Indebtedness not otherwise permitted
              under clauses (1) through (13) of this Section, provided that the aggregate principal amount of all Indebtedness permitted under this clause (14) shall not at any time exceed $75,000,000.

                            (ii)  So long as Pharmacy is a Wholly-Owned
       Subsidiary of the Representative, the Representative will not permit Pharmacy or any of its Subsidiaries to incur, assume or suffer to exist Indebtedness, except (I) Indebtedness permitted under clauses (1), (3),
       (4), (5) (to the extent the Refinanced Indebtedness referred to therein is Indebtedness referred to in clauses (1), (3) and (4)), (7) and (9) of subsection 10.2(i)(i) above, (II) Indebtedness incurred to finance the acquisition of telephone, computer and other office equipment, provided that the aggregate outstanding principal amount of all Indebtedness permitted under this clause (ii) shall not at any time exceed $15,000,000, (III) Guarantees by Pharmacy or any of its Subsidiaries of any obligation of the Representative or any of its Subsidiaries (including the other Beverly Entities) that Pharmacy or such guaranteeing Subsidiary would have been permitted to incur as a primary obligation under clause (I) of this subsection (ii), and (IV) Indebtedness not otherwise permitted under this subsection (ii), provided that the aggregate outstanding principal amount of all Indebtedness permitted under this clause (IV) shall not at any time exceed $5,000,000.

                     (j) Lease Conversions. Make any Lease Conversion in any calendar year unless:

                            (i) the aggregate consideration paid or to be paid by the Representative and its Subsidiaries (including the other Beverly Entities) in connection with the termination of leases or the acquisition of facilities and related property pursuant to such Lease Conversion and all other Lease Conversions made during such calendar year would not exceed $100,000,000;

                            (ii)  to the extent such Lease Conversion is
       financed or will be financed with Indebtedness of the Representative or any of its Subsidiaries (including the other Beverly Entities), such Indebtedness is incurred within one year of such Lease Conversion; and

                            (iii) such Lease Conversion, after giving effect thereto, will not result in an Event of Default.

                     (k) Transactions with Affiliates. Enter into any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Representative's or such Subsidiary's (as the case may be) business and upon fair and reasonable terms no less favorable to the Representative or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

                     (l) Minimum EBITDA. As determined at the end of each fiscal quarter of the Representative, permit Consolidated EBITDA of the Representative and its Consolidated Subsidiaries (excluding Pharmacy and its Subsidiaries) for the immediately preceding four fiscal quarters to be less than $200,000,000.

              Section 10.3 Affirmative Covenant of the Agent Lessor. The Agent Lessor covenants and agrees with the Arranger, the Representative, the Administrative Agent and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, or any Commitment Fees, other fees or any other expenses or amounts payable under any Operative Document to the Administrative Agent or the Lenders shall be unpaid, and until all Commitments of the Lenders shall have been permanently terminated, unless the Required Lenders shall otherwise consent in writing, the Agent Lessor will, upon the written request of the Required Lenders after the occurrence and during the continuance of an Event of Default qualify to do business in every jurisdiction where such qualification is necessary for the Agent Lessor to exercise its remedies under the Master Lease or any other Operative Document.

                                   ARTICLE XI

                                    RENEWALS

              Section 11.1 Extensions of Maturity Date and Expiration Date; Replacement of Participants.

                     (a) So long as the Representative has not elected the Remarketing Option on behalf of the Lessees, the Representative may, not earlier than six months and not later than three months prior to the Maturity Date, direct a written request to the Agent Lessor and the Administrative Agent that the Expiration Date then in effect under the Master Lease be extended to the date occurring one year after such Expiration Date and concurrently therewith request that the Administrative Agent and the Agent Lessor direct a written request to the Lessors and the Lenders that the applicable Maturity Date be extended to the same date (each such additional year, a "Renewal Term"). In no event may the Expiration Date or the Maturity Date be extended more than twice pursuant to this Section 11.1(a). Each Participant may grant or deny its consent to a Renewal Term in its sole discretion by notifying the Administrative Agent and the Agent Lessor in writing (with a copy to the Representative); provided, however, that any Participant that fails to respond to such request for a Renewal Term within sixty (60) days after its receipt thereof shall be deemed to have denied such request for a Renewal Term.

                     (b) In connection with a written request of the Representative for a Renewal Term, upon the request of the Representative, the Administrative Agent and the Agent Lessor shall be permitted to replace any non-consenting Participant and any Participant that fails to respond to the Administrative Agent's and the Agent Lessor's written request for a Renewal Term within the time period specified in clause (a) above (each, a "Non-Consenting Participant") with a replacement bank or other financial institution (a "Replacement Participant") satisfactory to the Representative, the Lessors and the Lenders, with such replacement to be effective as of the Expiration Date and Maturity Date in effect prior to the requested Renewal Term; provided, however, that (i) such replacement does not conflict with any Requirement of Law, (ii) the Replacement Participant shall purchase from the Non-Consenting Participant (A) at par, all Loans, in the case of a Lender, and all Lessor Amounts, in the case of a Lessor, (B) all accrued interest, in the case of a Lender, and all accrued Yield, in the case of a Lessor, and (C) all other amounts owing to such Non-Consenting Participant on or prior to the date of replacement, in each case, (iii) the Representative shall be liable to such Non-Consenting Participant under Section 13.10 if any Loan or Lessor Amount, as the case may be, owing to such Non-Consenting Participant shall be prepaid (or purchased) other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Article XII (provided that the Representative or the relevant Replacement Participant shall be obligated to pay the Transaction Expenses arising in connection therewith), and (v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the applicable Operative Documents (including the extension of the Maturity Date contemplated by the relevant request for a Renewal Term and the related extension). The Administrative Agent and the Agent Lessor hereby agree to cooperate with the Representative in its efforts to arrange one or more Replacement Participants as contemplated by this Section 11.1(b).

                     (c) Any Renewal Term and extension of the Maturity Date and the Expiration Date as contemplated by Section 11.1(a) shall be effective only upon the consent of all Participants after giving effect to the provisions of Section 11.1(b). Except as otherwise provided in this Article XI, all other terms of the Operative Documents shall remain unchanged and with the same force and effect (including the Pricing Categories and Pricing Ratios), and there shall not be any additional up-front fee in connection with such Renewal Term.

              Section 11.2 Replacement of Defaulting Participant. The Representative shall have the right (but not the obligation) to require any Defaulting Participant to assign and delegate in accordance with Section 12.1 all of such Lender's or Lessor's total Loans or Lessor Amounts, as the case may be, and Commitment to any other financial institution selected by the Representative that, in each case, is willing to accept such assignment and delegation and shall be satisfactory to the Administrative Agent and the Agent Lessor.

                                  ARTICLE XII

                      TRANSFERS OF PARTICIPANTS' INTERESTS

              Section 12.1 Assignments. Each Participant may, with the prior written consent of the Representative, the Administrative Agent and the Agent Lessor (which consents shall not be unreasonably withheld), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit F to one or more Eligible Lender Assignees, with respect to Lender Commitments and Loans, and/or Eligible Lessor Assignees with respect to Lessor Commitments and Lessor Amounts, each such assignment shall be of a constant, not varying, percentage of all of the assigning Participant's rights and obligations under the Operative Documents. In the case of assignments made by a Lender, any such assignment shall be in a minimum aggregate amount of $5,000,000 of its Loan Commitment (or the balance of such Loan Commitment, if less) and the aggregate remaining Loan Commitment of the assigning Lender shall, after giving effect to the proposed assignment, be at least $5,000,000 or if less, zero. In the case of assignments made by a Lessor, any such assignment shall be in a minimum aggregate amount of $1,000,000 of its Lessor Commitment (or the balance of such Lessor Commitment, if less) and the aggregate remaining Lessor Commitment of the assigning Lessor shall, after giving effect to the proposed assignment, be at least $1,000,000 or if less, zero. Any assignment hereunder shall be effective upon delivery to the Administrative Agent and the Agent Lessor of written notice of the assignment together with a transfer fee of $2,500 payable by the assignor Participant or the assignee Participant to the Administrative Agent for its own account. The assigning Participant will give prompt notice to the Administrative Agent of any such assignment. Upon the effectiveness of any such assignment (and after notice to and consent of the Lessee, the Administrative Agent and the Agent Lessor, as provided herein), the assignee shall become a "Lender" or "Lessor", as the case may be, for all purposes of the Operative Documents and, to the extent of such assignment, the assigning Participant shall be relieved of its obligations hereunder to the extent of the Loans or Lessor Amounts, as the case may be, and Commitment components being assigned. The Administrative Agent agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). The Representative shall not be responsible for any costs or expenses incurred by any Participant in connection with an assignment of all or any of its rights and obligations in connection with an assignment pursuant to this Section 12.1.

              Section 12.2 Participations. Each Participant may sell, transfer, grant or assign participations in all or any part of such Participant's interests and obligations hereunder; provided that (i) such selling Participant shall remain a "Lender" or "Lessor", as the case may be, for all purposes under the Operative Documents (such selling Participant's obligations under the Operative Documents remaining unchanged) and the sub-participant shall not constitute a Lender or a Lessor, as the case may be, hereunder, (ii) no such sub-participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans or Lessor Amounts in which the sub-participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Expiration Date or the date of any mandatory prepayment), interest or fees in which the sub-participant is participating, or
(C) release all or substantially all of the collateral or guarantees (except as expressly provided in the Operative Documents) supporting any of the Loans or Lessor Amounts or Commitments in which the sub-participant is participating, and (iii) sub-sub-participations by the sub-participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the sub-participant shall not have any rights under the Operative Documents (the sub-participant's rights against the selling Participant in respect of such participation to be those set forth in the participation agreement with such Participant creating such participation) and all amounts payable by any Beverly Entity hereunder shall be determined as if such Participant had not sold such participation; provided, however, that such sub-participant shall be entitled to receive additional amounts under Sections 13.5, 13.10 and 13.11 on the same basis as if it were a Participant (but only to the extent that the Participant would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation). No Beverly Entity shall be responsible for any costs or expenses incurred by any Participant in connection with a sale, transfer, grant or assignment of participations pursuant to this Section 12.2.

              Section 12.3 Withholding Taxes; Disclosure of Information; Pledge Under Regulation A.

                     (a) If any Participant (or the assignee of or subparticipant of a Participant, each a "Transferee") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or the Transferee of such Participant, as applicable, shall (as a condition precedent to acquiring or participating in such Loan or Lessor Amount and as a continuing obligation to the





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Lessor and the Lender) (i) furnish to each of the Administrative Agent, the
Agent Lessor and the Representative in duplicate, for each taxable year of such Participant or Transferee during the term of the Lease, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and (ii) provide to each of the Administrative Agent, the Agent Lessor and the Representative a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment hereunder, each Transferee shall be deemed bound by the provisions set forth in this Article XII.

                     (b) Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to such assignee or participant or proposed assignee or participant, any information relating to any Beverly Entity or the Transactions, subject to appropriate confidentiality requirements relating to such information.

                     (c) Anything in this Article XII to the contrary notwithstanding, any Participant may without the consent of any Beverly Entity, the Administrative Agent or the Agent Lessor, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by any Beverly Entity for the benefit of the assigning or pledging Participant shall be deemed to satisfy such Beverly Entity's obligations with respect thereto.





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                                  ARTICLE XIII

                                INDEMNIFICATION

              Section 13.1 General Indemnification. The Representative agrees whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the applicable Acquisition Date or after the Expiration Date, in any way relating to or arising out of:

                     (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                     (b) the Properties or any part thereof or interest therein;

                     (c) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to Section 16.2(d) or 16.2(f) of the Master Lease or any sale pursuant to Article XV, XVIII or XX of the Master Lease), return or other disposition of all or any part or any interest in the Properties or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Properties, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by each Lessee pursuant to the Lease which are in effect at any time with respect to the Properties or





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
any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Properties resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to any of the Properties, or any Claim for utility "tap-in" fees;

                     (d) the breach by any Beverly Entity of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate reclaimed to be delivered by any Operative Document;

                     (e) the retaining or employment of any broker, finder or financial advisor by any Beverly Entity to act on its behalf in connection with this Participation Agreement or any other Operative Document;

                     (f) the existence of any Lien on or with respect to the Properties, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Modifications constructed by such Lessee, except Lessor Liens and Liens in favor of the Lenders or the Lessors;

                     (g) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code.


Provided, however, that the Representative shall not be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Representative shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which





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
the Agent Lessor, the Administrative Agent or any of the Lessors or Lenders is responsible for discharging under the Operative Documents, (3) any Claim arising from a breach or alleged breach by the Lenders or the Lessors of any agreement entered into in connection with the assignment or participation of any Loan or Lessor Amount and (4) any Claim arising in respect to any Property in the period after the respective Lessee ceases to lease such Property from the Lessors under the related Lease, provided that the facts supporting such Claim occur after such period. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Properties or as a guaranty of the Notes.

              Section 13.2  End of Term Indemnity.

                     (a) If the Representative elects the Remarketing Option and there would, after giving effect to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Expiration Date and as a condition to the Representative's right to complete the remarketing of the Properties pursuant to Article XX of the Master Lease, the Representative shall cause to be delivered to the Agent Lessor at least one hundred twenty (120) days prior to the Expiration Date, at the Representative's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Agent Lessor, the Administrative Agent and the Participants (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of any of the Property from that anticipated for such date in the As-Built Appraisal delivered with respect to such Property.

                     (b) On or prior to the Expiration Date the Representative shall pay to the Agent Lessor for the account of each of the Lessors an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the applicable Property due to

                            (i)  extraordinary use; failure to maintain,
       repair, restore, rebuild or replace; failure to comply with all applicable laws; failure to use; workmanship; method of installation or





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
       removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

                            (ii) any change to the Plans and Specifications, or any Modification made to, or any rebuilding of, the applicable Properties or any part thereof by the applicable Lessee or the Construction Agent, or

                            (iii) the existence of any Hazardous Activity, Hazardous Materials or Environmental Violations, the indemnity for which shall not exceed the cost of the remediation thereof, or

                            (iv) any restoration or rebuilding carried out by the applicable Lessee or the Construction Agent, or

                            (v) any condemnation of any portion of any of the applicable Properties pursuant to Article XIV of the Master Lease, or

                            (vi) any use of any of the applicable Properties or any part thereof by the Lessee or any sublessee other than an assisted living facility or nursing facility as contemplated by the applicable As-Built Appraisal, or

                            (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease, or

                            (viii) the failure of the Lessors to have good and marketable title to any of the applicable Properties free and clear of all Liens (excluding Permitted Property Liens), or

                            (ix) the existence of any sublease relating to any of the applicable Properties that shall survive the Expiration Date.

              Section 13.3 Environmental Indemnity. Without limitation of the other provisions of this Article XIII, the Representative hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including, without limitation, third party claims for personal injury or real or personal property damage), losses (including but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of the Property related thereto), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local Governmental Authority, arising in whole or in part, out of:

                     (a) the presence on or under any of the Properties of any Hazardous Materials, or any Releases of any Hazardous Materials on, under, from or onto any of the Properties,

                     (b) any activity, including, without limitation, construction, carried on or undertaken on or off any of the Properties, and whether by any Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of any Lessee or any predecessor in title, or any other Persons (including such Indemnitee), or in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any of the Properties,

                     (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Hazardous Materials Laws,

                     (d) any claim concerning lack of compliance with Hazardous Materials Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                     (e) any residual contamination on or under any of the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal





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
of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, that the Representative shall not be required to indemnify any Indemnitee under this Section 13.3 for any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease Term with respect to any Claim based on facts or circumstances arising prior to or during the Lease Term, and shall be separate and independent from any remedy under the Lease or any other Operative Document.

              Section 13.4  Proceedings in Respect of Claims.


              In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Representative of the commencement thereof, and the Representative shall be entitled, at the Representative's expense, to participate in, and, to the extent that the Representative desires to, assume and control the defense thereof; provided, however, that the Representative shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and the Representative shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Representative shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on any Property or any part thereof unless, in the case of civil liability, the Representative shall have posted a bond or other security satisfactory to take relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Representative which the Representative and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default under the Lease has occurred and is continuing.

The Indemnitee will join in the Representative's efforts to sever such action. The Indemnitee may participate at its own expense and with its own counsel in any proceeding conducted by the Representative in accordance with the foregoing. The Representative shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under
Section 13.1 or 13.3 without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

              Each Indemnitee shall at the expense of the Representative supply the Representative with such information and documents reasonably requested by the Representative as are necessary or advisable for the Representative to participate in any action, suit or proceeding to the extent permitted by
Section 13.1 or 13.3.

              Upon payment in full of any Claim by the Representative pursuant to Section 13.1 or 13.3 to or on behalf of an Indemnitee, the Representative, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Representative and give such further assurances as are necessary or advisable to enable the Representative vigorously to pursue such claims.

              Any amount payable to an Indemnitee pursuant to Section 13.1 or
13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.





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
              Section 13.5  General Tax Indemnity.

                     (a) Indemnification. The Representative shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the applicable Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                     (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Representative may have an indemnity obligation pursuant to this Section 13.5, or if any Tax Indemnitee shall determine that any Imposition to which the Representative may have an indemnity obligation pursuant to this Section 13.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within 30 days) notify the Representative in writing (provided that failure to so notify the Representative within 30 days shall not alter such Tax Indemnitee's rights under this Section 13.5 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any Impositions) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Representative (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Representative; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to the Representative, so inform the Representative and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Representative (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Representative unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

              The Representative shall be entitled for a period of 30 days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at the Representative's expense. If (x) such contest can be pursued in the name of the Representative and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Representative has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Representative has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Representative shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y), if such Tax Indemnitee determines reasonably and in good faith that such contest by the Representative could have a material adverse impact on the business or operations of such Tax Indemnitee and provides a written explanation to the Representative of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and provided that by taking control of the contest, the Representative acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y) above, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Representative indemnifies hereunder from Taxes for which the Representative is not obligated to indemnify hereunder, so that the Representative can control the contest of the former. In all other claims requested to be contested by the Representative, such Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Representative. In no event shall the Representative be permitted to contest (or such Tax Indemnitee required to contest) any claim,
(A) if such Tax Indemnitee provides the Representative with a legal opinion of counsel reasonably acceptable to the Representative that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Property or any part thereof unless the Representative shall have posted and maintained a bond or other security satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing, (C) unless the Representative shall have agreed to pay and shall pay, to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Representative shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving any or all such Tax Indemnitees with respect to any period for which the Representative may be liable to pay an indemnity under this Sec 13.5(b)) exceeds $75,000 and (B) unless, if requested by such Tax Indemnitee, the Representative shall have provided to such Tax Indemnitee an opinion of counsel selected by the Representative (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Tax Indemnitee and reasonably acceptable to the Representative) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

              The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment, provided, however, that if such Tax Indemnitee is the controlling party and the Representative recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which the Representative required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) and reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

              Each Tax Indemnitee shall, at the Representative's expense, supply the Representative with such information and documents reasonably requested by the Representative as are necessary or advisable for the

Representative to participate in any action, suit or proceeding to the extent permitted by this Section 13.5(b). Notwithstanding anything in this Section 13.5(b) to the contrary, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 13.5 (and with respect to which contest is required under this Section 13.5(b)) without the prior written consent of the Representative, unless such Tax Indemnitee waives its right to be indemnified under this Section 13.5 with respect to such claim.

              Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Representative shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 13.5 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

                     (c)  [Intentionally left blank]

                     (d)  Payments.  Any Imposition indemnifiable under this
Section 13.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 13.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this
Section 13.5 shall be made directly to such Tax Indemnitee entitled thereto or the Representative, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule II hereto. Upon the request of any Tax Indemnitee with respect to a Tax that the Representative is required to pay, the Representative shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Representative's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                     (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.5 and of which the Representative or any Lessee has knowledge, the Representative shall promptly notify such Tax Indemnitee of such requirement and, at the Representative's expense (i) if the Representative is permitted (unless otherwise requested by such Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or such Tax Indemnitee otherwise requests that such report, return or statement be filed in its name, prepare and finish such statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to such Tax Indemnitee for filing no later than 15 days prior to the due date therefor. In any case in which such Tax Indemnitee will file any such report, return or statement, the Representative shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement.

                     (f)  [Intentionally left blank]

                     (g) Tax Ownership. Each Tax Indemnitee represents and warrants that it will not, prior to the termination of the Master Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) any Property for any income tax purposes (unless required to do so by a Governmental Authority), it being understood that the Lessees are and will remain the owners of the Properties for such income tax purposes until the termination of the Master Lease.

              Section 13.6 Indemnity Payments in Addition to Lease Obligations. The Representative acknowledges and agrees that the Representative's obligations to make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce, any Beverly Entity's obligation to pay any amounts owing from time to time under the Lease.

              Section 13.7 Eurodollar Rate Lending Unlawful. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Documentation Date shall make it unlawful for any Participant to make, continue or maintain Eurodollar Loans/Lessor Amounts as contemplated by the Operative Documents, (i) such Participant shall promptly give





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written notice of such circumstances to the Representative, the Lessor Agent and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender or Lessor, as the case may be, hereunder to make, continue or maintain Eurodollar Loans/Lessor Amounts shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Participant to make, continue or maintain Eurodollar Loans/Lessor Amounts, such Participant shall then have a commitment only to make or maintain Base Rate Loans/Lessor Amounts when a Eurodollar Loans/Lessor Amounts is requested and (c) such Participant's Loans and Lessor Amounts then outstanding as Eurodollar Loans/Lessor Amounts, if any, shall be converted automatically to Base Rate Loans/Lessor Amounts on the respective last days of the then current Interest Periods with respect to such Loans and Lessor Amounts or within such earlier period as required by law. If any such conversion of Eurodollar Loans/Lessor Amounts occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Representative shall pay to such Participant such amounts, if any, as may be required pursuant to Section 13.10. In any such case, interest and principal (if any) shall be payable contemporaneously with the related Eurodollar Loans/Lessor Amounts of the other Participants.

              Section 13.8 Deposits Unavailable. If any of the Participants shall have determined that:

                            (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Participant in its relevant market; or

                            (ii) by reason of circumstances affecting the Participant's relevant market, adequate means do not exist for ascertaining the interest rate or Yield, as the case may be, applicable to such Participant's Eurodollar Loans/Lessor Amounts;

then, upon notice from such Participant to the Representative, the Lessor Agent, the Administrative Agent and the other Participants, (x) the obligations of the Participants to make or continue any Loans or Lessor Amounts as, or to convert any Loans or Lessor Amounts into Eurodollar Loans/Lessor Amounts shall be suspended, and (y) each outstanding Eurodollar Loan/Lessor Amount shall automatically convert into a Base Rate Loan/Lessor





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
Amount on the last day of the then current Interest Period applicable thereto.

              Section 13.9  Increased Costs, etc.

                     (a) If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Participant, or compliance by any Participant with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Documentation Date (or, if later, the date on which such Participant becomes a Participant):

                            (i) shall subject such Participant to any tax of any kind whatsoever with respect to any Eurodollar Loans/Lessor Amounts made, continued or maintained by it or its obligation to make, continue or maintain Eurodollar Loans/Lessor Amounts, or change the basis of taxation of payments to such Participant in respect thereof (except for excluded Impositions, any changes in taxes measured by or imposed upon the overall gross or net income, franchise or other taxes (imposed in lieu of such net income tax), of such Participant or its applicable lending office, branch, or any affiliate thereof); or

                            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans and Lessor Amounts, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Participant which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                            (iii) shall impose on such Participant any other condition (excluding any Tax of any kind) whatsoever in connection with the Operative Documents;

and the result of any of the foregoing is to increase the cost to such Participant, by an amount which such Participant deems to be material, of making, continuing or maintaining Eurodollar Loans/Lessor Amounts or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Representative from such Participant, through the Administrative Agent and/or the Agent Lessor, in





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accordance herewith, the Representative shall pay such Participant any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable; provided that, in any such case, the Representative may elect to convert the Eurodollar Loans/Lessor Amounts made by such Participant hereunder to Base Rate Loans/Lessor Amounts by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Representative shall promptly pay to such Participant, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 13.10. All payments required by this Section 13.9(a) shall be made by the Representative within 10 Business Days after demand by the affected Participant. The Representative shall not be obligated to reimburse any Participant for any increased cost or reduced return incurred more than 120 days after the date that such Participant receives actual notice of such increased cost or reduced return unless such Participant gives notice thereof to the Representative in accordance with this Section 13.9 during such 120 day period. If any Participant becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Representative, through the Administrative Agent and/or the Agent Lessor, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof (including the method by which such Participant allocated such amounts to the applicable Lessee or Lessees). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Administrative Agent and/or the Agent Lessor, to the Representative shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Lessor Amounts and all other amounts payable hereunder.

                     (b) Each Participant shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 13.9, including, without limitation, a change in the office of such Participant at which its obligations related to this Participation Agreement are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated





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
or waived, the Representative shall have the right to replace the affected Participant with a new financial institution that shall succeed to the rights of such Participant under this Participation Agreement; provided, however, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.

              Section 13.10 Funding Losses. The Representative agrees to indemnify each Indemnitee and to hold each Indemnitee harmless from any loss or expense which such Indemnitee may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) default by any Lessee in making a borrowing of, conversion into or continuation of Loans or Lessor Amounts which are Eurodollar Loans/Lessor Amounts after such Lessee has given a notice requesting the same in accordance with the provisions of this Participation Agreement, (b) default by such Lessee in making any prepayment of a Loan or Lessor Amounts which is a Eurodollar Loan/Lessor Amount after the Lessee has given a notice thereof in accordance with the provisions of this Participation Agreement, or (c) the making of a prepayment of Loans or Lessor Amounts which are Eurodollar Loans/Lessor Amounts on a day which is not
the last day of an Interest Period with respect thereto.   This covenant shall
survive the termination of this Participation Agreement or any other Operative Document and the payment of the Loans, Lessor Amounts and all other amounts payable under the Operative Documents.

              Section 13.11  Capital Adequacy.

                     (a) If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Documentation Date has or will have the effect of reducing the rate of return on any Participant's or its parent company's capital by an amount such Participant deems to be material, as a consequence of its commitments or obligations hereunder to a level below that which such Participant or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Participant's or its parent company's policies with respect to capital





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
adequacy), then, upon notice from such Participant, the Representative shall pay to such Participant such additional amount or amounts as will compensate such Participant and its parent company for such reduction (it being understood that such parent company shall not be reimbursed to the extent its subsidiary Participant is reimbursed by the Representative in connection with the same or a similar law, rule, regulation, change, request or directive applicable to such Participant). All payments required by this Section 13.11 shall be made by the Representative within 10 Business Days after demand by the affected Participant. The Representative shall not be obligated to reimburse any Participant for any reduced return incurred more than 120 days after the date that such Participant receives actual notice of such reduced return unless such Participant gives notice thereof to the Representative in accordance with this
Section 13.11 during such 120 day period. If any Participant becomes entitled to claim any additional amounts pursuant to this clause, it shall provide prompt notice thereof to the Representative, through the Administrative Agent and/or the Agent Lessor, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof (including the method by which such Participant allocated such amounts to the applicable Lessee or Lessees). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Administrative Agent and/or the Agent Lessor, to the Representative shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Participation Agreement and the other Operative Documents and the payment of the Loans, Lessor Amounts and all other amounts payable hereunder and thereunder.

                     (b) Each Participant shall use its commercially reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 13.11, including, without limitation, a change in the office of such Participant at which its obligations related to the Operative Documents are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated or waived, the Representative shall have the right to replace the





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
affected Participant with a new financial institution that shall succeed to the rights of such Participant under the Operative Documents; provided, however, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.


                                  ARTICLE XIV

                                THE AGENT LESSOR

              Section 14.1 Appointment and Authorization. Each Lessor irrevocably appoints and authorizes BMO Leasing (U.S.), Inc. as Agent Lessor (in such capacity as Agent Lessor hereunder and under the other Operative Documents, the "Agent Lessor") of such Lessor to enter into the Operative Documents (including, without limitation, the Master Lease and each Lease Supplement) on behalf of such Lessor and to act as specified herein and in the other Operative Documents, and each such Lessor hereby authorizes the Agent Lessor as agent for such Lessor, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto (including, without limitation, the execution and delivery from time to time with the Lenders' unanimous consent of Lease Supplements, Construction Agency Agreement Supplements, Assignment of Lease and Rent Supplements and the various other documents, conveyances, terminations, assignments and instruments contemplated herein to be delivered by the Agent Lessor on behalf of the Lessors). Each action taken by the Agent Lessor under any Operative Document shall be deemed to be on behalf of each the Lessors, unless otherwise indicated. Notwithstanding any provision to the contrary elsewhere herein or in the other Operative Documents, the Agent Lessor shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lessor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any of the other Operative Documents, or shall otherwise exist against the Agent Lessor.

              Section 14.2 Delegation of Duties. The Agent Lessor may execute any of its duties hereunder or under the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of





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counsel concerning all matters pertaining to such duties.  The Agent Lessor shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

              Section 14.3 Agent Lessor and Affiliates. The Agent Lessor shall have the same rights and powers under this Participation Agreement and under the other Operative Documents as any other Lessor, and may exercise or refrain from exercising the same as though it were not the Agent Lessor.

              Section 14.4 Action by Agent Lessor. The obligations of the Agent Lessor hereunder and under the other Operative Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent Lessor shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein and in the other Operative Documents.

              Section 14.5 Consultation with Experts. The Agent Lessor may consult with legal counsel (who may be counsel for a Beverly Entity, a Participant, the Administrative Agent, the Arranger or any Affiliate of any of
them), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

              Section 14.6 Exculpatory Provisions. Neither the Agent Lessor nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Operative Documents; (b) the performance or observance of any of the covenants or agreements of any Beverly Entity; (c) the satisfaction of any condition precedent specified herein or in any other Operative Document; (d) the validity, effectiveness or genuineness of any of the Operative Documents or any other instrument or writing furnished in connection herewith or therewith;
(e) the use of the proceeds of the Advances; (f) the existence of any Default or Event of Default; or (g) the properties, books or records of any Beverly Entity.

              Section 14.7 Reliance on Communications. The Agent Lessor shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit,





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letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Beverly Entity, independent accountants and other experts selected by the Agent Lessor with reasonable care). The Agent Lessor may deem and treat the Participants as the owner of their respective interests hereunder and under the other Operative Documents for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent Lessor in accordance with Section 12.1 of the Participation Agreement. The Agent Lessor, acting in its capacity as Agent Lessor, shall be fully justified in failing or refusing to take any action under this Participation Agreement or under any of the other Operative Documents unless it shall first receive such advice or concurrence of the Lessors as it deems appropriate or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent Lessor shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Operative Documents in accordance with a request of the Lessors and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants (including their successors and assigns).

              Section 14.8 Notice of Default. The Agent Lessor shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent Lessor has received notice from a Participant or a Beverly Entity referring to the Operative Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent Lessor receives such a notice, the Agent Lessor shall give prompt notice thereof to the Participants. The Agent Lessor shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lessors.

              Section 14.9 Non-Reliance on Agent Lessor and Other Participants. Each Participant expressly acknowledges that neither the Agent Lessor (other than in its role as Participant) nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent Lessor or any affiliate thereof hereafter taken, including any review of the





                                       85
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affairs of any Beverly Entity, shall be deemed to constitute any representation or warranty by the Agent Lessor to any Participant. Each Participant represents to the Agent Lessor that it has, independently and without reliance upon the Agent Lessor or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of each Beverly Entity and made its own decision to make its proportionate share of all Advances hereunder and under the other Operative Documents and enter into this Participation Agreement and the other Operative Documents. Each Participant also represents that it will, independently and without reliance upon the Agent Lessor or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation
Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of each Beverly Entity. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Agent Lessor hereunder, the Agent Lessor shall not have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of any Beverly Entity which may come into the possession of the Agent Lessor or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

              Section 14.10 Indemnification. The Lessors agree to indemnify the Agent Lessor in its capacity as such (to the extent not reimbursed by the Beverly Entities and without limiting the obligation of the Beverly Entities to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent Lessor in its capacity as such in any way relating to or arising out of this Participation Agreement or the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent





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Lessor under or in connection with any of the foregoing; provided that no
Lessor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent Lessor. If any indemnity furnished to the Agent Lessor for any purpose shall, in the opinion of the Agent Lessor, be insufficient or become impaired, the Agent Lessor may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment in full of the Obligations and all other amounts payable hereunder and under the other Operative Documents.

              Section 14.11 Failure to Act. Except for action expressly required of the Agent Lessor hereunder, the Agent Lessor shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lessors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

              Section 14.12 Resignation and Removal. The Agent Lessor may resign at any time upon at least 30 days' prior notice to the Representative and the Participants, and may be removed as such at any time by vote of the Required Lessors and notice to the retiring Agent Lessor, the Administrative Agent and the Representative. In the Event of any such resignation or removal, the Required Lessors shall as promptly as practicable (but with five Business Days' prior written notice being given to the Representative) appoint a successor Agent Lessor, provided that such successor Agent Lessor shall be approved by the Administrative Agent, and, unless an Event of Default is continuing, be approved by the Representative (which approval shall not be unreasonably withheld or delayed) and, if the Representative has not responded within such five Business Day period, the Representative shall be deemed to have approved such new Agent Lessor. If no successor Agent Lessor shall have been so appointed and shall have accepted such appointment within 30 days after either the retiring Agent Lessor's giving of notice of resignation or the Required Lessors' vote to remove the retiring Agent Lessor, then the retiring Agent Lessor may, on behalf of the Lessors, appoint a successor Agent Lessor, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country that is doing





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business in the United States and having a combined capital, surplus and undivided profits of at least $100,000,000, or a wholly owned subsidiary of such bank. Upon its acceptance of its appointment, such successor Agent Lessor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent Lessor, and the retiring Agent Lessor shall be discharged from all further duties and obligations as Agent Lessor under this Participation Agreement and under the other Operative Documents. After any retiring Agent Lessor's resignation or removal hereunder as Agent Lessor, the provisions of this Participation Agreement and of the other Operative Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Lessor under this Participation Agreement. No resignation or renewal of the Agent Lessor may become effective until a successor Agent Lessor has been appointed as provided above.

              Section 14.13 Distributions. The Agent Lessor shall, as promptly as practicable, distribute to each Participant its appropriate portion, if any, of payments received (in good, collected funds) by the Agent Lessor from the Beverly Entities for the account of the Participants or of any such payments so received for the account of such Participant.

              Section 14.14 Rights of Each Beverly Entity. Except where a Beverly Entity is expressly referenced in this Article XIV, (w) the Agent Lessor shall act solely as agent of the Lessors and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Beverly Entity, (x) this Article XIV is for the benefit of the Agent Lessor and the Participants only, (y) each Beverly Entity shall have no right to enforce any part of this Article XIV and shall have no rights as third party beneficiary or otherwise therein, and (z) this Article XIV may be amended by the approval of Agent Lessor and the Required Participants, without any need to obtain the approval of any Beverly Entity, provided no such amendment shall be permitted without the consent of the Representative, which consent shall not be unreasonably withheld. The Agent Lessor shall send the Representative a copy of any such amendments.





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                                   ARTICLE XV

                                 MISCELLANEOUS

              Section 15.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of any and all Property to the Agent Lessor, the construction of any Improvements, any disposition of any interest of the Agent Lessor or any Participant in any Property or any Improvements and the payment of the Notes and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in the other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof.

              Section 15.2 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser (other than Capstar Partners, Inc.) to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser (other than Capstar Partners, Inc.) retained or employed by any other Person so to act. Any party which is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

              Section 15.3 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile, and any such notice shall become effective (i) if delivered by United States mail, five (5) Business days after being deposited in the mail, certified or registered with appropriate postage prepaid, (ii) if delivered by a nationally recognized courier service, two (2) Business Days after delivery to a nationally recognized courier service specifying overnight delivery, (iii) if delivered by hand, when





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received or (iv) if delivered by facsimile, when transmitted (upon electronic confirmation thereof), and shall be directed to the address or facsimile number of such Person as indicated on Schedule II. From time to time any party may designate a new address or facsimile number for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

              Section 15.4 Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

              Section 15.5 Amendments, etc. Neither any Operative Document nor any of the terms thereof may be terminated (except upon payment in full of the Lease Balance or effective exercise and consummation of the Remarketing Option in accordance with Article XX of the Master Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of each party thereto and, regardless of whether the Lenders and the Lessors are parties thereto, the Required Participants; provided, however, that:

                     (a) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant:

                            (i) modify any of the provisions of this Section 15.5, change the definition of "Required Participants" or modify or waive any provision of any Operative Document requiring action by the foregoing;

                            (ii) amend, modify, waive or supplement any of the provisions of Section 2.5, 2.6 or 2.7 of the Loan Agreement;

                            (iii) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Article XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                            (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative





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
       Document), any Loan or Lessor Amount, the Lease Balance, the Loan Balance, Commitment Fees, amounts due pursuant to Section 20.2 of the Master Lease, interest or Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Commitment Fee payable to it) or, subject to subclause (iii) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), Loans or Lessor Amounts, Lease Balance, Loan Balance, Commitment Fees, Commitment Fee Shortfall Amounts, Shortfall Amount, Property Improvement Costs, Estimated Improvement Costs, Participant Balance, or any other definition which would affect the amounts to be advance or which are payable under the Operative Documents;

                            (v) consent to any assignment of the Master Lease or any Lease Supplement by any Lessee, releasing such Lessee from its obligations in respect of the payments of Rent, Loan Balance or Lease Balance or changing the absolute and unconditional character of such obligations; or

                            (vi) consent to any change in clause (i) of the definition of Unavailable Commitment Termination Date from August 1, 1997; and

                     (b) no such termination, amendment, supplement, waiver or modification that would increase the obligations of any Beverly Party thereunder or deprive any Beverly Party of any of its rights thereunder shall be effective against such Beverly Party without its written agreement or consent.

              Section 15.6 Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

              Section 15.7 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. No Beverly Entity shall assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

              Section 15.8 GOVERNING LAW. THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

              Section 15.9 Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              Section 15.10  Liability Limited.

                     (a) The parties hereto agree that except as specifically set forth herein or in any other Operative Document, no Lessor shall have any personal liability whatsoever to any Participant or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against such Lessor's interest in the Property; provided, however, that each Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as a Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding sentence: (i) no Lessor shall have any personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of each Lessor to any Lender are solely nonrecourse obligations except to the extent that such Lessor has received payment from others (including, without limitation, obligations with respect to the Loans); and
(iii) all such personal liability of any Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by such Lessor.

                     (b) No Participant shall have any obligation to any other Participant or to any Beverly Entity, the Lessors or the Lenders with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

              Section 15.11 Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Representative, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Representative, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

              Section 15.12 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

              Section 15.13 Setoff. The Lenders and the Lessors shall, upon the occurrence of any Lease Event of Default or Construction Agency Event of Default, have the right to appropriate and, subject to Section 4.7, apply to the payment of any Beverly Entity's obligations under the Lease, the Construction Agency Agreement and the other Operative Documents as security for the payment of such obligations, any and all balances, credits, deposits, accounts or moneys of such Beverly Entity then or thereafter maintained with any Lender or any Lessor. The rights of the Lenders and the Lessors under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Person may have.

              Section 15.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 15.14 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH BEVERLY ENTITY PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE AGENT LESSOR, THE ADMINISTRATIVE AGENT, THE ARRANGER AND EACH OF THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

              Section 15.15 No Participant Responsible for Other Participants. The obligations of each Participant under this Participation Agreement and the other Operative Documents are several and not joint; and, in the event of a failure by a Participant to perform any of its obligations hereunder or under any other Operative Document, neither the Agent Lessor nor the Administrative Agent nor any other Participant (other than the defaulting Participant) shall have any liability as a consequence thereof.

              Section 15.16 Each Lessor to Have an Undivided Interest. The Agent Lessor hereby confirms that it is holding each Property on behalf of the Lessors, each of which shall hold an undivided interest in the Property (and all proceeds thereof), in each case such interest to be equal to the Commitment of such Lessor relative to the aggregate amount of the Lessor Commitment of all Lessors.

              Section 15.17 Authority of Representative. Each of the Lessees hereby appoints and designates (which appointment and designation is irrevocable and coupled with an interest) Beverly Enterprises, Inc., as its attorney in fact and legal representative (the

"Representative") for the purposes of the Operative Documents and all transactions contemplated thereby, and hereby authorizes each Participant to conclusively rely on such designation. Each Lessee hereby confirms that the Representative, acting alone, has sufficient power and authority to bind such Lessee in respect of all matters contemplated by the Operative Documents, and hereby agrees to indemnify and hold each Participant harmless from and against any Claims it may suffer in relying on the Representative as above indicated.

              Section 15.18 Assignment by Beverly Enterprises, Inc. (a) Subject to the conditions under clause (b), notwithstanding any provision herein each party hereto agrees that Beverly Enterprises, Inc. may transfer all of its assets (other than the stock of Pharmacy and the Subsidiaries of Pharmacy) to a Wholly-Owned Subsidiary which is not a Subsidiary on the date hereof (the "New Beverly Holding Company"), and Beverly Enterprises, Inc. shall cause the New Beverly Holding Company to assume all of the obligations of Beverly Enterprises, Inc. at the time of such transfer, including the obligations of Beverly Enterprises, Inc. as Representative, Construction Agent and Parent Guarantor under the Operative Documents. Upon such transfer and assumption the terms "Company", "Representative", "Construction Agent" and "Parent Guarantor" shall mean the New Beverly Holding Company and shall cease to mean Beverly Enterprises, Inc. and thereupon Beverly Enterprises, Inc. and Pharmacy and its Subsidiaries, without further action on behalf of any party hereto, shall be released from all covenants, liabilities and obligations under the Operative Documents. Any transfer of assets by Beverly Enterprises, Inc. as aforesaid to New Beverly Holding Company and any distribution of the stock of New Beverly Holding Company to shareholders of Beverly Enterprises, Inc. shall not constitute a Change of Control.

              (b) Conditions Precedent. The transfer and assignment contemplated under clause (a) shall not occur, and the Operative Documents shall remain in full force and effect, unmodified by such transfer and assignment unless and until all of the following conditions precedent (the "Conditions Precedent") have been satisfied, to the satisfaction of the Agent Lessor, the Administrative Agent and each Participant, on or before the date of such transfer and assignment (the Conditions Precedent are for the benefit of the Agent Lessor, the Administrative Agent and each Participant only):

                     (i) Payment of Transaction Expenses. Beverly Enterprises, Inc. shall pay the Transaction Expenses incurred in connection with the transactions contemplated under clause (a), and any other costs and fees incurred by the Administrative Agent, the Agent Lessor and each Participant in accordance with the terms of the Operative Documents.

                     (ii) Confirmation of Covenants and Representations and Warranties. All of the Beverly Entities' covenants, representations, and warranties contained in the Operative Documents (except as expressly modified by clause (a)) shall remain true and correct and enforceable in all respects before and after giving effect to the transactions contemplated under clause
(a).

                     (iii) No Default. No Default, Event of Default, breach or failure of condition exists, or would exist with notice or lapse of time or both, under any of the Operative Documents before or after giving effect to the transactions contemplated under clause (a).

                     (iv) Reperfection. Each of the Participants shall have received evidence reasonably satisfactory to it that each Lien under the Operative Documents with respect to the Representative has been, or will be, amended in a manner sufficient to properly perfect each of their interests therein.

              Section 15.19 Recourse during Construction. Notwithstanding any provision herein to the contrary prior to the Completion Date for any Property if no Construction Agency Agreement Event of Default described in clauses (a) or (b) of Section 5.1 of the Construction Agency Agreement has occurred and is continuing with respect to such Property and no Construction Agency Agreement Event of Default described in clause (c) of Section 5.1 of the Construction Agency Agreement has occurred and is continuing, so long as the Lessee for such Property relinquishes its interests therein and conveys possession of such Property to the Agent Lessor as contemplated by Section 20.3(b)(ii) of the Master Lease with the affidavit and certificate contemplated by Section 20.3(b)(i) of the Master Lease, the maximum recovery on a recourse basis from such Lessee for such Property (and any guarantor of such Lessee, including the Guarantors) shall be limited to 89.99% of the Property Cost with respect to such Property; provided that the Lessees and the Representative (on behalf of itself and each other Beverly Entity) acknowledge and agree that Lessors shall be entitled to recover 100% of such Lease Balance from its interest as owner or mortgagee, as the case may be, in such Property and provided further that nothing contained in this Section 15.19 limits the obligation of the Representative with respect to indemnification under Article XIII.

              IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                       BEVERLY ENTERPRISES, INC., as
                                       Representative, Construction Agent and
                                       Parent Guarantor


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                                       LOS ANGELES AGENCY, as Arranger,
                                       Administrative Agent
                                       and as a Lender


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       BMO LEASING (U.S.),
                                       INC., as Agent Lessor and as a Lessor


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       BANK OF MONTREAL, as Co-Arranger and as a Lender


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       VANTAGE HEALTHCARE CORPORATION, as Lessee and Structural Guarantor

                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       PETERSEN HEALTH CARE, INC., as Lessee and
                                       Structural Guarantor


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       BEVERLY SAVANA CAY MANOR, INC., as Lessee and Structural Guarantor


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       BEVERLY ENTERPRISES - GEORGIA, INC., as
                                       Lessee and Structural Guarantor


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       BEVERLY ENTERPRISES - CALIFORNIA, INC.,
                                       as Lessee and Structural Guarantor


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                      SCHEDULE I
                                                      TO PARTICIPATION AGREEMENT

                                 COMMITMENTS

=============================================================================
                                                                  COMMITMENT
  PARTICIPANT                     COMMITMENT                      PERCENTAGE
-----------------------------------------------------------------------------
             LENDERS
             -------
-----------------------------------------------------------------------------
  LTCB                            $25,000,000                      50%
-----------------------------------------------------------------------------
  Bank of Montreal                $17,000,000                      34%
-----------------------------------------------------------------------------
             LESSORS
             -------
-----------------------------------------------------------------------------
  BMO Leasing
  (U.S.), Inc.                    $ 8,000,000                      16%
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                          TOTAL   $50,000,000                     100%
-----------------------------------------------------------------------------

=============================================================================

                                                                     SCHEDULE II
                                                      TO PARTICIPATION AGREEMENT

Notice Information, Wire Instructions and Funding Offices

Representative, Construction Agent and Parent Guarantor

BEVERLY ENTERPRISES, INC.

5111 Rogers Avenue
Suite 40-A
Fort Smith, Arkansas 72919

Attention: Jack MacKenzie
Facsimile No.: (501) 452-2705

Wire Transfer Instructions:
       Bank:  Chase Manhattan Bank
       ABA Number:  021-000-021
       Account Name:  Beverly Enterprises, Inc.
       Account Number:  323-213448
       Ref:  Synthetic Lease Draws


Agent Lessor:

BMO LEASING (U.S.), INC.

311 West Monroe
Chicago, IL 60603

Attention: Amy Szeto
Facsimile No.: (312) 461-2347

Wire Transfer Instructions:
       Bank:  Citibank N.A.
       ABA Number:  021-000-089
       Account Name:  BMO Leasing
       Account Number:  3602-3029
       Ref:  Beverly Enterprises


Administrative Agent:

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
LOS ANGELES AGENCY

350 South Grand Avenue
Suite 3000
Los Angeles, CA 90071

Attention: Wing-Yin Wong

Facsimile No.: (213) 626-1067

Wire Transfer Instructions for the Account:
       Bank:  Bankers Trust New York
       ABA Number:  021001033
       Account Name:  Long-Term Credit Bank of Japan, Ltd.,
                  Los Angeles Agency
       Account Number:  04203542
       Ref:  Beverly Enterprises, Inc.


Lessors:

BMO LEASING (U.S.), INC.

311 West Monroe
Chicago, IL 60603

Attention: Amy Szeto
Facsimile No.: (312) 461-2347

Wire Transfer Instructions:
       Bank:  Citibank N.A.
       ABA Number:  021-000-089
       Account Name:  BMO Leasing
       Account Number:  3602-3029
       Ref:  Beverly Enterprises


Lenders:

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
LOS ANGELES AGENCY

350 South Grand Avenue
Suite 3000
Los Angeles, CA 90071

Attention: Wing-Yin Wong
Facsimile No.: (213) 626-1067

Wire Transfer Instructions:
       Bank:  Bankers Trust New York
       ABA Number:  021001033
       Account Name:  Long-Term Credit Bank of Japan, Ltd.,
                          Los Angeles Agency
       Account Number:  04203542
       Ref:  Beverly Enterprises, Inc.

BANK OF MONTREAL

115 South LaSalle
Chicago, IL 60603

Attention: Sonya Taitt
Facsimile No.: (312) 750-4345

Wire Transfer Instructions:
       Bank:  Harris Bank
       ABA Number:  071-000-288
       Account Name:  Bank of Montreal
       Account Number:  124-8566
       Ref:  Beverly Enterprises

Lessees and
Structural Guarantors:

c/o Beverly Enterprises, Inc.

                                                                    SCHEDULE III
                                                      TO PARTICIPATION AGREEMENT


                           Item 8.2(h) - Subsidiaries



                          Item 10.2(i) - Indebtedness





                                      III

SCHEDULE IV
TO PARTICIPATION AGREEMENT


PRICING CATEGORY


For purposes of the Pricing Categories used in the definitions of "Loan Margin" and "Lessor Margin", the following terms have the following meanings:

"Pricing Ratio" means the ratio of Consolidated EBITDAR to the sum of Consolidated Interest Charges and Consolidated Rental Expense.

"Category I Pricing" applies on any day after March 31, 1997 if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii), the Pricing Ratio is greater than 2.50 to 1.0.

"Category II Pricing" applies on any day after March 31, 1997 if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to
Section 10.1(d)(iii), (i) the Pricing Ratio is greater than 2.25 to 1.0 and
(ii) Category I Pricing does not apply.

"Category III Pricing" applies on any day (a) from and including the Documentation Date to and including March 31, 1997 and (b) if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii), (i) the Pricing Ratio is greater than 2.00 to 1.0 and (ii) neither Category I Pricing nor Category II Pricing applies.

"Category IV Pricing" applies on any day if, as of the last day of the fiscal quarter of the Representative most recently ended on or prior to such day and as to which the Representative shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 10.1(d)(iii), (i) Pricing Ratio is greater than 1.75 to 1.0 and (ii) none of Category I Pricing, Category II Pricing or Category III Pricing applies.

"Category V Pricing" applies on any day if, on such day, no other Pricing Category applies.

       "Pricing Category" means any one of the five pricing categories denominated Category I Pricing, Category II Pricing, Category III Pricing, Category IV Pricing or Category V Pricing.

                                                                       EXHIBIT A
                                                      TO PARTICIPATION AGREEMENT


                    FORM OF LEGAL OPINION OF REPRESENTATIVE,
                           LESSEES AND GUARANTORS(1/)


                                                                  March __, 1997


To the Parties
Listed on Schedule A hereto


Re:    Beverly Enterprises, Inc.


Ladies and Gentlemen:

              We have acted as counsel to Beverly Enterprises, Inc., a Delaware corporation (the "Representative"), each of the Lessees as identified on the signature pages to the Participation Agreement (as defined below) (each a Lessee and collectively the "Lessees") and each of the Guarantors as identified on the signature pages to the Participation Agreement (as defined below) (each a Guarantor and collectively, the "Guarantors") (the Representative, each Lessee and each Guarantor collectively, the "Beverly Entities") in connection with the negotiation, execution and delivery of (i) the Participation Agreement, dated as of March 21, 1997 (the "Participation Agreement"), among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger and (ii) each of the other Operative Documents. Terms not defined herein have the meanings assigned to those terms in Appendix A to the Participation Agreement. References herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the applicable State on the date hereof. This letter is furnished to you pursuant to Section 2.1(j)(v) of the Participation Agreement.

              We have examined the originals, or certified, conformed or reproduction copies, of the Participation





--------------------

(1/)These opinions may be divided between Lessee's New York counsel with respect to opinions 3, 9 and 10 and Lessee's general counsel with respect to all other opinions.

Agreement, the other Operative Documents and all records, other agreements, instruments and documents and have made such other investigations as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In our examination, we have assumed with your approval the genuineness of all signatures; the authenticity of documents submitted to me as originals; and the conformity with authentic original documents of all documents submitted to me as copies.

              As to matters of fact bearing upon the opinions set forth below, we have relied, without independent verification, upon the accuracy and genuineness of the representations and warranties made in the Operative Documents by the various parties to the Operative Documents (other than the Beverly Entities). In rendering such opinions, we have further relied on the following assumptions, the accuracy of which we have not independently verified:

                     Each of the parties to the Operative Documents (other than the Beverly Entities) has the right, power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, and has duly authorized the execution and delivery of the Operative Documents to which it is a party and the performance of its obligations thereunder.

                     Each of the parties to the Operative Documents (other than the Beverly Entities) has duly executed and delivered the Operative Documents to which it is a party.

                     Each of the Operative Documents constitutes the legal, valid and binding obligation of each party thereto (other than the Beverly Entities) and creates the rights and interests which it purports to create therein.

              Based upon the foregoing examinations and assumptions, and subject to the exclusions and qualifications stated below, and having regard for the legal considerations that we deem relevant, we are of the opinion that:

              1. Each of the Beverly Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform its obligations under the Operative Documents to which it is or will be a party. Each of the Beverly Entities is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect.

              2. The execution, delivery and performance by each of the Beverly Entities of each Operative Document to which it is a party have been duly authorized by all necessary corporate action on its part and each such Operative Document has been duly executed and delivered by Lessee and such Guarantor.

              3. Each Operative Document to which any Beverly Party is a party constitutes its legal, valid and binding obligation, enforceable against such Beverly Entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

              4. Neither the execution, delivery or performance by any Beverly Entity of any Operative Document to which it is a party (i) requires any approval of the stockholders of any Beverly Entity, or approval or consent of any trustee or holder of any of such Beverly Entity's indebtedness or obligations; (ii) contravenes or will contravene any Requirement of Law currently in effect applicable to or binding upon any Beverly Entity; (iii) conflicts with, results in any breach of or constitutes any default under, or results in the creation of any Lien (other than the respective rights and interest of the Participants as provided in the Operative Documents) upon any Beverly Entity's property under, (A) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument by which such Beverly Entity or any of its properties may be bound, (B) such Beverly Entity's corporate charter or (C) such Beverly Entity's by-laws.

              5. There is no action, proceeding or investigation pending or, to the best of our knowledge, threatened which is reasonably likely to result, either in any case or in the aggregate, in a Material Adverse Effect with respect to any Beverly Entity.

              6. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Governmental

Authority is or will be required in connection with the execution and delivery by any Beverly Entity of the Operative Documents to which it is a party, or the performance by any Beverly Entity of its obligations under such Operative Documents.

              7. Neither the Notes nor the interests of the Participants under the Operative Documents are required to be registered under the Securities Act of 1933, as amended.

              8. No Beverly Entity is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Beverly Entity is subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. The proceeds of any Advance, if used in accordance with the terms of the Operative Documents, will not result in a violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

              9. No Participant is required under the laws of New York to qualify as a foreign corporation, foreign trust company or otherwise in New York solely as a result of its execution, delivery and performance of the Operative Documents to which it is a party.

              10. The express choice of law of the State of New York to govern the Operative Documents is enforceable and will be recognized by New York courts.

              11. The UCC Financing Statements which are to be recorded or filed within the State, the forms of which are attached as Schedule I hereto, are in form sufficient under the laws of the State for filing or recording, and when recorded with the Recording Office and the Arkansas Secretary of State will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the interest of the Agent Lessor in the collateral described therein to the extent the same can be perfected by filing or recording in the State.

We are licensed to practice law in the State of [Arkansas][New York].   This
opinion is solely for your benefit and for the benefit of subsequent assignees of any Participant's interests in the Operative Documents. No other person or entity shall be entitled to rely on matters set forth herein without the express written consent of the undersigned. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.


                                                  Very truly yours,

                                   SCHEDULE A


BMO Leasing (U.S.) Inc.

The Long-Term Credit Bank of Japan, Ltd.,
Los Angeles Agency

Bank of Montreal

                                                                       EXHIBIT B
                                                      TO PARTICIPATION AGREEMENT
                             FORM OF FUNDING REQUEST

                                     (Date)

TO: Agent Lessor and the Administrative Agent, pursuant to the Participation Agreement (the "Participation Agreement") dated as of March 21, 1997 among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement).

FROM:  Beverly Enterprises, Inc., as Construction Agent

RE:    [Funding Date][Acquisition Date] Closing


1. This irrevocable Funding Request is hereby delivered by Lessee pursuant to Section 3.4(a) of the Participation Agreement.

2. The [Funding Date][Acquisition Date] is scheduled for _______________, 199_ [, and such date will also be an Acquisition Date].

3.     The amount of the Advance is $__________________.

4. The Loans and Lessor Amounts comprising such Advance will be [Base Rate Loans/Lessor Amounts][Eurodollar Loans/Lessor Amounts]. The initial Interest Period for such Eurodollar Loans/Lessor Amounts will extend from the [Funding Date] [Acquisition Date] to the next Scheduled Payment Date.

5.     The Advance will be allocated among each of the Properties listed in
       Schedule I attached hereto. With respect to each acquisition of Property, Schedule II specifies (i) a description of the Property, (ii) the seller or lessor of the Property, (iii) the related Land Acquisition Cost and (iv) the Estimated Improvement Costs.

6. After giving effect to the Advance requested hereby, the Property Cost for each Property in respect of which the Advance is being drawn is set forth on Schedule A hereto and such amount does not exceed the Fair Market Sales Value for such Property as set forth in the As-Built Appraisal therefor as delivered pursuant to clause (i) or (ii) of
       Section 6.2(b) of the Participation Agreement.

7.     Funds shall be sent by wire transfer as follows:

       a. Each Lessor and Lender shall transfer its Commitment Percentage of $______________ to the following account of Agent Lessor:

                     Bank:
                     ABA Number:
                     Account Name:
                     Account Number:
                     Ref:
                     Further Credit to:

                     [amount to be provided by Lessee]

       b. Construction Agent hereby instructs Agent Lessor to distribute the funds as follows:

                     [information to be provided by Construction Agent]

8. All of the costs being funded pursuant to this Funding Request relate to the acquisition of Land and all Improvements thereon and to the construction of such other Improvements subject to the Master Lease and all moneys advanced to Construction Agent pursuant to this Funding Request will be applied by Lessee solely to the payment (or reimbursement) of such costs.

       In connection with such requested Advance, the Construction Agent hereby represents and warrants to you as follows:

       a. On the proposed Funding Date or Acquisition Date, both immediately before and after giving effect to the making of the requested Advance and the application of the proceeds thereof, the statements made by each Beverly Entity in Section 8 of the Participation Agreement are true and correct in all material respects.

       b. After giving effect to the Advance requested hereby (i) the aggregate outstanding amounts of each of the Loans and the Lessor Amounts to all Lessees does not exceed the Commitments of the Lenders and the Lessors, respectively and (ii) in the case of an acquisition of a fee simple interest or leasehold interest in the applicable Land, the Land Acquisition Cost for such Property does not exceed the Fair Market Sales Value of such Property as set forth in the Appraisal of such Property delivered pursuant to
              Section 6.1(d) of the Participation Agreement.

       c. All of the conditions precedent set forth in Article VI of the Participation Agreement applicable to the Advance requested hereby have been satisfied or waived.

              IN WITNESS WHEREOF, I have signed my name this ______ day of _______, 199_.



                            BEVERLY ENTERPRISES, INC.,
                            as Construction Agent



                            By:
                               ----------------------------
                            Name:
                                 --------------------------
                            Title:
                                  -------------------------

                         SCHEDULE A TO FUNDING REQUEST

                             ALLOCATION OF ADVANCES


===================================================================================================================
                                                                                          Aggregate Property
                                                                                         Cost (all Advances to
Property Description       Lease       Land Acquisition Costs      Improvement Costs     date, including Current
   (City, State)         Supp. No.     (Current Advance Only)   (Current Advance Only)          Advance
-------------------------------------------------------------------------------------------------------------------
1._______                 No. __             $________                $________               $________
-------------------------------------------------------------------------------------------------------------------
2._______                 No. __             $________                $________               $________
-------------------------------------------------------------------------------------------------------------------
3._______                 No. __             $________                $________               $________
-------------------------------------------------------------------------------------------------------------------
4._______                 No. __             $________                $________               $________
-------------------------------------------------------------------------------------------------------------------
5._______                 No. __             $________                $________               $________
===================================================================================================================
================================================================================
                      As-Built Appraisal for        Land Acquisition
Property Description     Property as of           Costs and Estimated
   (City, State)        Completion Date            Improvement Costs
--------------------------------------------------------------------------------
1._______                $________                   $________
--------------------------------------------------------------------------------
2._______                $________                   $________
--------------------------------------------------------------------------------
3._______                $________                   $________
--------------------------------------------------------------------------------
4._______                $________                   $________
--------------------------------------------------------------------------------
5._______                $________                   $________
================================================================================

                         SCHEDULE B TO FUNDING REQUEST

                              INFORMATION REQUIRED
                        FOR FUNDING ACQUISITION OF LAND

       1.     Description of the subject Property:__________.

       2. The subject Property consists of [Land only] [Land and Improvements].

       3. The Land comprising part of the subject Property is to be [ground leased by the Lessors] [acquired by the Lessors in fee simple].

       4. [name of Seller/Ground lessor] is the [Seller] [Ground lessor] of the Land comprising part of the subject Property.

       5. (*/)Land Acquisition Cost for the subject Property: Indicated on Schedule A.

       6. Estimated Improvement Costs for the subject Property in the aggregate are $_____________.





-------------------------

(*/) Insert in the case of an acquisition of a fee simple interest in the applicable Land.

                                                                       EXHIBIT C
                                                      TO PARTICIPATION AGREEMENT

          FORM OF INTEREST PERIOD SELECTION/CONTINUATION/CONVERSION
                                  NOTICE(*/)

                         Re:(Beverly Enterprises, Inc.)


TO:    Agent Lessor and Administrative Agent


This Interest Period Selection/Continuation/Conversion Notice is delivered to you pursuant to Section 3.6 of the Participation Agreement dated as of March 21, 1997 (the "Participation Agreement"), among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       Beverly Enterprises, Inc. (the "Representative") hereby requests that on _____ __, 19__, all or any portion of the presently outstanding principal amount of the Loans and Lessor Amounts:

       (1) which are presently [Base Rate Loans/Lessor Amounts] [Eurodollar Loans/Lessor Amounts with an Interest Period ending on ______ __, 19__],

       (2)  be [continued as] [converted into],

       (3) [Eurodollar Loans/Lessor Amounts having an Interest Period of _____ months].

       Any and all capitalized terms used in this Notice for Selection/Continuation/Conversion shall have the meaning ascribed thereto in the Participation Agreement, unless specifically defined herein.

       The Representative hereby certifies, represents and warrants that no Default or Event of Default exists or will (after giving effect to the selection, continuation or conversion requested hereby) exist.





-------------------------

(*/)Subject to Section 3.6(b) of the Participation Agreement, this notice is only applicable with respect to Loan and Lessor Amounts outstanding during the Basic Lease Term.

       The Representative has caused this notice to be executed and delivered by its Responsible Officer this _____ day of ______ __, 19__.



                            BEVERLY ENTERPRISES, INC.,
                            as Representative



                            By:
                               ------------------------
                            Name:
                                 ----------------------
                            Title:
                                  ---------------------

                                                                     EXHIBIT D-1
                                                      TO PARTICIPATION AGREEMENT

                         FORM OF OFFICER'S CERTIFICATE

Pursuant to the Participation Agreement dated as of March 21, 1997 (the "Participation Agreement") among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time. I, _______________, _______________ of [Representative/Lessee], do hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement):

1. The representations and warranties of [Representative/Lessee] contained in the Participation Agreement and other Operative Documents to which it is a party are true, correct and complete on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

2. [Representative/Lessee] has performed all agreements on its part required to be performed under the Participation Agreement and the other Operative Documents to which it is a party on or prior to the date hereof.

3.  There exists on the date hereof no Default or Event of Default.


IN WITNESS WHEREOF, I have signed my name this _____ day of _____________, 199__.



                            [REPRESENTATIVE/LESSEE]


                            By:
                               ------------------------
                            Name:
                                 ----------------------
                            Title:
                                  ---------------------





                                     D-1-I

                                                                     EXHIBIT D-2
                                                      TO PARTICIPATION AGREEMENT

                        FORM OF SECRETARY'S CERTIFICATE

       The undersigned, _________________, [Assistant] Secretary of [Representative/Lessee], a ______ corporation [("Representative/Lessee"], pursuant to the Participation Agreement dated as of March 21, 1997 (the "Participation Agreement") among the Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, does hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement):

       1. Attached hereto as Exhibit A is a true, correct and complete copy of [Representative's/Lessee's] Certificate of Incorporation, as amended, and in effect on the date hereof, certified by the Secretary of State of the State of [its incorporation].

       2. Attached hereto as Exhibit B is a true, correct and complete copy of [Representative's/Lessee's] Articles and By-Laws, as amended, and in effect on the date hereof, and such by-laws have been in full force and effect since _________________, 19____ without modification or amendment.

       3. Attached hereto as Exhibit C are true, correct and complete copies of all resolutions adopted by the [Board of Directors] (and shareholders) of [Representative/Lessee] relating to the [Participation Agreement/Master Lease] and the other Operative Documents to which [Representative/Lessee] is a party, which resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

       4. No proceeding for merger, consolidation, liquidation, reorganization or dissolution of [Representative/Lessee] or the sale of all or substantially all of its assets is pending or contemplated.

       5. The following persons are on the date hereof duly qualified and acting officers of [Representative/ Lessee], duly elected or appointed to the offices set forth beside their respective names and signatures, and each such person who, as an officer of





                                     D-2-I

[Representative/Lessee], signed the [Participation Agreement/Master Lease], any of the other Operative Documents or any other document delivered before or on the date hereof in connection with such agreements and documents and the transactions contemplated therein was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures:


NAME                 OFFICE                SIGNATURE
----                 ------                ---------


-------------        --------------        ------------------


-------------        --------------        ------------------


-------------        --------------        ------------------


       IN WITNESS WHEREOF, I have signed my name this _____ day of _____________, 199__.


                     [REPRESENTATIVE/LESSEE]


                     By:
                        ---------------------------
                     Name:
                          -------------------------
                     Title:  [Assistant] Secretary


       I, ___________________, [Vice] President of [Representative/Lessee], hereby certify that ______________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of [Representative/Lessee], and that the signature set forth above is such person's true and correct signature.

Dated:  _________________, 199__


                     [REPRESENTATIVE/LESSEE]


                     By:
                        ---------------------------
                     Name:
                          -------------------------
                     Title:  [Vice] President





                                     D-2-II

                                                                     EXHIBIT D-3
                                                      TO PARTICIPATION AGREEMENT

                   FORM OF RESPONSIBLE OFFICER'S CERTIFICATE

       Pursuant to the Participation Agreement dated as of March 21, 1997, among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, I, [name of Responsible Officer], [position of Responsible Officer] of Beverly Enterprises, Inc. (the "Representative"), do hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement):

       1. The representations and warranties of each Beverly Entity contained in the Participation Agreement and other Operative Documents to which it is a party are true, correct and complete on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

       2. Each Beverly Entity has performed all agreements on its part required to be performed under the Participation Agreement and the other Operative Documents to which it is a party on or prior to the date hereof

       3. Each Operative Document to which any Beverly Entity is a party is in full force and effect with respect to it.

       4.     There exists on the date hereof no Default or Event of Default.





                                     D-3-I

       IN WITNESS WHEREOF, I have signed my name this _____ day of _______________ 199_ and certify that I am the [position of Responsible Officer] of the Representative.


                            BEVERLY ENTERPRISES, INC.,
                            as Representative



                            By:
                               ---------------------------
                            Name:
                                 -------------------------
                            Title:
                                  ------------------------





                                     D-3-II

                                                                       EXHIBIT E
                                                      TO PARTICIPATION AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

TO:    Agent Lessor, Administrative Agent, Lessors and Lenders

1. This Compliance Certificate is hereby delivered by the Representative pursuant to Section 10.1(d)(3)(B) of the Participation Agreement dated as of March 21, 1997, among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (the "Participation Agreement").

2. As described below, the Representative and each Lessee has been in compliance during and at the end of such accounting periods covered by the financial statements delivered pursuant to Sections 10.1(d)(i) and 10.1(d)(ii) of the Participation Agreement with the restrictions contained in Section 10.2(a), Section 10.2(b), Section 10.2(c), clause v of Section 10.2(e), Section 10.2(f), Section 10.2(g), Section 10.2(i) and Section 10.2(1) of the Participation Agreement.

     [Representative to provide reasonable detail evidencing compliance with aforementioned section references]

       Any and all capitalized terms used in this Compliance Certificate shall have the meaning ascribed thereto in the Participation Agreement, unless specifically defined herein.

       IN WITNESS WHEREOF, I have signed my name this _____ day of _______________ 199_.


                            BEVERLY ENTERPRISES, INC.,
                            as Representative


                            By:
                               ---------------------------
                            Name:
                                 -------------------------
                            Title:
                                  ------------------------

                                                                       EXHIBIT F
                                                      TO PARTICIPATION AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT

To:  Beverly Enterprises, Inc. as the Lessee
     BMO Leasing (U.S.), Inc., as Agent Lessor

       Reference is made to Section 12.1 of the Participation Agreement dated as of March 21, 1997, among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (the "Participation Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given thereto in the Participation Agreement.

       [Name of assigning Participant] (the "Assignor") and [Name of Eligible Lender Assignee/Eligible Lessor Assignee] hereby agree as follows:

       1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a [__]% interest in and to all the Assignor's rights and obligations under the Operative Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the [Lender][Lessor] Commitment of the Assignor on the Effective Date and such percentage interest in each [Loan][Lessor Amounts] owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid [interest][Yield] and fees (including those fees under Section 4.4 of the Participation Agreement) accrued to the Effective Date).

       2. The Assignor (a) represents and warrants that as of the date hereof its [Lender][Lessor] Commitment (without giving effect to assignments thereof which have not yet become effective) is $[_______], and the outstanding aggregate principal balance of its [Loans][Lessor Amounts] (without giving effect to assignments thereof which have not yet become effective) is $[_______] and (b) makes no representation or warranty and assumes no responsibility (i) with respect to any statements, warranties or representations made in or in connection with any Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished thereunder or pursuant thereto, except that it represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of adverse claims, and (ii) with respect to the financial position of the Representative, Lessee or any Guarantor or the performance or observance by the Representative, any Lessee or any Guarantor of any of their respective obligations under any Operative Document or any other instrument or document furnished thereunder or pursuant thereto.

       3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (b) confirms that it has received a copy of each of the Participation Agreement, Lease, Construction Agency Agreement and Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1(d) of the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Agent Lessor, the Assignor or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Operative Document; (d) appoints and authorizes the Administrative Agent and the Agent Lessor, as applicable, to take such action on its behalf and to exercise such powers under the Operative Documents as are delegated to the Administrative Agent and the Agent Lessor, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto; and
(e) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Operative Documents are required to be performed by it as a Participant.

       4. From and after the Effective Date (a) the Assignee shall be party to and be bound by the provisions of the Operative Documents as a [Lender][Lessor] and, to the extent of its interests assigned by this Assignment Agreement, have the rights and obligations of a ["Lender"] ["Lessor"] and as a "Participant" thereunder and (b) the Assignor shall, to the extent of its interests assigned by this Assignment Agreement, relinquish its rights and be released from its obligations under the Operative Documents.

       5. This Assignment Agreement will be delivered to each of the Administrative Agent and the Agent Lessor together with a transfer fee of $2,500 payable by the Assignor or the Assignee to the Administrative Agent for its own account.

       [6.    The Assignor shall surrender to the Administrative Agent its Note or Notes representing the Assignor's interest in and to all the Assignor's rights and obligations under the Operative Documents, and the Administrative Agent will (upon execution and delivery thereof by the Representative) promptly provide to the Assignor and the Assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (each such note with a notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).](**/)

       7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       8. The effective date of this Assignment Agreement shall be ______ __, 19__ (the "Effective Date").

                     [THIS SPACE INTENTIONALLY LEFT BLANK]





-------------------------

(**/)This Section to apply only if the Assignor is a Lender.

       IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.


Adjusted Commitment                [__________________],

                                    as Assignor
Commitment to make Loans:
$_________
Commitment Percentage: ___%        By:
                                      --------------------------
Commitment to advance                 Name:
Lessor Amounts:                            ---------------------
$_________                            Title:
Commitment Percentage: ___%


Commitment


Commitment to make Loans:          [__________________],
$_________                          as Assignee
Commitment Percentage: ___%


Commitment to advance              By:
Lessor Amounts:                       --------------------------
$_____                                Name:
Commitment Percentage: ___%                ---------------------
                                      Title:
                                            --------------------

Agreed to and Accepted:

BEVERLY ENTERPRISES, INC.,
as Representative


By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------



THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
LOS ANGELES AGENCY,
as Administrative Agent



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------


BMO LEASING (U.S.), INC.,
as Agent Lessor



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

                                                                       EXHIBIT G
                                                      TO PARTICIPATION AGREEMENT

                FORM OF LEGAL OPINION OF LOCAL COUNSEL TO LESSEE


                         [Letterhead of Local Counsel]



                           ___________________, 19___



TO:    BMO Leasing (U.S.), Inc.

       Bank of Montreal

       The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency


Re:    Beverly Enterprises, Inc.

Ladies and Gentlemen:

       We have acted as special ___________________ counsel to _______________, a ____________ corporation (together with its permitted successors and assigns, the "Company") in connection with the transactions contemplated by the Participation Agreement dated as of March 21, 1997 (the "Participation Agreement"), entered into by and among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger.

       Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix A to the Participation Agreement.

       This opinion is being furnished to you at the request of [Lessee] (the "Lessee") pursuant to Section 6.1(s) of the Participation Agreement.

       In connection with the opinions contained herein, we have examined and are familiar with originals of or copies identified to our satisfaction of the documents listed on Schedule I attached hereto (the "Subject Documents"). In addition, we have examined and are familiar with such legal matters as we have deemed necessary for the purpose of rendering this opinion.

       In rendering this opinion we have assumed: (a) the genuineness of the signatures on all documents and instruments and the authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; (b) that each of the parties to the Subject Documents has all the legal capacity, power and authority required for it to enter into the Subject Documents to which it is a party, and to perform its respective obligations thereunder; (c) that all such matters have received any corporate or other authorization required by any applicable charter, by-law, law or regulation; (d) the due execution and delivery of the Subject Documents by each of the parties thereto; and (e) that there are no agreements between any parties which would alter the agreements set forth in the Subject Documents. To the extent that the assumptions in clauses (b) and (c) relate to any laws or regulations, such assumptions relate only to those laws and regulations as to which we are not opining herein.

       Based upon the foregoing, we are of the opinion that:

       1. Neither BMO Leasing (U.S.), Inc. nor any Participant is required under the laws of the State of ____________ (the "State") to qualify as a foreign corporation or otherwise in the State solely as a result of its execution, delivery and performance of the Subject Documents to which it is a party.

       2. Title to the Property situated in the State may be held in the name of the Agent Lessor as follows: BMO Leasing (U.S.), Inc., as Agent Lessor under the Master Lease and Open End Mortgage dated as of March 21, 1997, among BMO Leasing (U.S.), Inc., as Agent Lessor, Beverly Enterprises, Inc., as Representative and the various Lessees identified therein.

       3. To the extent local law is applicable to the Subject Documents, each of the Subject Documents delivered on the Acquisition Date for the related Property situated in the State or previously delivered constitutes the legal, valid and binding obligation of the parties thereto enforceable against each such party in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

       [4.    The [Deed] [Ground Lease] delivered on the Acquisition Date for the related Property situated in the State is in form sufficient under the laws of the State to convey all interests in the property described therein intended to be conveyed thereby, and such instrument, when filed or recorded with _______________________ (the "Recording Office") will have been filed or recorded in the appropriate public offices in the State in which such filing or recording is necessary to convey valid title to the property described therein to the Agent Lessor.

       5. The Subject Documents create rights in the Agent Lessor for the ratable benefit of all Participants, and the Agent Lessor has the power to exercise remedies granted to it by the Subject Documents without naming the other Participants.

       6. No registration, filing or qualification is required to permit the Agent Lessor to exercise remedies in the State under the Lease, and the validity and enforceability of the Lease will not be affected by any failure of the Agent Lessor to qualify.

       7. If the transactions contemplated by the Master Lease and Lease Supplement No. __ (the "Subject Lease Supplement") delivered on the Acquisition Date for the related Property situated in the State are characterized as a lease transaction, the Master Lease and the Subject Lease Supplement are in form sufficient under the laws of the State to demise to the Lessee a valid leasehold interest in such Property. The Subject Lease Supplement, when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to provide constructive notice of the Subject Lease Supplement to third Persons and to establish of record the interest of the Agent Lessor thereunder.

       8. If the transactions as provided for in the Master Lease and the Subject Lease Supplement are characterized as a loan transaction:

              a. Section 6 of the Subject Lease Supplement is effective to create a power of sale in favor of the Lessee.

              b. The Master Lease and the Subject Lease Supplement are in form sufficient under the laws of the State to create a valid lien or security interest, in favor of the Agent Lessor and to secure all the obligations of the Lessee under the Operative Documents, including future

       Advances, in the Property situated in the State described therein. The Subject Lease Supplement, when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the lien of the Agent Lessor thereunder to the extent that such Property situated in the State constitutes real estate. The Master Lease and the Subject Lease Supplement each provide the Agent Lessor with all remedies customarily obtained by lenders in the State in connection with the type of loan and security provided thereby. [There is no "one form of action" or similar rule limiting the remedies available for the enforcement of the Lease. There is no limitation on remedies resulting from the exercise of remedies against any leased property located outside the State.](**/)


       9. The Assignment of Lease and Rent and the Supplement to the Assignment of Lease and Rent delivered on the Acquisition Date for the related Property situated in the State are in form sufficient under the laws of the State to create valid liens or security interests in favor of the Lenders in the collateral described therein, and when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the lien of the Lenders thereunder to the extent that such collateral constitutes real estate. The Assignment of Lease and Rent and the Supplement to the Assignment of Lease and Rent delivered on the Acquisition Date for the related Property situated in the State provide the Lenders with all remedies customarily obtained by lenders in the State in connection with the type of loan and security provided for by the Loan Agreement.

       10. The law (statutory or otherwise) of the State does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against such debtor the obligations of such debtor.

       11. The UCC Financing Statements which are to be recorded or filed within the State, the forms of which are attached as Schedule II hereto, are in form sufficient under the laws of the State for filing or recording, and when recorded with





-------------------------

(**/)  Bracketed language to be replaced in opinions from California.

the Recording Office and the ____________ Secretary of State will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the interest of the Agent Lessor in the collateral described therein to the extent the same can be perfected by filing or recording in the State.

       12. Neither the execution and delivery of the Subject Documents, nor the fulfillment of or the compliance with the provisions thereof by the Agent Lessor results in a violation of, or contravenes any State statute, law, rule, code, ordinance or regulation to which the Agent Lessor is subject.

       13. Except for the filings and recordings described above, no approval, consent, or withholding of objection on the part of, or filing or registration with, any governmental authority or regulatory body in the State is required to be made or taken in the State to establish, protect and preserve title to, interests in, liens on and security interests in the Property as contemplated by the Subject Documents, except for UCC continuation statements.

       14. Subject to the following sentence and except for federal, state and local franchise, withholding and income taxes, no taxes, fees or other charges imposed by the State, ___________ County or any other local governmental entity are payable by the Agent Lessor or the Lenders solely as a result of the execution, delivery, recordation or filing (where applicable) of the Subject Documents and all other instruments delivered in connection with the transactions contemplated thereby (except for nominal filing or recording fees payable at the time of filing or recording).

       15. Under the laws of the State and local jurisdictions therein, there are no statutory or regulatory requirements relating to the transfer of ownership or operation, sale or foreclosure of the Property situated in the State which require notification of the State or the local jurisdiction of such transfer, sale or foreclosure, certification that there has been no discharge of Hazardous Materials or other substances.

       16. The courts of the State would recognize the choice of New York law as to all matters of construction, validity and performance of the Operative Documents (excluding the lease documents which are governed by the internal laws of any other jurisdiction). The lease documents that are governed by the laws of the State are enforceable under the laws of the State.

       We are members of the Bar of the State. The opinions expressed herein are limited exclusively to the laws of the State and the rules and regulations, if any, under each of said laws. Certain of the Subject Documents purport to be governed by laws of states other than the State. With your permission, we have assumed for the purposes of this opinion (contrary to the express provisions thereof) that such agreements would be governed by and construed and interpreted in accordance with the laws of the State.


                                      Very truly yours,




                                      -----------------------------------

                                   SCHEDULE I

                           List of Subject Documents


1.     Master Lease

2.     Lease Supplement No. __

3.     [Deed] [Ground Lease] dated as of _______ __, 19___, from ____________, as [grantor] [landlord], to BMO Leasing (U.S.) Inc., as Lessor Agent

4.     Construction Agency Agreement

5.     Supplement No. __ to Construction Agency Agreement

6.     Assignment of Lease and Rent

7.     Construction Agency Agreement Assignment

8.     Supplement No. __ to Assignment of Lease and Rent

9.     UCC financing statements described on Schedule II hereto

10.    Construction Documents Assignment

11.    Participation Agreement

12.    Loan Agreement

13.    Structural Guaranty

14.    Guaranty

                                  SCHEDULE II

                            UCC Financing Statements

                   [Attach Forms of UCC Financing Statements]

                                                                       EXHIBIT H
                                                      TO PARTICIPATION AGREEMENT

                         FORM OF COMPLETION CERTIFICATE

TO: Agent Lessor, Administrative Agent, Lessors and Lenders pursuant to the Participation Agreement (the "Participation Agreement") dated as of March 21, 1997 among the Lessees, Representative, Construction Agent, Parent Guarantor, the Structural Guarantors, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger and the Co-Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement).

With respect to the Property that is subject to Lease Supplement No. ___, the Construction Agent certifies to each of you, as of _____, 19__, as follows:

1. The construction of Improvements, the identification of and assistance with the acquisition of Land, and the construction of Improvements on such Land have been completed in all material respects in accordance with the applicable Plans and Specifications, the Construction Agency Agreement and the other Operative Documents, and in compliance in all material respects with all Requirements of Law and Insurance Requirements and in all material respects with all information, requirements and assumptions used in delivering the As-Built Appraisal with respect to such Property.

2. The Property is ready for occupancy and operation in accordance with the Plans and Specifications therefor, as evidenced by the issuance by the appropriate Governmental Authority of a permanent certificate of occupancy for all of the Improvements contemplated by the Plans and Specifications for such Property and all applicable Governmental Action has been taken;

3. The Property is subject to and governed by all of the provisions of the Master Lease and the other Operative Documents.

4. The representations and warranties set forth in Section 8.2 and 8.3 of the Participation Agreement (other than any representations and warranties made only as of a specific date, each of which was true and correct as of the date when made) are true and correct as of the date hereof as if such representations and warranties were set forth herein in full.

5. The aggregate Property Cost for the Property is $______. $______ of the Property Cost is allocable to Improvement Costs.

6. All amounts owing to third parties for the Construction of the Improvements on the Property have been paid in full.

7. No changes or modifications were made to the Plans and Specifications relating to the Property after the related Acquisition Date that have had a Material Adverse Effect on the value, use or useful life of the Property.

       IN WITNESS WHEREOF, I have signed my name this _____ day of _______________ 199_.



                                   BEVERLY ENTERPRISES, INC.,
                                   as Construction Agent



                                   By:
                                      -------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                         ----------------------

                                   APPENDIX A
                                       to
                            Participation Agreement


A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

       (i)    the singular number includes the plural number and vice versa;

       (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

       (iii)  reference to any gender includes each other gender;

       (iv) reference to any agreement, document or instrument (including any Operative Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

       (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Requirement of Law means that provision of such Requirement of Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

       (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

       (vii) "hereunder", "hereof, "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

       (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

       (ix) with respect to any rights and obligations of the parties under the Operative Documents, all such rights and obligations shall be construed to the extent permitted by Applicable Law.

       B. Computation of Time Periods. Unless otherwise specified in any Operative Document, for purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

       C. Accounting Terms and Determinations. Unless otherwise specified in any Operative Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Representative's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Representative and its Consolidated Subsidiaries delivered to the Administrative Agent, the Agent Lessor and the Participants, unless with respect to any such change concurred in by the Representative's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any Operative Document:
(i) the Representative shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Participants shall so object in writing (delivered to the Representative) within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which no such objection shall have been made.

       D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

       E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the

Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

       F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

       "Account" means the account identified by the Administrative Agent into which all payments by the Beverly Entities under the Operative Documents shall be made. The Account shall be specified on Schedule II to the Participation Agreement, as such Schedule may from time to time be amended, supplemented, amended and restated or otherwise modified.

       "Acquisition Date" is defined in Section 6.1 of the Participation Agreement.

       "Adjusted Consolidated Debt" means at any date the sum, without duplication, of (i) all liabilities of the Representative and its Subsidiaries at such date of the types classified as "current liabilities: short-term borrowings", "current liabilities: current portion of long-term obligations" and "long-term obligations" on the consolidated balance sheet included in the Base Financials (including any Subordinated Notes), (ii) all guarantees at such date of obligations of other issuers (other than guarantees outstanding on the date hereof of obligations outstanding on the date hereof, in amounts not in excess of $110,901,000 and reported in the Base Financials) and (iii) an amount equal to the product of eight multiplied by the Consolidated Rental Expense for the four fiscal quarters of the Representative most recently completed on or prior to such date.

       "Adjusted Consolidated Debt Ratio" means the ratio of Adjusted Consolidated Debt to Consolidated Net Worth.

       "Adjusted Eurodollar Rate" means, as applicable to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of it) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

       "Administrative Agent" means LTCB in its capacity as Administrative Agent, and any successors or assigns thereto in such capacity.

       "Advance" means an advance of funds to the Construction Agent pursuant to Article III of the Participation Agreement.

       "Affiliate" means any Person (other than any Beverly Entity or any Participant) (a) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Representative or (b) which is the beneficial owner of 10% or more of any class of the Voting Stock of the Representative.

       "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

       "Agent Lessor" means BMO Leasing (U.S.), Inc., a Delaware corporation, together with its successors permitted pursuant to Section 14.12 of the Participation Agreement.

       "Aggregate Commitment Amount" means, on any date, $50,000,000 as such amount may be reduced from time to time pursuant to Section 4.3(a) of the Participation Agreement.

       "Appraisal" means, with respect to any Property, an appraisal of the Fair Market Sales Value of such Property, which Appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, and is addressed to the Administrative Agent, the Agent Lessor and the Representative. Each Appraisal shall be prepared by an MAI appraiser selected by the Administrative Agent and the Agent Lessor, and such appraiser shall be reasonably acceptable to the Representative.

       "Appraised Value" means, with respect to any asset subjected to or released from any Lien, the value of such asset as determined by an independent appraisal performed within 90 days of, and as of a date not less than 90 days prior to, the date upon which such asset is subjected to or released from such Lien.

       "Appraiser" means, with respect to any Property, the appraiser which prepared an Appraisal of such Property or such other Person selected by the Administrative Agent and the Agent Lessor.

       "Appurtenant Rights" means, with respect to any Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits at any time belonging or pertaining to such Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

       "Arranger" means LTCB, in its capacity as arranger.

       "Arranger's Fee Letter" means that certain fee letter dated as of March 21, 1997, among the Representative, Arranger and the Co-Arranger.

       "As-Built Appraisal", means, with respect to any Property, an Appraisal of such Property appraising the Fair Market Value of such Property as built in accordance with the Plans and Specifications therefor.

       "Assignment of Lease and Rent" means the Assignment of Lease and Rent dated as of March 21, 1997, from the Agent Lessor, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Assignment of Lease and Rent Supplement" means each supplement to the Assignment of Lease and Rent executed by the Agent Lessor in favor of the Administrative Agent, substantially in the form of Exhibit A thereto.

       "Authorized Financial Officer" of any Person means the Chief Financial Officer, Treasurer or Controller of such Person.

       "Available Commitments" means the sum of the Available Loan Commitments and the Available Lessor Commitments.

       "Available Lessor Commitment" means at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Lessor Commitments, minus
(y) the aggregate Lessor Amounts outstanding.

       "Available Loan Commitment" means at any time, an amount equal to the excess, if any, of (x) the aggregate amount of the Loan Commitments, minus (y) the aggregate principal amount of all Loans outstanding.

       "Bankruptcy Code" is defined in Section 5.1(e) of the Loan Agreement.

       "Base Financials" means the consolidated balance sheet of the Representative and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, together with the notes thereto, included in the Representative's 1995 Form 10-K and reported on without qualification by Ernst & Young LLP.

       "Base Rate" means, for any day, the rate per annum equal to the higher as of each such day of (i) the Prime Rate, and (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

       "Base Rate Loan/Lessor Amount" means a Loan or Lessor Amount, as the case may be, bearing interest at the Base Rate.

       "Basic Lease Term" is defined in Section 2.3 of the Master Lease.

       "Basic Rent" means, for each Property, the sum of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

       "Beverly Entity" shall mean any Structural Guarantor, the Parent Guarantor, any other Guarantor, the Representative, the Construction Agent, and any Lessee.

       "Bill of Sale" is defined in Section 6.1(j) of the Participation
Agreement.

       "BMO" means Bank of Montreal.

       "Break Costs" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may incur as a result of (w) any Lessee's payment of Rent other than on a Scheduled Payment Date, (x) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by such Participant of its obligation under Section 3.1, 3.2 or 3.3, as the case may be, of the Participation Agreement to make Advances to the Construction Agent or make Lessor Amounts or Loans available to the Agent Lessor), (y) any Beverly Entity's payment of the Lease Balance on any date other than a Basic Rent Payment Date, or (z) as a result of any conversion of the London Interbank Offered Rate in accordance with Section 13.7 or 13.8 of the Participation Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Representative, shall be correct and binding on the Representative absent manifest error.

       "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan or Eurodollar Lessor Amount, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

       "Casualty" means any damage or destruction of all or any portion of a Property as a result of a fire, flood, earthquake or other casualty.

       "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

       "Certifying Party" is defined in Section 22.1 of the Master Lease.

       "Change of Control" is defined in Section 16.1(n) of the Master Lease.

       "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

       "Co-Arranger" means BMO, in its capacity as co-arranger.

       "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

       "Commitment" means (i) as to any Lender, its Loan Commitment, and (ii) as to any Lessor, its Lessor Commitment.

       "Commitment Fees" is defined in Section 4.4(a) of the Participation Agreement.

       "Commitment Percentage" means, with respect to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Commitment Period" means, with respect to each Property, the period from and including the Acquisition Date to but not including the date occurring on the earlier of (i) the Commitment Termination Date, (ii) the date on which the sum of the Loan Balance and the Lessor Balance equals the Aggregate Commitment Amount, (iii) the date of Completion of the applicable Construction,
(iv) the Outside Completion Date for such Property and (v) the date on which the Commitments shall terminate as provided in the Operative Documents; provided, however, that in the event that any Commitment Period would end after the Commitment Termination Date, such Commitment Period shall end on such Commitment Termination Date.

       "Commitment Termination Date" means the Interim Termination Date.

       "Company" means Beverly Enterprises, Inc., a Delaware corporation.

       "Completed Property" means as of any date, any Property with respect to which the Completion Date shall have occurred.

       "Completion" means, with respect to any Property, such time as the conditions set forth in Section 6.3 of the Participation Agreement are satisfied with respect thereto.

       "Completion Certificate" is defined in 6.3(d) of the Participation Agreement.

       "Completion Date" means, with respect to any Property, the date on which Completion for such Property has occurred, as certified in the Completion Certificate.

       "Compliance Certificate" means a certificate substantially in the form of Exhibit E to the Participation Agreement.

       "Condemnation" means, with respect to any Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to such Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation, shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

       "Consolidated EBITDA" means, for any period, Consolidated Net Income of the Representative and its Consolidated Subsidiaries for such period plus, without duplication, any amounts deducted in determining such Consolidated Net Income in respect of (a) Consolidated Interest Charges for such period, (b) Consolidated Tax Charges for such period and (c) expenses for such period of the types classified as "depreciation and amortization" on the consolidated statement of operations included in the Base Financials.

       "Consolidated EBITDAR" means, for any period, the sum of Consolidated EBITDA and Consolidated Rental Expense for such period.

       "Consolidated Gross Capital Expenditures" means, for any period, the total amount of additions to property and equipment, other than software development costs, of the Representative and its Consolidated Subsidiaries during such period of the types classified as "Capital expenditures" on the consolidated statement of cash flows included in the Base Financials.

       "Consolidated Interest Charges" means, for any period, all items for such period of the types classified as "interest" on the consolidated statement of operations included in the Base Financials.

       "Consolidated Net Income" means, for any period, the net income (loss) (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business) of the

Representative and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

       "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Representative and its Consolidated Subsidiaries at such date.

       "Consolidated Rental Expense" means, for any period, the rental expense (net of sublease income) of the Representative and its Consolidated Subsidiaries for such period.

       "Consolidated Subsidiary" means, with respect to any Person and at any date, any of its Subsidiaries or any other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

       "Consolidated Tax Charges" means, for any period, all items for such period of the types classified as "provision for income taxes" on the consolidated statement of operations included in the Base Financials.

       "Construction" means, with respect to any Property, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications applicable to such Property.

       "Construction Agency Agreement" means the Construction Agency Agreement, dated as of March 21, 1997, between the Agent Lessor and the Construction Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Construction Agency Agreement Assignment" means the Construction Agency Agreement Assignment, dated as of March 21, 1997, made by the Agent Lessor, as assignor, in favor of the Administrative Agent on behalf of the Lenders, as assignee, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Construction Agency Agreement Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Construction Agency Agreement Event of Default.

       "Construction Agency Agreement Event of Default" is defined in Section
5.1 of the Construction Agency Agreement.





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
       "Construction Agency Agreement Supplement" means any duly executed and delivered Supplement to the Construction Agency Agreement substantially in the form attached to the Construction Agency Agreement as Exhibit A thereto.

       "Construction Agent" means the Representative, as construction agent under the Construction Agency Agreement.

       "Construction Agent Fee" means, with respect to any of the Properties, the fee payable to the Construction Agent in connection with its obligations under the Construction Agency Agreement of a nature ordinarily and reasonably incurred in connection with the Construction but not in excess of 5% of the Estimated Improvement Costs for such Properties.

       "Construction Costs" means the fees, expenses, costs and other items related to the development and construction of the Properties and specified below:

       (a) the costs of development, architectural and engineering services related to the Properties, including the costs of preparation of studies, surveys, reports, tests, plans and specifications;

       (b) the costs of legal, accounting and other services related to the Properties;

       (c) the fees and charges incurred in connection with securing all Governmental Actions required to be taken, given or obtained in connection with the development, construction, ownership, financing, maintenance or operation of the Properties;

       (d) any title fees, premiums and escrow costs and other expenses relating to title insurance and title closings contemplated by the Operative Documents;

       (e)    all expenses relating to all Environmental Audits;

       (f)    fees and other expenses relating to Appraisals;

       (g) the costs incurred in connection with the acquisition, construction, improvement, rehabilitation or extension of the Improvements comprising a part of the Properties and the provision of the necessary services and utilities thereto, including the cost of unmovable Equipment and excluding the cost of movable Equipment;

       (h) interest on the Loans and Yield on the Lessor Amounts during the Construction Period in respect of each Property;

       (i) any sales, use, property, real or personal, tangible or intangible taxes incurred in connection with the Properties;

       (j) any other items included in the construction budget, including, to the extent included in the As-Built Appraisal, pre-opening or start-up costs prior to resident admissions for such items as labor, utilities and advertising or promotion;

       (k) any other costs and expenses incurred in connection with the acquisition, construction, development and equipping of the Properties;

       (l)    the Construction Agent Fee; and

       (m)    such other items as the Participants may approve in writing;

provided, however, that the aggregate amount of all such Construction Costs except for item (g) shall not exceed 15% of the Estimated Improvement Costs for such Properties.

       "Construction Documents" is defined in Section 2.5 of the Construction Agency Agreement.

       "Construction Documents Assignment" means the Construction Documents Assignment, dated as of March 21, 1997, made by the Construction Agent in favor of the Agent Lessor and delivered pursuant to the Parent Guaranty, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Construction Period" means, with respect to any Property, the period commencing on the commencement of construction on such Property and ending on the earlier of (i) the Completion Date and (ii)the Outside Completion Date for such Property.

       "Construction Period Property" means, at any date of determination, any Property as to which the Construction Period has commenced but not ended on or prior to such date.

       "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

       "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling and "Controlled" shall have meanings correlative thereto.

       "Deed" means a special warranty deed with respect to the real property comprising the applicable Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Agent Lessor, subject only to Permitted Property Liens.

       "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

       "Defaulting Participant" means, at any time, any Participant that, at such time (a) has failed to make an Advance of a Loan or Lessor Amount, as the case may be, required pursuant to the terms of the Participation Agreement, (b) has failed to pay to the Administrative Agent, the Agent Lessor, any Lender, or any Lessor an amount owed by such Participant pursuant to the terms of the Operative Documents, or (c) has been declared insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

       "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

       "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

       "Dollars" and "$" mean dollars in lawful currency of the United States of America.

       "Eligible Assignee" means an Eligible Lessor Assignee or an Eligible Lender Assignee, as the case may be.

       "Eligible Lender Assignee" means any Lender or any Affiliate or Subsidiary of a Lender; and any other





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
commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with combined capital and surplus in excess of $50,000,000.

       "Eligible Lessor Assignee" means any Lessor or any Affiliate or Subsidiary of a Lessor; and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with combined capital and surplus in excess of $50,000,000.

       "End of the Term Report" is defined in Section 13.2(a) of the Participation Agreement.

       "Environmental Audit" means, with respect to each Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

       "Environmental Laws" means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees or any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or the use, storage, handling, disposal, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect during the Lease Term, including CERCLA, RCRA, the Clean Air Act, 42 USC Section 7401 et seq., the Toxic Substances Control Act 15 USC Section 2601 et seq. and any rules and regulations promulgated thereunder.

       "Environmental Violation" means, with respect to any Property, any activity, occurrence or condition that violates or results in non-compliance with any Hazardous Materials Law.

       "Equipment" means equipment, apparatus, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Agent Lessor using the proceeds of the Loans and/or the Lessor Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, shelving, display cases, counters, furniture and furnishings, heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, generators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), communications systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description; provided that such Equipment shall be unmovable and with an average useful life of at least 6-2/3 years.

       "Equity Amount" shall have the meaning provided in Section 7.4 of the Participation Agreement.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

       "ERISA Affiliate" means each person (as defined in section 3(9) of ERISA) which together with the Representative or a Subsidiary of the Representative would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Representative or a Subsidiary of the Representative being or having been a general partner of such person.

       "ERISA Group" means the Representative and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Representative, are treated as a single employer under Section 414(b) or 414(c) of the Code.

       "Estimated Improvement Costs" means, with respect to any Property as of the related Acquisition Date, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to Improvements for such Property, including Construction Costs allocated with respect to such Property prior to or during its Construction Period.

       "Eurodollar Loan/Lessor Amount" means a Loan or Lessor Amount as the case may be, bearing interest at the Adjusted Eurodollar Rate.

       "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the

Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

       "Event of Default" means a Lease Event of Default, a Construction Agency Agreement Event of Default or a Loan Agreement Event of Default.

       "Excepted Payments" means:

       (a) all indemnity payments (including indemnity payments made pursuant to Article XIII of the Participation Agreement) to which the Administrative Agent, the Arranger, the Agent Lessor, any Lender, any Lessor or any of their respective Affiliates, agents, officers, directors or employees is entitled;

       (b) any amounts (other than Basic Rent or amounts payable by a Beverly Entity pursuant to Section 15.2 of the Master Lease or Articles XVI, XVIII or XX of the Master Lease) payable under any Operative Document to reimburse the Administrative Agent, the Arranger, the Agent Lessor, any Lender, any Lessor or any of their respective Affiliates (including the reasonable expenses of the Administrative Agent, the Arranger, the Agent Lessor, any Lender, any Lessor or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of a Beverly Entity under and as permitted by any Operative Document;

       (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies, other than such proceeds or payments payable to a Lessee or to the Administrative Agent;

       (d) any insurance proceeds under policies maintained by any Participant;

       (e) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Administrative Agent, the Arranger, the Agent Lessor, any Lender or any Lessor; and

       (f) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (e) above.

       "Excess Casualty/Condemnation Proceeds" means the excess, if any, of (x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation, minus (y) the Property Balance paid by the applicable Lessee pursuant to Article XV of the Master Lease with respect to such Casualty or Condemnation.

       "Excess Sales Proceeds" means the excess, if any, of (x) the aggregate of all proceeds received by the Agent Lessor in connection with any sale of the Properties pursuant to the Agent Lessor's exercise of remedies under Section
16.2 of the Master Lease or the Representative's exercise of the Remarketing Option under Article XX of the Master Lease (in either case, less all fees, costs and expenses of the Agent Lessor in connection with the exercise of its rights and remedies thereunder), minus (y) the Lease Balance.

       "Expiration Date" means, with respect to the Master Lease, the earlier of the date the Master Lease shall have been terminated in accordance with the provisions of the Master Lease or any of the other Operative Documents and the Maturity Date; provided, however, with respect to Article XX of the Master Lease, the Expiration Date shall be the later of (i) the Maturity Date and (ii) the Extended Expiration Date.

       "Expiration Date Purchase Obligation" means the Representative's obligation, pursuant to Section 18.2 of the Master Lease, to purchase or cause one or more Lessees to purchase all (but not less than all) of the Properties on the Expiration Date.

       "Extended Expiration Date" is defined in Section 20.3(a) of the Master Lease.

       "Fair Market Sales Value" means, with respect to any Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Property. The Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Article XVI of the Master Lease and Section 13.2 of the Participation Agreement, such Property is in the condition and state of repair required under Section 9.1 of the Master Lease and the applicable Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

       "Federal Funds Rate" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of it) at which Federal funds in the amount equal to the principal amount of the related Loans or Lessor Amounts are offered in the interbank market to LTCB as of 11:00 A.M., New York time, on such day for such day or for such period, as applicable.

       "Financial Officer" of any corporation means the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

       "Fixed Charge Coverage Ratio" means, on any date, the ratio of (i) Consolidated EBITDAR minus Consolidated Gross Capital Expenditures for the four consecutive fiscal quarters most recently ended on or prior to such date to
(ii) the sum of Consolidated Interest Charges and Consolidated Rental Expense for such four fiscal quarters.

       "Force Majeure Event" means, with respect to the Construction of any Property, any event (the existence of which was not known and could not have been discovered through the exercise of due diligence by the applicable Lessee or the Construction Agent prior to the Acquisition Date with respect to such Property) beyond the control of the applicable Lessee and the Construction Agent, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the applicable Lessee's or the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the expenditure of funds.

       "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

       "Funding Date" means any Business Day on which Advances are made under the Participation Agreement pursuant to Section 3.4 thereof.

       "Funding Office" means the office of each Participant identified on
Schedule II to the Participation Agreement as its Funding Office.

       "Funding Request" is defined in Section 3.4(a) of the Participation Agreement.

       "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

       "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

       "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

       "Gross Remarketing Proceeds" is defined in Section 20.2(h) of the Master Lease.

       "Guarantor" is defined as each Structural Guarantor, each other Wholly-Owned Subsidiary of the Representative and the Parent Guarantor, unless otherwise indicated.

       "Guaranty" means the Guaranty dated as of March 21, 1997, made by each of the Guarantors (other than the Parent Guarantor and the Structural Guarantors) in favor of each of the Agent Lessor, the Lessors, the Administrative Agent and each of the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Material; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Material; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Hazardous Materials Law.

       "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Hazardous Materials

Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

       "Hazardous Materials Laws" means all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including CERCLA, RCRA, the Clean Air Act, 42 U.S.C. Section 7401, et sea. ("CAA"), the Toxic Substances Control Act, 15 U.S.C. Section 2601 et sea. ("TSCA") and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

       "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by any Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Property, including all assessments for public improvements or benefits, (whether or not such improvements are commenced or completed within the Lease Term)), and in each case all interest additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, any Property or any part thereof or interest therein, or any Lessee or any sublessee or user of any Property; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes or other Indebtedness with respect to any Property or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Documents.

       Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

       (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by any Governmental Authority and that are based upon or measured by or with respect to the net income (including, without limitation, any minimum taxes, income or capital gains taxes, withholding taxes, items of tax preference or franchise taxes) and any interest, additions to tax, penalties or other charges in respect thereof; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made; provided, further, that this clause (i) shall not apply to any Taxes imposed on the Agent Lessor as a result of its compliance with the terms of Section 10.3 of the Participation Agreement following the occurrence and during the continuance of an Event of Default;

       (ii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 13.5(b) of the Participation

Agreement, provided that the foregoing shall not limit any Beverly Entity's obligation under Section 13.5(b) of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 13.5(b) of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

       (iii) Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an affiliate thereof and not caused by acts or omissions of any Beverly Entity;

       (iv) any tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of
Section 13.5 of the Participation Agreement.

Notwithstanding the foregoing, no exclusion from the definition of Impositions set forth above shall apply to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on each Funding Date the Agent Lessor had advanced funds to the Construction Agent in the form of a loan secured by the applicable Property in an amount equal to the applicable Property Improvement Cost funded on such Funding Date, with debt service for such loan equal to the Basic Rent payable on each Rent Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Master Lease, as determined by such Tax Indemnitee, which determination shall be binding absent manifest error.

       "Improvements" means all buildings, structures, fixtures, Equipment and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under any Land or any parcel of Land to be acquired pursuant to the terms of the Operative Documents, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

       "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements, (vi) all mandatorily redeemable preferred stock of such Person,
(vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (viii) all Indebtedness of others guaranteed by such Person.

       "Indemnitee" means each Lender, each Lessor, the Administrative Agent and the Agent Lessor.

       "Initial Acquisition Date" means the first Acquisition Date occurring under Section 6.1 of the Participation Agreement.

       "Initial Construction Date" means, with respect to any Property, the date of the first Advance made under the Operative Documents with respect to Construction Costs for such Property.

       "Initial Interest Period" is defined in Section 3.4 of the Participation Agreement.

       "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

       "Insolvent" means pertaining to a condition of Insolvency.

       "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by the applicable Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

       "Interest Period" means:

       (a) during the Interim Lease Term, with respect to each outstanding Advance (i) the Initial Interest Period and (ii) immediately succeeding the Initial Interest Period, the period beginning on and including each Scheduled Payment Date and ending on but excluding the next succeeding Scheduled Payment Date, and

       (b) during the Basic Lease Term, with respect to each Eurodollar Loan/Lessor Amount, the period commencing on (and including) the date such Eurodollar Loan/Lessor Amount is continued as, or converted into, a LIBO Rate Amount pursuant to Section 3.4 or 3.6 of the Participation Agreement, and ending on but excluding the numerically corresponding day one, two, three or six months thereafter, as selected (or deemed selected) by the Representative from time to time pursuant to an Interest Period Selection/Continuation/Conversion Notice;

provided, however, that the foregoing provisions in clauses (a) and (b) relating to Interest Periods are subject to the following:

       (i) Interest Periods commencing on the same date for Eurodollar Loans/Lessor Amounts comprising part of the same Advance shall be of the same duration;

       (ii) if any Interest Period would otherwise end (or if payments are otherwise due with respect to Eurodollar Loans/Lessor Amounts) on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

       (iii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

       (iv) if any Interest Period begins on a day for which there is no numerically corresponding day in a calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

       "Interest Period Selection/Continuation/Conversion Notice" means a notice duly executed by a Responsible Officer of the Representative substantially in the form of Exhibit C to the Participation Agreement.

       "Interest Rate" is defined in Section 2.4(a) of the Loan Agreement.

       "Interim Lease Term" is defined in Section 2.3 of the Master Lease.

       "Interim Termination Date" means the second anniversary of the Documentation Date.

       "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

       "Land" means each fee interest or leasehold interest, as the case may be, in real property described on Schedule I to any Lease Supplement, and includes all Appurtenant Rights attached thereto.

       "Land Acquisition Cost" means, with respect to any Property, the amount of the Advance made available to the Construction Agent for the purpose of acquiring the portion of such Property constituting Land, as such amount is set forth in the Funding Request relating to the acquisition of such Property.

       "Lease" means, collectively, the Master Lease and each Lease Supplement.

       "Lease Balance" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Lessor Balance and all other amounts owing by any Beverly Entity under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any).

       "Lease Cancellation Payment" means any payment made to cancel or terminate a lease of a facility and related property prior to the end of its term.

       "Lease Conversion" means any acquisition by the Representative or any of its Subsidiaries of a facility and related property that had theretofore been leased by the Representative or any such Subsidiary and that the Representative or any of its Subsidiaries continues to operate.

       "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

       "Lease Event of Default" is defined in Section 16.1 of the Master Lease.

       "Lease Supplement" means each Lease Supplement substantially in the form of Exhibit A to the Master Lease, executed by a Lessee and the Agent Lessor, dated as of an Acquisition Date and covering the Property located on the Land identified on Schedule I thereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Lease Term" means, with respect to each Property, the period commencing on (and including) the Acquisition Date for such Property and ending on (but excluding) the Expiration Date.

       "Lender Basic Rent" means, as determined as of any Basic Rent Payment Date, the interest due on the Loans, determined in accordance with Section 2.4 of the Loan Agreement and excluding any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Basic Rent.

       "Lenders" means, collectively, the various financial institutions that are or may from time to time become parties to the Loan Agreement as Lenders.

       "Lessee" means each institution that is or may from time to time become a party to the Lease and the other Operative Documents as a lessee.

       "Lessor Amount" is defined in Section 3.2 of the Participation
Agreement.

       "Lessor Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Lessor Amounts together with all accrued and unpaid Yield thereon.

       "Lessor Basic Rent" means the amount of accrued Yield due on the Lessor Amounts, determined in accordance with Section 4.1 of the Participation Agreement as of any Scheduled Payment Date and excluding (i) any interest at the applicable Overdue Rate on any installment of Lessor Basic Rent not paid when due and (ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lessor Basic Rent.

       "Lessor Commitment" means the Commitment of each Lessor in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated, reduced or otherwise modified from time to time less the product of (i) such

Lessor's Commitment Percentage and (ii) the Unavailable Commitment, if any.

       "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Agent Lessor's and the Lenders' interest under the Master Lease and the Lease Supplements to the extent the Master Lease and Lease Supplements are security agreements.

       "Lessor Letter Agreement" means the letter agreement dated as of March 21, 1997, among the Agent Lessor and the Representative.

       "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against any Participant, with respect to Taxes or Transaction Expenses against which a Beverly Entity is not required to indemnify any Participant, in its individual capacity, pursuant to Article IX of the Participation Agreement, or (d) any claim against the Agent Lessor arising out of any transfer by the Agent Lessor of all or any portion of the interest of the Agent Lessor in the Properties or the Operative Documents other than the transfer of title to or possession of the Properties by the Agent Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Master Lease.

       "Lessor Margin" means, with respect to the Lessor Amounts on any day, the percentage set forth below opposite the Pricing Category in effect for such date for the applicable type of Lessor Amount:

       Pricing Category     LIBO Margin    Base Rate Margin
       ----------------     -----------    ----------------
              I               1.125%            0.50%
              II              1.375%            0.50%
              III             1.50%             0.625%
              IV              1.75%             1.125%
              V               2.125%            1.625%

       "Lessor Mortgage" means, with respect to any Property, the Lease Supplement for such Property and any and all other security instruments in appropriate recordable form in each relevant jurisdiction sufficient to grant to the Lessor a first priority Lien on such Property.

       "Lessors" means, collectively, each of the Persons that are or may from time to time become identified as a "Lessor" party to the Participation Agreement.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Representative or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

       "Loan Agreement" means the Loan Agreement, dated as of March 21, 1997, among the Agent Lessor, as borrower thereunder, the Lenders, and the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Loan Agreement Default" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

       "Loan Agreement Event of Default" is defined in Section 5.1 of the Loan Agreement.

       "Loan Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon pursuant to the Loan Agreement.

       "Loan Commitment" means the Commitment of each Lender in the amount set forth on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time less the product of (i) such Lender's Commitment Percentage and (ii) the Unavailable Commitment, if any.

       "Loan Documents" means the Loan Agreement and the Notes.

       "Loan Margin" means, with respect to the Loans on any day, the percentage set forth below opposite the Pricing Category in effect for such day for the applicable type of Loan:

       Pricing Category     LIBO Margin    Base Rate Margin
       ----------------     -----------    ----------------
              I                0.625%             0.0%
              II               0.875%             0.0%
              III              1.0%               0.125%
              IV               1.25%              0.625%
              V                1.625%             1.125%

       "Loans" is defined in Section 2.1 of the Loan Agreement.

       "London Interbank Offered Rate" means, as applicable to any Eurodollar Loan, for the Interest Period of such Eurodollar Loan, the rate per annum determined by the Administrative Agent on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Eurodollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of it) of such offered rates; and (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the rate per annum quoted by the Administrative Agent's London Branch, two (2) Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Eurodollar Loan.

       "LTCB" means The Long-Term Credit Bank of Japan, Ltd., Los Angeles
Agency.

       "Margin Stock" has the meaning given such term under Regulation U of the F.R.S. Board.

       "Marketing Period" means the period commencing on the date 360 days prior to the Expiration Date and ending on the Expiration Date.

       "Master Lease" means the Master Lease and Open End Mortgage, dated as of March 21, 1997, among the Agent Lessor, the Lessees and the Representative as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Material" and "Materially" mean material to (i) the ability of any Beverly Entity to perform its obligations under the Operative Documents to which it is a party, or (ii) the value or condition of any Property.

       "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Representative and its Subsidiaries taken as a whole, (b) material impairment of the ability of any Beverly Entity to perform any of its obligations under any Operative Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders, the Lessors, the Administrative Agent and the Agent Lessor under any Operative Document.

       "Material Commitment" means an outstanding commitment by a financial institution or a syndicate of financial institutions to provide financial accommodations to the Representative and/or one or more of its Subsidiaries, arising in one or more related transactions, in an amount equal to or exceeding in the aggregate $50,000,000.

       "Material Financial Obligations" means a principal or face amount of Indebtedness and/or (in the case of Section 16.1(k)(i) of the Master Lease) payment obligations in respect of, or (in the case of Section 16.1(k)(i) or Section 16.1(k)(ii) of the Master Lease) market-to-market value of, Derivative Obligations of the Representative and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

       "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

       "Maturity Date" means with respect to the Loans and the Lessor Amounts, the fifth anniversary of the Documentation Date, unless such Maturity Date is extended pursuant to Section 2.7 of the Loan Agreement and Section 11.1 of the Participation Agreement.

       "Modifications" is defined in Section 10.1 of the Master Lease.

       "Morgan Credit Agreement" means the $375,000,000 Amended and Restated Credit Agreement, dated as of December 20, 1996, among Beverly Enterprises, Inc., the banks listed therein and Morgan Guaranty Trust Company of New York, as issuing bank and as agent, as at any time amended or refinanced in whole or in part, including amendments and refinancings that increase the amount of credit or loans that may be advanced thereunder.

       "Mortgage Assets" is defined in Section 10.2(g)(i)(13) of the Participation Agreement

       "MultiEmployer Plan" means any multiple employer plan, as defined in
Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

       "Net Proceeds" means all amounts received by the Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Agent Lessor's exercise of remedies under Section 16.2 of the Master Lease or the Representative's exercise of the Remarketing Option under Article XX of the Master Lease and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent Lessor or any Participant is entitled to be reimbursed pursuant to the Lease.

       "Non-Consenting Participant" is defined in Section 11.1(b) of the Participation Agreement.

       "Notes" is defined in Section 2.2 of the Loan Agreement.

       "Obligations" means all obligations (monetary or otherwise) of any Beverly Entity arising under or in connection with any of the Operative Documents.

       "Operative Documents" means the following:

       (a)    the Participation Agreement;
       (b)    the Master Lease;
       (c)    each Lease Supplement;
       (d)    the Loan Agreement;
       (e)    each Note;
       (f)    the Assignment of Lease and Rent;
       (g)    each Deed and ground lease;
       (h)    the Lessor Mortgages;
       (i)    the Lessor Financing Statements;
       (j)    the Construction Agency Agreement;
       (k)    the Construction Agency Agreement Assignment;
       (l)    the Construction Documents Assignment;
       (m)    each Construction Agency Agreement Supplement;
       (n)    each Assignment of Lease and Rent Supplement;
       (o)    the Arranger's Fee Letter;
       (p)    the Guaranty;
       (q)    the Structural Guaranties; and
       (r)    the Parent Guaranty.

       "Other Plan" means an employee pension benefit plan (other than a Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

       "Outside Completion Date" means, with respect to any Property, the date occurring on the earlier of (a) fifteen (15) months after the date the initial Advance is made in respect of such Property and (b) the Interim Termination Date.

       "Overdue Rate" means, with respect to any Loan or Lessor Amount, the Base Rate or the Adjusted Eurodollar Rate then in effect for such Loan or Lessor Amount, as the case may be, plus two percent (2%).

       "Parent Guarantor" means the Company in its capacity as Parent Guarantor under the Parent Guaranty.

       "Parent Guaranty" means the guaranty dated as of March 21, 1997, made by the Parent Guarantor in favor of each of the Agent Lessor, the Lessors, the Administrative Agent and each of the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "Partial Termination Date" is defined in Section 15.2 of the Master
Lease.

       "Partial Termination Notice" is defined in Section 15.1 of the Master Lease.

       "Participant Balance" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to any Lessor, an amount equal to the aggregate outstanding Lessor Amounts of such Lessor, together with all amounts of accrued and unpaid Yield thereon.

       "Participants" means, collectively, each Lender and each Lessor, and their successors and assigns.

       "Participation Agreement" means the Participation Agreement dated as of March 21, 1997, among the Lessees, the Representative, Construction Agent, Structural Guarantors, the Parent Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent, the Arranger, the Documentation Agent, the Co-Arranger and Syndication Agent as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

       "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

       "Permitted Preferred Stock" means preferred stock of the Representative that has no mandatory redemption or redemption at the option of the holder thereof prior to the first anniversary of the Termination Date and no required increase in the rate of dividends payable thereon prior to such first anniversary other than increases arising from the resetting of the rate of dividends on the basis of a reasonable market or other similar index or a market interest rate.

       "Permitted Property Liens" means, with respect to any Property, any of the following:

       (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

       (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

       (iii) Liens for Taxes that either are not yet subject to interest or penalties or are being contested in accordance with the provisions of Section
12.1 of the Master Lease;

       (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 60 day past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.1 of the Master Lease;

       (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Agent Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

       (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by

GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.1 of the Master Lease;

       (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 11.2 of the Master Lease;

       (viii) Lessor Liens;

       (ix) Liens created by any Beverly Entity with the consent of the Required Participants; and

       (x) Liens described on the title insurance policy delivered with respect to such Property pursuant to Section 6.1(q) of the Participation Agreement, other than Liens described in clause (iv) or (vi) above that are not removed within forty (40) days of their discovery by a Beverly Entity.

       "Permitted Receivables Financing Securities" means debt securities or preferred stock issued by a Special Purpose Receivables Financing Subsidiary pursuant to a Receivables Financing Program and borrowings by a Special Purpose Receivables Financing Subsidiary under a related Receivables Financing Backstop Facility.

       "Person" means any natural person, corporation, trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

       "Pharmacy" means Pharmacy Corporation of America, a California corporation, and its successors.

       "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

       "Plans and Specifications" means, with respect to each Property, the plans and specifications for the Construction thereof, as more particularly described in Schedule 2 to the Construction Agency Agreement Supplement applicable to such Property.

       "Pledge Agreement" means the Amended and Restated Pledge and Security Agreement dated as of December 20, 1996 among the Representative, Pharmacy and Morgan Guaranty

Trust Company of New York, as the same may be amended from time to time.

       "Pledged Stock" has the meaning set forth in the Pledge Agreement

       "Pricing Category" shall be defined, and the applicable category thereof for any date shall be determined, in accordance with Schedule IV to the Participation Agreement.

       "Pricing Ratio" is defined in Schedule IV to the Participation
Agreement.

       "Prime Rate" refers to that interest rate so denominated and set by the Administrative Agent from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Administrative Agent. The Administrative Agent lends at interest rates above and below the Prime Rate.

       "Property" means (i) the Agent Lessor's interest in any Land, as lessee or as owner in fee simple thereof and (ii) all of the Improvements at any time located on or under such Land.

       "Property Balance" means, with respect to any Property, an amount equal to the outstanding principal amount of the Loans and Lessor Amounts relating to such Property, and all accrued and unpaid interest and Yield thereon, and any Supplemental Rent related thereto.

       "Property Cost" means, with respect to any Property, the sum of the Land Acquisition Cost and the Property Improvement Costs for such Property.

       "Property Improvement Costs" means, with respect to any Property, the aggregate amount of Advances made to or at the direction of the Construction Agent for the purpose of paying Construction Costs and the Transaction Expenses relating to such funding and construction, as such amount is set forth in the Funding Request relating thereto.

       "Purchase Notice" means an irrevocable written notice by the Representative delivered to the Agent Lessor pursuant to Section 18.1 of the Master Lease, notifying the Agent Lessor of the Representative's intention to exercise its option pursuant to such Section, and identifying the proposed purchase date therefor.

       "Purchase Option" means the Representative's option to purchase all (but not less than all) of the Properties in accordance with the provisions of Section 18.1 of the Master Lease.

       "Purchase Option Price" is defined in Section 18.1 of the Master Lease.

       "Qualified Land" means each parcel of Land which has a Land Acquisition Cost that equals or exceeds 25% of the sum of (x) such Land Acquisition Cost plus (y) the Estimated Improvement Costs of the Property consisting of such Land and the Improvements thereon.

       "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

       "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq.

       "Receivables Financing Backstop Facility" means a credit facility entered into by a Special Purpose Receivables Financing Subsidiary for the purposes of providing liquidity with respect to securities issued by such Special Purpose Receivables Financing Subsidiary and of financing transactions of the type intended to be financed with the proceeds of such securities.

       "Receivables Financing Program" means a program pursuant to which a Special Purpose Receivables Financing Subsidiary issues debt securities or preferred stock secured by (i) Medicaid, Medicare or other patient accounts receivable or Permitted Receivables Financing Securities purchased from the Company and its Subsidiaries or (ii) security interests in Medicaid, Medicare or other patient accounts receivable or Permitted Receivables Financing Securities granted by the Company and its Subsidiaries.

       "Refinancing Debt" is defined in Section 10.2(i)(i)(5) of the Participation Agreement.

       "Refinanced Debt" is defined in Section 10.2(i)(i)(5) of the Participation Agreement.

       "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous material.

       "Remarketing Option" is defined in Section 20.1 of the Master Lease.

       "Renewal Term" is defined in clause (a) of Section 11.1 of the Participation Agreement.

       "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

       "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

       "Replacement Participant" is defined in Section 11.1(b) of the Participation Agreement.

       "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .13,
 .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

       "Representative" means the Company.

       "Requesting Party" is defined in Section 22.1 of the Master Lease.

       "Required Lenders" means, at any time, Lenders having Commitments representing at least 66 2/3% of the aggregate Loan Commitments or, for purposes of acceleration pursuant to Section 5.2(a)(ii)(y) of the Loan Agreement or in the event that the Loan Commitments have been terminated, Lenders representing at least 66 2/3% of the aggregate principal amount of Loans outstanding; provided, however, that if any Lender shall be a Defaulting Participant at such time, then there shall be excluded from the determination of "Required Lenders" such Defaulting Participant's Commitments, or after termination of the Commitments, the principal balance of the Loans owing to such Defaulting Participant.

       "Required Modification" is defined in Section 10.1 of the Master Lease.

       "Required Participants" means at any time Participants representing 66 2/3% of the aggregate Commitments of the Lenders and Lessors, or if such Commitments shall have been terminated, Participants representing at least 66 2/3% of the aggregate of Loans and Lessor Amounts outstanding; provided, however, that these shall be excluded therefrom any Defaulting Participant's Commitments, Loans or Lessor Amounts, as the case may be.

       "Requirement of Law" means, as to any Person, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person, and (b) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Property, the Improvements or the demolition, Construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. S 1201 et. seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Hazardous Materials Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Beverly Entity affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

       "Responsible Officer" means as to any Beverly Entity, the President, Chief Executive Officer, Executive Vice President, the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary of such Person.

       "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer in substantially the form of Exhibit D-3 to the Participation Agreement, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

       "Scheduled Payment Date" means:

       (a) during the Interim Lease Term, (i) the date occurring one (1) month after the initial Acquisition Date pursuant to Section 3.4 of the Participation Agreement and, (ii) thereafter, the earlier of (A) each date occurring one (1) month after each preceding Scheduled Payment Date and (B) the Interim Termination Date; and

       (b)  during the Basic Lease Term,

              (i) as to any Eurodollar Loan/Lessor Amount, the last day of each applicable Interest Period (and, if any such Interest Period shall exceed three (3) months, on each date occurring every three





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
       (3) months after the first day of such Interest Period) and the Maturity Date; and

              (ii) as to any Base Rate Loan/Lessor Amount, each Quarterly Payment Date and the Maturity Date; provided, however, that if any such day is not a Business Day, then the "Scheduled Payment Date" shall be the immediately succeeding Business Day (except as otherwise required by clause (ii) of the proviso in the definition of "Interest Period" with respect to Eurodollar Loans/Lessor Amounts).

       "Shortfall Amount" means, as of the Expiration Date, an amount equal to
(i) the Lease Balance, minus (ii) the Loan Balance received by the Administrative Agent from the Representative pursuant to Section 20.2(f) of the Master Lease, minus (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable offer to purchase each Property obtained by the Representative pursuant to Section 20.2(a) of the Master Lease; provided, however, that if the sale of the Properties to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the term "Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, minus (ii) the Loan Balance received by the Administrative Agent pursuant to Section 20.2(f) of the Master Lease.

       "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of the Administrative Agent and the Agent Lessor (a) renders the related Property unsuitable for continued use as property of the type of such Property immediately prior to such Casualty, or (b) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Casualty would be impracticable or impossible.

       "Significant Condemnation" means (a) a Condemnation that involves a taking of the Agent Lessor's entire title to the related Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Administrative Agent and the Agent Lessor (i) renders the related Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation, or (b) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

       "Single Employer Plan" means any Plan which is not a Multiemployer Plan.





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
       "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

       "Special Purpose Receivables Financing Subsidiary" means a Wholly-Owned Subsidiary of the Representative the sole purpose of which is to issue debt securities and/or preferred stock and to purchase Medicare, Medicaid or other patient accounts receivable of the Representative and its Subsidiaries and/or Permitted Receivables Financing Securities and make advances to the Representative and its Subsidiaries secured by security interests in such Medicare, Medicaid or other patient accounts receivable and/or Permitted Receivables Financing Securities, which accounts receivable, Permitted Receivables Financing Securities and/or security interests therein may be pledged to secure such debt securities and/or preferred stock and/or borrowings by such Special Purpose Receivables Financing Subsidiary under a Receivables Financing Backstop Facility.

       "Structural Guarantor" means each Lessee.

       "Structural Guaranty" means each Structural Guaranty dated as of March 21, 1997, made by each Structural Guarantor in favor of each of the Administrative Agent and the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.





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
       "Submitted Financial Statements" means the financial statements of the Representative for the fiscal year ended December 31, 1995, which were audited by Ernst & Young LLP, copies of which have been delivered to the Administrative Agent, the Agent Lessor and each Participant.

       "Subordinated Notes" means the Representative's 5-1/2% Convertible Subordinated Debentures issued from time to time in exchange for the Representative's $2.75 Cumulative Convertible Exchangeable Preferred Stock.

       "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided that, with respect to the Representative, Subsidiary shall not (except for financial reporting purposes and determination of compliance with financial covenants) include any corporations or other entities (i) which are inactive,
(ii) each of which has neither assets nor liabilities, calculated on a consolidated basis for each such corporation or other entity, of $1,600,000 or more and (iii) which taken together have neither aggregate assets nor aggregate liabilities, calculated on a consolidated basis, of $3,000,000 or more.

       "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which each Lessee or the Representative, as applicable, assumes or agrees to pay to the Administrative Agent, any Participant or any other Person under the Master Lease, or under any of the other Operative Documents, including, without limitation, Commitment Fees, Break Costs, the Lessor Balance, the Loan Balance, the Shortfall Amount, amounts due pursuant to
Section 13.2 of the Participation Agreement and payments pursuant to Sections
15.2 of the Master Lease and Articles XVIII and XX of the Master Lease.

       "Tax Indemnitee" means each Lender, each Lessor, the Administrative Agent and the Agent Lessor.

       "Taxes" is defined in the definition of Impositions.

       "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper with maturities of not more than 180 days rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings group, (iii) deposit accounts in, and certificates of





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
deposit, repurchase agreements and bankers' acceptances of, United States branches of commercial banks whose unsecured senior long-term debt is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, in each case maturing within one year from the date of acquisition thereof or (iv) in addition to the accounts and instruments referred to in clause (iii), deposit accounts and certificates of deposit in United States branches of banks insured by the Federal Deposit Insurance Corporation which do not aggregate more than $100,000 in any one bank.

       "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

       (a) subject to the fee letters of counsel, if applicable, the fees, out-of-pocket expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Administrative Agent, Arranger and Documentation Agent, Mayer, Brown & Platt, special counsel for the Agent Lessor and Lessor, and such other fees, expenses and disbursements of counsel for the Beverly Entities, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

       (b) the fees, out-of-pocket expenses and disbursements of special counsel for the Administrative Agent, Arranger and Documentation Agent, and for the Agent Lessor and Lessor in connection with (1) subject to the fee letters of counsel, if applicable, the transactions contemplated to occur on each Funding Date and each Acquisition Date, (2) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by any Beverly Entity, and (3) any enforcement of any rights or remedies against any Beverly Entity in respect of the Operative Documents that arise after an Event of Default;

       (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents.





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
       (d) all reasonable out-of-pocket expenses, disbursements and costs of the Administrative Agent, the Co-Arranger, Capstar Partners, Inc. and the Agent Lessor paid or incurred in connection with the transactions contemplated by the Operative Documents (including without limitation the transactions contemplated to occur on each Funding Date and Acquisition Date);

       (e) all title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

       (f)    all expenses relating to property surveys and Environmental
Audits; and

       (g)    all fees and other expenses relating to    Appraisals.

       "Transactions" shall mean the transactions contemplated under the Participation Agreement and each of the other Operative Documents.

       "Unavailable Commitments" shall mean, as of any date occurring on or after the Documentation Date but prior to the Unavailable Commitment Termination Date, the amount equal to $35,000,000.

       "Unavailable Commitment Termination Date" shall mean the earlier of (i) August 1, 1997, and (ii) the date upon which the Participants give unanimous consent to a prior written notice from the Representative requesting that the Unavailable Commitments become available for any proposed Loan or Lessor Amount.

       "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

       "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

       "Up-Front Fee" means the fee payable to the Arranger pursuant to the Arranger's Fee Letter.

       "Voting Stock" means capital stock of any class or classes (however designated) having ordinary voting power





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
for the election of directors of the Representative, other than stock having such power only by reason of the happening of a contingency.

       "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the shares of Voting Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

       "Workout Transaction" means any adjustment, renegotiation, exchange, subordination, amendment, sale or other disposition of any note receivable, Investment or other similar asset of the Representative or any of its Subsidiaries, any release, subordination, renegotiation or other adjustment or any Lien securing any Indebtedness or other obligation of any Person held by or owed to the Representative or any of its Subsidiaries, any acquisition of any asset by the Representative or any of its Subsidiaries or the making of any Investment by the Representative or any of its Subsidiaries, in each case in connection with (i) the foreclosure, enforcement or realization by the Representative or any such Subsidiary on any Lien securing any Indebtedness or other obligation of any Person held by or owed to the Representative or any such Subsidiary or (ii) any renegotiation, composition, adjustment, amendment or restructuring of, or any other similar arrangement with respect to, any such Indebtedness or obligation in each case in connection with the bankruptcy, insolvency, financial distress or other similar condition of such Person; provided that any such adjustment, renegotiation, exchange, subordination, amendment, sale, disposition, release or acquisition or the making of any such Investment (A) will, in the reasonable opinion of an Authorized Financial Officer of the Representative, in light of the circumstances affecting the relevant obligor, be likely to maximize the amount to be realized by the Representative and its Subsidiaries with respect to such Indebtedness or other obligation or (B) is imposed on the Representative or any of its Subsidiaries pursuant to voting arrangements mandated by any law or contract arrangements binding upon the Representative or such Subsidiary.

       "Yield" is defined in Section 4.1(a) of the Participation Agreement.

       "Yield Rate" means the sum of the Base Rate or the Adjusted Eurodollar Rate, as applicable, plus the Lessor Margin.





                                       44